CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                                                                    EXHIBIT 2.1
                                                                    -----------




                            STOCK PURCHASE AGREEMENT


                                      AMONG


                         WESTERN MICRO TECHNOLOGY, INC.,
                            a California corporation

                                       and

                         STAR MANAGEMENT SERVICES, INC.,
                             a Delaware corporation

                                       and

                                HARVEY E. NAJIM,
                                  an individual

                                       and

                           CARLTON JOSEPH MERTENS II,
                                  an individual

                                TABLE OF CONTENTS
                                -----------------
                                                                           Page
                                                                           ----

1.   Definitions.............................................................1

2.   Sale and Purchase of Shares; Closing................................... 8
     2.1      Sale and Delivery............................................. 8
     2.2      Purchase Price................................................ 8
     2.3      Closing Date................................................. 10
     2.4      Closing Obligations.......................................... 10
     2.5      Closing Financial Statements; Purchase Price Adjustments..... 11
     2.6      Earn-Out Payments............................................ 13
     2.7      Failure to Make Timely Payments.............................. 15
     2.8      Acceleration of Obligations.................................. 16
     2.9      Limitation on Issuance of WMT Common......................... 22
     2.10     Reasonable Efforts to Raise Financing........................ 22
     2.11     Treatment of Stockholders Equally............................ 23

3.   Representations and Warranties of the Stockholders.................... 23
     3.1      Ownership of Shares.......................................... 23
     3.2      Delivery of Good Title....................................... 23
     3.3      Execution and Delivery....................................... 23
     3.4      No Conflicts................................................. 23
     3.5      No Brokers................................................... 24
     3.6      Investment Intent............................................ 24

4.   Representations and Warranties of the Stockholders and the Company.... 24
     4.1      Organization and Good Standing............................... 24
     4.2      Authority; No Conflict....................................... 24
     4.3      Capitalization............................................... 25
     4.4      Financial Statements......................................... 26
     4.5      Books and Records............................................ 26
     4.6      Title to Properties; Encumbrances............................ 26
     4.7      Condition and Sufficiency of Assets.......................... 27
     4.8      Accounts Receivable.......................................... 27
     4.9      Inventory.................................................... 27
     4.10     No Undisclosed Liabilities................................... 27
     4.11     Taxes........................................................ 27
     4.12     No Material Adverse Change................................... 29
     4.13     Employee Benefit Plans....................................... 29
     4.14     Employees.................................................... 32
     4.15     Compliance With Laws......................................... 32
     4.16     Litigation................................................... 33
     4.17     Absence of Certain Changes and Events........................ 33

                                                                           Page
                                                                           ----

     4.18     Contracts; No Defaults....................................... 34
     4.19     Insurance.................................................... 37
     4.20     Environmental Matters........................................ 37
     4.21     Labor Disputes; Compliance................................... 38
     4.22     Intellectual Property........................................ 39
     4.23     Governmental Consents........................................ 40
     4.24     Certain Payments............................................. 41
     4.25     Disclosure................................................... 41
     4.26     Relationships With Affiliates................................ 41
     4.27     Certain Proceedings.......................................... 41
     4.28     Brokers or Finders........................................... 42
     4.29     Investigation................................................ 42
     4.30     No Implied Warranties........................................ 42

5.   Representations and Warranties of WMT................................. 42
     5.1      Organization and Good Standing............................... 42
     5.2      Authority; No Conflict....................................... 43
     5.3      Investment Intent............................................ 43
     5.4      Disclosure................................................... 44
     5.5      Certain Proceedings.......................................... 44
     5.6      Brokers or Finders........................................... 44
     5.7      Delivery of Good Title....................................... 44
     5.8      Compliance With Laws......................................... 45
     5.9      Litigation................................................... 45
     5.10     Governmental Consents........................................ 46
     5.11     Certain Payments............................................. 46
     5.12     Insurance.................................................... 46
     5.13     Financing.................................................... 46
     5.14     Investigation................................................ 47
     5.15     No Implied Warranties........................................ 47
     5.16     Absence of Certain Changes................................... 47

6.   Covenants of the Parties.............................................. 48
     6.1      Mutual Covenants............................................. 48
     6.2      Covenants of the Stockholders and the Company................ 50

7.   Additional Agreements................................................. 52
     7.1      Good Faith................................................... 52
     7.2      Legend; Stop Transfer Instructions........................... 52
     7.3      Benefits..................................................... 53
     7.4      Registration Rights.......................................... 53
     7.5      All Reasonable Efforts....................................... 53
     7.6      No Solicitation.............................................. 53
     7.7      Election to Board of Directors............................... 54

                                                                           Page
                                                                           ----

     7.8      Release of Liabilities........................................ 54
     7.9      Negative Covenants............................................ 54

8.   Conditions............................................................. 55
     8.1      Mutual Conditions............................................. 55
     8.2      Conditions to Obligations of the Company and the Stockholders. 56
     8.3      Conditions to Obligations of WMT.............................. 57

9.   Indemnification........................................................ 58
     9.1      Indemnification by the Stockholders........................... 58
     9.2      Indemnification by WMT........................................ 59
     9.3      Limitation on Indemnity....................................... 60
     9.4      Indemnification Payments...................................... 62
     9.5      Resolution of Conflicts....................................... 62
     9.6      Notice and Defense of Third-Party Claims...................... 62

10.  Arbitration............................................................ 63

11.  Termination............................................................ 65
     11.1     Termination Events............................................ 65
     11.2     Effect of Termination; Sole Remedy............................ 65

12.  Miscellaneous.......................................................... 67
     12.1     Notices....................................................... 67
     12.2     Knowledge..................................................... 68
     12.3     Further Assurances............................................ 68
     12.4     Waiver........................................................ 68
     12.5     Entire Agreement and Modification............................. 69
     12.6     Assignments, Successors and No Third-Party Rights............. 69
     12.7     Section Headings, Construction................................ 69
     12.8     Time of Essence............................................... 69
     12.9     Governing Law................................................. 69
     12.10    Counterparts.................................................. 70

Exhibits
--------

Exhibit A       -   Disclosure Letter of the Company
Exhibit B       -   Disclosure Letter of WMT
Exhibit C-1     -   Form of Employment Agreement for Carlton Joseph Mertens, II
Exhibit C-2     -   Form of Employment Agreement for Terry V. Johnson
Exhibit C-3     -   Form of Employment Agreement for James C. Teter
Exhibit C-4     -   Form of Employment Agreement for Carolyn L. H. Wesson
Exhibit D       -   Form of Noncompetition Agreement for IRA and Stockholder 1
Exhibit E       -   Form of Noncompetition Agreement for Stockholder 2
Exhibit F       -   Form of IRA Agreement
Exhibit G       -   Form of Registration Rights Agreement
Exhibit H       -   Form of Opinion of Pillsbury Madison & Sutro LLP
Exhibit I       -   Form of Opinion of Cox & Smith Incorporated
Exhibit J       -   Form of Promissory Note
Exhibit K       -   Form of Common Stock Purchase Warrant
Exhibit L       -   Form of Warrant Registration Rights Agreement

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                            STOCK PURCHASE AGREEMENT
                            ------------------------


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of the 4th day of June, 1997, by and among WESTERN MICRO TECHNOLOGY, INC., a
                                        ------------------------------
California corporation ("WMT"), STAR MANAGEMENT SERVICES, INC., a Delaware
                                ------------------------------
corporation (the "Company"), HARVEY E. NAJIM ("Stockholder 1") and CARLTON
                             ---------------                       -------
JOSEPH MERTENS II ("Stockholder 2") (such individuals are sometimes referred to
-----------------
herein individually as a "Stockholder" and collectively as the "Stockholders").

         RECITALS:

         A. The Stockholders own all of the issued and outstanding capital stock of the Company.

         B. The Stockholders wish to sell, and WMT wishes to purchase, all of the issued and outstanding capital stock of the Company on the terms and subject to the conditions set forth in this Agreement.

         C. It is contemplated that prior to the Closing Date, the Company will complete the spin-off of its End-User Business (the "Spin-off") and that at Closing, the Company will consist solely of the Company's Distribution Business. After the Closing, the Company shall be merged with and into a wholly owned subsidiary of WMT (the "Acquisition Sub"), the separate existence of the Company (except as may be continued by operation of law) shall cease, and the Acquisition Sub shall continue as the surviving corporation as a wholly owned subsidiary of WMT and will be operated under a new name. The parties do not intend to file an election under section 338(h)(10) of the Code with respect to the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises, the mutual agreements, provisions and covenants herein contained and other good and valuable consideration, the parties hereto hereby agree as follows:

         1. Definitions. The following terms shall have the following meanings:
            -----------

         "Acceleration Notice" is defined in this Agreement in Section 2.8(a).

         "Acquired Companies" means the Company and its Subsidiaries.

         "Acquisition Sub" means the wholly owned subsidiary of WMT into which the Company will be merged after the Closing.

         "Adjustment Amount" is defined in this Agreement in Section 2.5(a).

         "Adjustment Arbitrator" is defined in this Agreement in Section 2.5(b).

         "Affiliate" is used in this Agreement to indicate a relationship with one or more persons and when used shall mean any corporation or organization of which such person is an executive officer, director or partner or is directly or indirectly the beneficial owner of one percent (1%) or more of any class of equity securities or financial interest therein; any trust or other estate in which such person has a beneficial interest or as to which such person serves as trustee or in any similar fiduciary capacity; any relative or spouse of such person, or any relative of such spouse (such relative being related to the person in question within the second degree); any director or executive officer of such person; or any person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

         "Agreement" means this Stock Purchase Agreement, between Western Micro Technology, Inc., Star Management Services, Inc., Stockholder 1 and Stockholder 2.

         "Average Market Price" is defined in this Agreement in Section 9.3(g).

         "COBRA" is defined in this Agreement in Section 4.13(a)(v).

         "Cash Payment" is defined in this Agreement in Section 2.2(a)(iii)(A).

         "Change in Control" is defined in this Agreement in Section 2.8(e).

         "Closing" is defined in this Agreement in Section 2.3.

         "Closing A/R" is defined in this Agreement in Section 9.1(b).

         "Closing Date" is referred to herein as the date on which the Closing occurs.

         "Closing Date Balance Sheet" is defined in this Agreement in Section 2.5(a).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company Balance Sheet" is defined in this Agreement in Section 4.6.

         "Company Plans" is defined in this Agreement in Section 4.13(a).

         "Company's Audited Financial Statements" is defined in this Agreement in Section 4.4.

         "Company's Interim Financial Statements" is defined in this Agreement in Section 4.4.

         "Competing Business" is defined in this Agreement in Section 4.26.

         "Competing Transaction" is defined in this Agreement in Section 6.2(e).

         "Confidentiality Agreement" means that certain Mutual Nondisclosure and Nonsolicitation Agreement, dated April 22, 1997, between WMT, Sirius Computer Solutions and the Stockholders.

         "Cure Notice" is defined in this Agreement in Section 2.8(b).

         "Copyrights" is defined in this Agreement in Section 4.22(a).

         "Default Rate" is defined in this Agreement in Section 2.7(a)(i).

         "DGCL" is defined in this Agreement in Section 6.2(a)(xi).

         "Disclosure Letter" means the disclosure letters delivered by the Company to WMT and by WMT to the Company prior to the execution and delivery of this Agreement, and attached hereto as Exhibits A and B, respectively, and any supplemental disclosure letters delivered by WMT or the Company as provided in
Section 6.1(h).

         "Distribution Business" means the businesses owned or operated by the Company and its Subsidiaries prior to the Closing other than the End-User Business. The Distribution Business shall include, without limitation, the distribution of IBM RS/6000 and IBM AS/400 products, Telxon, Motorola and other products by, and the IBM Credit Corporation leasing business of, Sirius Computer Solutions, Inc., the distribution of IBM midrange parts and peripherals by Star Data Systems, Inc. and the development of Internet applications by I-Net Systems, Inc. for sale to, or use by, midrange system resellers.

         "Due Date" is that date upon which a payment to a Stockholder is due pursuant to Section 2.2, Section 2.5(a) or Section 2.6(d), as the case may be.

         "Earn-out Arbitrator" is defined in this Agreement in Section 2.6(b).

         "Earn-out Payment" or an "earn-out payment" is defined in this Agreement in Section 2.6(a).

         "Employment Agreements" is defined in this Agreement in Section 2.4(a)(ii).

         "Employment Laws" is defined in this Agreement in Section 4.21.

         "ERISA" is defined in this Agreement in Section 4.13(a)(i).

         "Encumbrance" means any security interest, mortgage, lien, charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership and, except with respect to the Shares or WMT Common or equivalents transferred hereunder, excluding (a) mortgage or security interests shown on the Company's Audited Financial Statements and WMT's Financial Statements for the fiscal year of the Company and WMT ended October 31, 1996 and December 31, 1996, respectively, as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets by the Company and WMT after October 31, 1996 and December 31, 1996, respectively (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, (d) statutory and nonstatutory landlord liens, (e) any debt incurred by WMT in connection with the Jeffries & Company, Inc., Lew Lieberbaum & Co., Inc. or other financing relating to the transactions contemplated hereby and (f) any security interest, mortgage, lien, charge, adverse claim or restriction listed on Exhibit A or Exhibit B.

         "End-User Business" shall mean the business of selling and leasing Products (as defined in the IRA Agreement) to End-Users (as defined in the IRA Agreement) which will be transferred to IRA prior to Closing in the Spin-off.

         "Estimated Adjustment Amount" is defined in this Agreement in Section 2.2(c).

         "Estimated Cash Payment" is defined in this Agreement in Section
2.2(b).

         "Estimated Closing Balance Sheet" is defined in this Agreement in
Section 2.2(c).

         "GAAP" is defined in this Agreement in Section 2.2(c).

         "Golden Parachute Payment" is defined in this Agreement in Section 4.13(j).

         "Governmental Body" means any domestic or foreign national, state or municipal or other local government or multinational, state or municipal or other local government or multinational body, any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

         "HSR Act" is defined in this Agreement in Section 6.1(b).

         "IBM" means International Business Machines, Inc.

         "Indemnifiable Damages" is defined in this Agreement in Section 9.1(a).

         "Indemnified Person" is defined in this Agreement in Section 9.3(b).

         "Indemnifying Person" is defined in this Agreement in Section 9.5(a).

         "Installment Payments" means the Second Installment and the Third Installment.

         "Intellectual Property Assets" is defined in this Agreement in Section 4.22(a).

         "IRA" means the corporation, limited liability company or other entity to be organized prior to the Closing Date with respect to which the End-User Business will be transferred to and operated within after the Spin-off.

         "IRA Agreement" is defined in this Agreement in Section 2.4(a)(iv).

         "Knowledge," "Company Knowledge," "Stockholder Knowledge" and "WMT Knowledge" is defined in this Agreement in Section 12.2.

         "Market Price" is defined in this Agreement in Section 9.3(g).

         "Marks" is defined in this Agreement in Section 4.22(a).

         "Material Adverse Effect" means, with respect to any company or entity, any event, condition or change which materially and adversely affects or is reasonably likely to materially and adversely affect the business, financial condition, assets or results of operations of such company or entity and its subsidiaries, on a consolidated basis.

         "Net Assets" is defined in this Agreement in Section 2.5(a).

         "Net Sales" [********************************************************
******************************************************************************
******************************************************************************
******************************************************************************
******************************************************************************
***]

         "Noncompetition Agreements" is defined in this Agreement in Section 2.4(a)(iii).

         "Notice" is defined in this Agreement in Section 9.5(a).

         "Objection Notice" is defined in this Agreement in Section 2.6(b) or
Section 2.8(e), as the case may be.

         "Objection Period" is defined in this Agreement in Section 2.6(b).

         "Organizational Documents" means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

         "Outstanding Obligation" is defined in this Agreement in Section
2.7(a).

         "Patents" is defined in this Agreement in Section 4.22.

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

         "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "Prepayment" is defined in this Agreement in Section 2.2.

         "Promissory Notes" shall mean the promissory notes issued by WMT to the Stockholders pursuant to Section 2.7 hereof.

         "Proprietary Rights Agreement" is defined in this Agreement in Section 4.14.

         "Protest Notice" is defined in this Agreement in Section 2.5(b).

         "Purchase Price" is defined in this Agreement in Section 2.2(a).

         "Recipient" is defined in this Agreement in Section 4.13(j).

         "Registration Rights Agreement" is defined in this Agreement in Section 2.4(a)(v).

         "Second Installment" is defined in this Agreement in Section 2.2(a)(iii)(C).

         "SEC" means the Securities and Exchange Commission.

         "SEC Reports" is defined in this Agreement in Section 5.4(c).

         "Shares" means 3,000 shares of common stock, no par value, of the Company or such lesser number of shares held by the Stockholders after the Spin-off.

         "Spin-off" means the transfer by the Company of the Company's End-User Business to IRA and the transfer of the ownership interest in IRA to the Stockholders, as more specifically described in Exhibit A.

         "Stockholder 1" means Harvey E. Najim.

         "Stockholder 2" means Carlton Joseph Mertens II.

         "Stockholder" or "Stockholders" means one or both of Stockholder 1 and Stockholder 2.

         "Stockholders' Closing Documents" is defined in this Agreement in
Section 3.3.

         "Subsidiary" means with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

         "Taxes" means all taxes, charges, fees, levies, interest, penalties, additions to tax or other assessments, including, but not limited to, income, excise, property, sales, use, value added and franchise taxes and customs duties, imposed by any Governmental Body and any payments with respect thereto required under any tax-sharing agreement.

         "Tax Returns" means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Body in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

         "TRO" is defined in this Agreement in Section 11.2(d).

         "Termination Fee" means the $500,000 payment, if any, made to WMT or the Company, as the case may be, pursuant to Section 11.2(b).

         "Third Installment" is defined in this Agreement in Section 2.2(a)(iii)(D).

         "Trade Secrets" is defined in this Agreement in Section 4.22(a).

         "Unadjusted Cash Payment" is defined in this Agreement in Section 2.2(a)(iii)(A).

         "Warrant" is defined in this Agreement in Section 2.7(a)(ii).

         "Warrant Registration Rights Agreement" is defined in this Agreement in
Section 2.7(c).

         "WMT" means Western Micro Technology, Inc., a California corporation.

         "WMT Closing Documents" is defined in this Agreement in Section 5.2.

         "WMT Common" means the common stock, no par value, of WMT.

         "WMT Financial Statements" is defined in this Agreement in Section 5.4.

         "WMT Group" means WMT and its Subsidiaries, and each of them.

         "WMT Indemnitees" is defined in this Agreement in Section 9.1(a).

         "WMT Shares" is defined in this Agreement in Section 2.2(a)(iii)(B).

         "Year 1" is the period beginning on the Closing Date and ending on the first anniversary of the Closing Date. For purposes of this definition only, Closing Date shall mean June 30, 1997 (notwithstanding when the actual Closing occurs) if the Closing Date is on or before July 16, 1997; otherwise, if the Closing occurs after July 16, 1997, Closing Date shall refer to the actual date of the Closing.

         "Year 2" is the period beginning on the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date. For purposes of this definition only, Closing Date shall mean June 30, 1997 (notwithstanding when the actual closing occurs) if the Closing Date is on or before July 16, 1997; otherwise, if the Closing occurs after July 16, 1997, Closing Date shall refer to the actual date of the Closing.

         "1934 Act" is defined in this Agreement in Section 2.8(h).

         2.  Sale and Purchase of Shares; Closing.
             ------------------------------------

         2.1 Sale and Delivery. Each Stockholder agrees to sell and deliver to
             -----------------
WMT at the Closing, and WMT agrees to purchase and accept from each Stockholder at the Closing, free and clear of any Encumbrances, on the terms and subject to the conditions set forth in this Agreement, and for the purchase price described in Sections 2.2 and 2.6, good and valid title to the Shares. The Shares to be sold and purchased pursuant to this Agreement constitute all of the outstanding capital stock of the Company.

         2.2  Purchase Price.
              --------------

         (a) As consideration for the purchase of the Shares, WMT shall pay an aggregate amount of (i) Forty-Five Million Dollars ($45,000,000) to be paid in cash by wire transfer in immediately available funds in three installments, subject to adjustment as provided in Sections 2.2(c) and 2.5, and as set forth below in the event the Prepayment is made, (ii) 510,714 shares of WMT Common and
(iii) the Earn-out Payments, if any, as provided in Section 2.6 hereof (collectively, the "Purchase Price"). Such Purchase Price shall be paid as follows:

                  (A) at the Closing, an aggregate of Thirty Million Dollars ($30,000,000) in cash, by wire transfer in immediately available funds (as unadjusted, the "Unadjusted Cash Payment"), of which Seventeen Million Eight Hundred Fifty Thousand Dollars ($17,850,000) shall be paid to Stockholder 1 and Twelve Million One Hundred Fifty Thousand Dollars ($12,150,000) shall be paid to Stockholder 2, such amounts to be subject to the adjustment as provided in Sections 2.2(c) and 2.5 below (as adjusted, the "Cash Payment");

                  (B) at the Closing, to Stockholder 2, Five Hundred Ten Thousand Seven Hundred Fourteen (510,714) shares (the "WMT Shares") of WMT Common;

                  (C) to the Stockholders, on the first anniversary of the Closing, an aggregate of Seven Million Five Hundred Thousand Dollars ($7,500,00) in cash, by wire transfer in immediately available funds, which shall be allocated pro rata between the Stockholders in accordance with their percentage ownership of the Shares (the "Second Installment");

                  (D) to the Stockholders, on the second anniversary of the Closing, an aggregate of Seven Million Five Hundred Thousand Dollars ($7,500,00) in cash, by wire transfer in immediately available funds, which shall be allocated pro rata between the Stockholders in accordance with their percentage ownership of the Shares (the "Third Installment"); and

                  (E) to the Stockholders, the Earn-out Payment as provided in
         Section 2.6 hereof.

In lieu of making any Installment Payments hereunder, WMT has the option, exercisable in its sole discretion, at Closing to pay, in addition to the Estimated Cash Payment, Thirteen Million, Two Hundred Twenty Thousand, One Hundred Eighty-Five and 57/100 Dollars ($13,220,185.57) in cash, by wire transfer in immediately available funds, which shall be allocated pro rata between the Stockholders in accordance with their percentage ownership of the Shares (the "Prepayment"). If WMT makes such Prepayment, WMT shall have no further obligation to the Stockholders with respect to any Installment Payments under this Agreement, and the Purchase Price shall be increased by the amount of the Prepayment and correspondingly reduced by Fifteen Million Dollars ($15,000,000).

         (b) At the Closing, WMT shall (i) deliver to Stockholder 2 a certificate representing the WMT Shares and (ii) pay to each Stockholder an amount equal to his respective portion of the Unadjusted Cash Payment, as adjusted by the Estimated Adjustment Amount allocated to such Stockholder as provided in Section 2.2(c) below, by wire transfer of immediately available funds to the account of such Stockholder, written notice of which account shall have been provided to WMT not less than one (1) business day prior to the Closing. The aggregate cash payment to be paid to the Stockholders at the Closing, after giving effect to the Estimated Adjustment Amount, is hereinafter referred to as the "Estimated Cash Payment." The Second Installment and the Third Installment are collectively referred to herein as the "Installment Payments" or "Installments."

         (c) As soon as reasonably practical, but in no event later than two (2) business days prior to the Closing, the Stockholders shall cause a balance sheet (the "Estimated Closing Balance Sheet") of the Company as of June 30, 1997 (after giving effect to the Spin-Off ), which shall set forth on a consolidated basis, the net assets of the Company (after giving effect to the Spin-off) as of June 30, 1997 to be calculated and prepared in accordance with generally accepted accounting principles ("GAAP") (the amount of such net assets as thus determined shall hereinafter be referred to as the "Estimated Net Assets") and to be delivered to WMT. For purposes of calculating the Estimated Cash Payment due to the Stockholders at the Closing, the Unadjusted Cash Payment shall be increased by the amount by which the Estimated Net Assets are greater than $2,500,000 or reduced by the amount by which the Estimated Net Assets are less than $2,500,000 (such increase or decrease being hereinafter referred to as the "Estimated Adjustment Amount"); provided, however, that in no event shall the Estimated Net Assets or Net Assets exceed $6,000,000 and provided further that neither the Estimated Net Assets nor the Net Assets (each excluding unencumbered cash) shall be greater than $2,500,000 as reflected on the Estimated Closing Balance Sheet and Closing Date Balance Sheet (as defined in Section 2.2(c) and Section 2.5(a)), respectively. Any Estimated Net Assets or Net Assets in excess of $6,000,000 or in excess of $2,500,000 that are not in the form of unencumbered cash on the Estimated Closing Balance Sheet and Closing Date Balance Sheet, respectively, shall not be credited to the Stockholders for purposes of calculating the Estimated Cash Payment and Adjustment Amount (as defined in
Section 2.5(a)) due at the Closing, and on the Due Date specified in Section 2.5(c), respectively. The Estimated Adjustment Amount shall be allocated between the Stockholders' respective portions of the Unadjusted Cash Payment pro rata in accordance with their respective ownership of the Shares. The Stockholders and the Company covenant and agree to undertake all reasonable efforts to assure that the Estimated Net Assets and Net Assets are not less than $2,500,000. For purposes of computing Estimated Net Assets and Net Assets, the Company shall establish a reserve (which shall be treated as a liability for these purposes) for all taxes ultimately payable with respect to revenue generated by the Company for its End-User Business and Distribution Business (on a consolidated basis) prior to the Closing even if such taxes are not then payable.

         2.3 Closing Date. The Closing under this Agreement (the "Closing")
             ------------
shall be held on July 31, 1997 or such other date as WMT and the Stockholders may agree to in writing. Such date on which the Closing is to be held is herein referred to as the "Closing Date." The Closing shall be held at the offices of Pillsbury Madison & Sutro LLP, 2700 Sand Hill Road, Menlo Park, California, at 10:00 a.m. on such date, or at such other time and place as WMT and the Stockholders may agree upon in writing.

         2.4  Closing Obligations.  At the Closing:
              -------------------

         (a)  The Stockholders will deliver to WMT:

                  (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to WMT;

                  (ii) an employment agreement in substantially the form of Exhibit C-1 attached hereto, executed by Carlton Joseph Mertens II, and, if such are executed by Terry V. Johnson, James C. Teter and Carolyn L. H. Wesson, employment agreements in substantially the forms of Exhibits C-2, C-3 and C-4, respectively attached hereto (collectively, the "Employment Agreements");

                  (iii) noncompetition agreements in substantially the forms of Exhibits D and E attached hereto, executed by Stockholder 1 and IRA with respect to Exhibit D, and Stockholder 2 with respect to Exhibit E (collectively, the "Noncompetition Agreements");

                  (iv) the IRA Agreement in substantially the form of Exhibit F attached hereto, executed by IRA (the "IRA Agreement");

                  (v) the Registration Rights Agreement, in substantially the form of Exhibit G attached hereto, executed by Stockholder 2 (the "Registration Rights Agreement"); and

                  (vi) a certificate executed by the Company and by each of the Stockholders representing and warranting to WMT that, except as otherwise stated in such certificate, each of the Company's and the Stockholders' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

         (b)  WMT will deliver to the Stockholders:

                  (i)  the Estimated Cash Payment as provided in Section 2.2(b);

                  (ii) a certificate representing the 510,714 WMT Shares to Stockholder 2;

                  (iii) a certificate executed by WMT to the Stockholders to the effect that, except as otherwise stated in such certificate, each of WMT's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date;

                  (iv)  the Employment Agreements, executed by WMT;

                  (v)  the IRA Agreement, executed by WMT;

                  (vi)  the Registration Rights Agreement, executed by WMT; and

                  (vii)  the Noncompetition Agreements, executed by WMT.

         2.5  Closing Financial Statements; Purchase Price Adjustments.
              --------------------------------------------------------

         (a) As soon as practicable following the Closing but in no event later than sixty (60) days following the Closing Date, WMT shall cause a balance sheet of the Company as of the Closing Date after giving effect to the Spin-off (the "Closing Date Balance Sheet") which shall set forth on a consolidated basis, the net assets of the Company as of the Closing Date after giving effect to the Spin-off to be prepared in accordance with GAAP (the net assets amount thus determined shall hereinafter be referred to as the "Net Assets") and to be delivered to the Stockholders. The Stockholders shall cooperate with WMT in the preparation of, and provide WMT access to the information and personnel reasonably necessary to prepare, the Closing Date Balance Sheet. On the basis of the Closing Date Balance Sheet, subject, however, to the rights of WMT and the Stockholders as provided in Sections 2.5(b) and 2.5(c) below and the provisions of Section 2.2(c), (i) WMT shall pay to the Stockholders the amount, if any, by which the Estimated Net Assets are less than the Net Assets, which shall be allocated pro rata among the Stockholders in accordance with their percentage ownership of the Shares, or
(ii) each of the Stockholders shall pay to WMT their respective share, allocated pro rata among the Stockholders in accordance with their percentage ownership of the Shares, of the amount by which the Estimated Net Assets exceeded the Net Assets (as calculated, the "Adjustment Amount").

         (b) Within ten (10) business days after WMT's delivery of the Closing Date Balance Sheet, the Stockholders may deliver written notice (the "Protest Notice") to WMT of any objections, and the basis therefor, which the Stockholders may have to the Closing Date Balance Sheet. The failure of either of the Stockholders to deliver such Protest Notice within the prescribed time period will constitute the Stockholders' acceptance of the Closing Date Balance Sheet as delivered by WMT. If either Stockholder timely delivers a Protest Notice, both Stockholders shall be deemed to have delivered a Protest Notice on the terms set forth in either or both such notices. During the ten (10) business days following WMT's receipt of a Protest Notice, WMT and each Stockholder shall attempt to resolve any disagreement with respect to the Closing Date Balance Sheet and the accuracy thereof. If at the end of the period specified in the immediately preceding sentence, WMT and the Stockholders shall have failed to resolve the disagreement specified in the Protest Notice, the items in dispute shall be referred to Ernst & Young LLP or such other accounting firm of national reputation as may be agreed to by the parties (the "Adjustment Arbitrator") for final determination within forty-five (45) days. This provision for arbitration shall be specifically enforceable by the parties, and the determination of the Adjustment Arbitrator in accordance with the provisions hereof shall be final and binding upon WMT and both Stockholders, with no right of appeal therefrom consistent with the provisions of Section 10 hereof. The fees and expenses of the Adjustment Arbitrator shall be paid by the party (i.e., WMT, on the one hand, or both Stockholders, on the other hand) whose last proposed written offer for the settlement of the terms in dispute prior to the commencement of such arbitration, taken as a whole, was farther away from the final determination of the Adjustment Arbitrator. If the final determination of the Adjustment Arbitrator splits the difference between the last proposed written offers of WMT, on the one hand, and the objecting Stockholder or Stockholders, on the other hand, then WMT and the Stockholders shall each pay one-half of the fees and expenses of the Adjustment Arbitrator. For purposes of the determination set forth in the preceding two sentences if each Stockholder delivers a separate last written offer of settlement, the amounts in dispute so set forth on such offer shall be averaged. Any such payment of fees and expenses by the Stockholders shall be pro rata based on their respective ownership of the Shares.

         (c) The Stockholders and WMT agree that within five business (5) days after the final determination of the Adjustment Amount as provided in this
Section 2.5 (either because no Protest Notice is delivered or upon receipt of the Adjustment Arbitrator's final determination or otherwise), each of the Stockholders shall pay to WMT, or WMT shall pay to the Stockholders, as the case may be, such Adjustment Amount. In the event that such amount is due, but is not paid when due, simple interest shall accrue on such obligation and be payable therewith from the Due Date to the day preceding the date of payment at the annual rate equal to the Default Rate calculated as of the date such payment is due.

         2.6  Earn-Out Payments.
              -----------------

         (a) In addition to the Purchase Price, WMT shall pay to the Stockholders an earn-out payment (the "Earn-out Payment") for Year 1 and Year 2 based upon [********] during each such twelve (12) month period. The Earn-out Payment shall be calculated as follows:

                  (i) For Year 1, the Earn-out Payment shall be an amount equal to [**************************************************************
         ******************************************************************
         ******************************************************************
         ****************].

                  (ii) For Year 2, the Earn-out Payment shall be an amount equal to [**************************************************************
         ******************************************************************
         ******************************************************************
         ******************************************************************
         ****************].

The Earn-out Payments shall be allocated pro rata between the Stockholders in accordance with their percentage ownership of the Shares.

         (b) For the purpose of calculating the Earn-out Payments set forth in
Section 2.6(a), separate books and records shall be maintained by WMT with respect to [*******]. Such books and records shall be maintained in accordance with GAAP and consistent with the Company's past accounting practices. The following reporting obligations shall be in effect until aggregate Earn-out Payments of $[*******] have been made. For each calendar quarter ending on or prior to June 30, 1999, WMT shall, on or before the thirtieth (30th) day after the end of such quarter, deliver to each Stockholder a written calculation of the [******] for the preceding quarter and for such Year to date. In addition, on or before the thirtieth (30th) day after the end of Year 1 or Year 2, as the case may be, WMT shall calculate and deliver to each Stockholder a notice setting forth the Earn-out Payment for such twelve (12) month period, allocated pro rata between the Stockholders in accordance with their percentage ownership of the Shares. Within ten (10) business days after receipt by a Stockholder of the notice of the calculation of his Earn-out Payment for Year 1 or Year 2, as the case may be (the "Objection Period"), each Stockholder receiving such notice may deliver a written notice (an "Objection Notice") to WMT setting forth any objections he has to such calculation, and the basis therefor. If either Stockholder timely delivers an Objection Notice, both Stockholders shall be
                                                 ----
deemed to have delivered an Objection Notice on the terms set forth in either or both such notices. During the ten (10) business days following WMT's receipt of an Objection Notice, WMT and each Stockholder shall attempt in good faith to resolve any disagreement with respect to the calculation of such Earn-out Payment. If at the end of the period specified in the immediately preceding sentence, WMT and the Stockholders shall have failed to resolve the disagreement specified in the Objection Notice, the items in dispute shall

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

be referred to Ernst & Young LLP or such other accounting firm of national reputation as may be agreed to by the parties (the "Earn-out Arbitrator") for final determination within thirty (30) days. This provision for arbitration shall be specifically enforceable by the parties, and the determination of the Earn-out Arbitrator in accordance with the provisions hereof shall be final and binding upon WMT and both Stockholders, with no right of appeal therefrom consistent with the provisions of Section 10 hereof. The fees and expenses of the Earn-out Arbitrator shall be paid by the party (i.e., WMT, on the one hand, or the Stockholders, on the other hand) whose last proposed written offer for the settlement of the items in dispute prior to the commencement of such arbitration, taken as a whole, was farther away from the final determination of the Earn-out Arbitrator. If the final determination of the Earn-out Arbitrator splits the difference between the last proposed written offers of WMT, on the one hand, and the Stockholder or Stockholders, as the case may be, on the other hand, then WMT and the Stockholders shall each pay one-half of the fees and expenses of the Earn- out Arbitrator. For purposes of the determination set forth in the preceding two sentences, if each Stockholder delivers a separate last written offer of settlement, the amounts in dispute, as set forth in such offer shall be averaged. Any such payment of fees and expenses by the Stockholders shall be pro rata based on their respective ownership of the Shares.

         (c) The Stockholders shall be entitled to audit the calculation of [*******] with respect to each calendar quarter of Year 1 and Year 2 upon reasonable notice (a minimum of 72 hours prior written notice) and during normal business hours in the period from receipt of the notice setting forth the calculation of the Earn-out Payment for such Year or [******] for the quarter, as the case may be, until ten (10) business days after delivery of the notice with respect to such calculation. The Stockholders, and any persons employed by them to assist in such audit, shall execute appropriate confidentiality agreements with respect to information received in conjunction with such audit.

         (d) Unless a timely "Objection Notice" is delivered by a Stockholder to WMT pursuant to Section 2.6(b), the Earn-out Payment shall be paid to the Stockholders, by wire transfer in immediately available funds, not later than the fifth (5th) business day after the expiration of the earlier of (i) Objection Period or (ii) the Stockholders' delivery of a written notice to WMT accepting the calculation. If a timely Objection Notice is delivered by a Stockholder, the Earn-out Payment shall be paid to the Stockholders, by wire transfer in immediately available funds, not later than the fifth (5th) business day after the Stockholders and WMT resolve (through use of an Earn-out Arbitrator or otherwise) the dispute as to the appropriate amount for the Earn-out Payment. Notwithstanding Section 2.7 below, WMT shall use all reasonable efforts to obtain the funds necessary to make timely payment of the Earn-out Payments owed to the Stockholders under this Section 2.6.

         (e) In the event of a [**********************************] by WMT (as defined therein) which gives rise to the proper delivery of a [***********] as defined in the [**************], the [*******] shall be increased by the amount by which [*******] were adversely affected by such breach net of any payments or other consideration received in cure thereof which were included in the calculation of [******]; provided, however, that [*******] as computed for purposes of the Earn-out Payments to Stockholder 2 shall be unaffected

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

by any such [***********] that occurs while Stockholder 2 is an officer of the Company, Acquisition Sub, or any successor in interest thereto.

         2.7  Failure to Make Timely Payments.
              -------------------------------

         (a) In the event that (A) WMT fails to pay an Installment or make an Earn-out Payment (each an "Outstanding Obligation" and collectively, the "Outstanding Obligations") on the applicable Due Date, and (B) reasonably believes it does not have sufficient working capital to pay such Outstanding Obligations, and (C) after using all reasonable efforts cannot obtain the funds necessary to pay any such Outstanding Obligations, WMT shall execute and deliver to each Stockholder to whom such Outstanding Obligation is owed the following:

                  (i) on the applicable Due Date with respect to each such Outstanding Obligation, a subordinated promissory note, in substantially the form of Exhibit J hereto, in the principal amount of the Outstanding Obligation then owed (each, a "Promissory Note"). Such Promissory Note shall bear simple interest from the applicable Due Date at the rate per annum equal to the Prime Rate as listed in the Money Rates section of The Wall Street Journal on the business day immediately preceding the applicable Due Date, plus four percent (4%), or the maximum rate allowable by applicable law, whichever is less (the "Default Rate"). Such Promissory Note shall have a term of six (6) months from the applicable Due Date, with accrued interest due and payable at the end of such term. To the extent the Promissory Note has not been paid in full when due, and conditioned upon payment of all accrued interest on such Promissory Note at such time, the Promissory Note shall automatically renew for additional six (6) month periods with accrued interest due (and such renewal being conditioned upon payment of such interest) at the end of each six (6) month period. In the event that WMT subsequently obtains sufficient working capital or is able to obtain the financing necessary to pay such obligations, WMT shall pay such portion of the amount due under the Promissory Note as is reasonably possible under the circumstances; and

                  (ii) on the applicable Due Date with respect to each such Outstanding Obligation, a warrant, in substantially the form of Exhibit K hereto (the "Warrant"), granting such Stockholder the right to purchase the number of shares of WMT Common equal to (x) ten percent (10%) of the principal amount then owed to such Stockholder pursuant to the Promissory Note issued in accordance with Section 2.7(a)(i) above, divided by (y) the Average Market Price of WMT Common on the applicable Due Date with respect to the Outstanding Obligation underlying such Promissory Note, at an exercise price equal to seventy-five percent (75%) of the Average Market Price of WMT Common at the Due Date of the Outstanding Obligation with respect to which such Promissory Note was issued.

         (b) If the amount due to a Stockholder under any Promissory Note provided for in Section 2.7(a)(i) above (including accrued interest) is not paid in full when due, and the term

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

of the Promissory Note is extended by six (6) months in accordance with the provisions of Section 2.7(a)(i), WMT shall execute and deliver to the Stockholder on such six (6) month anniversary an additional Warrant exercisable for that number of shares of WMT Common equal to (x) twelve and one-half percent (12.5%) of the aggregate principal amount then outstanding pursuant to such promissory note, divided by (y) the Average Market Price of WMT Common on such date, at an exercise price equal to sixty percent (60%) of the Average Market Price of WMT Common on the date of issuance of the Warrant. Whenever the term of the Promissory Note is extended thereafter (at six (6) month intervals), the grant of additional Warrants exercisable for an additional number of shares shall be increased in increments of two and one-half percent (2.5%) (over the Warrant coverage percentage applicable to the previous Warrant) of the amount then owed, and the exercise price of such additional Warrants shall be set at fifteen percentage points below the percentage exercise price of the previously issued Warrant. The issuance of any additional Warrants shall not have any effect upon Warrants then outstanding, which shall remain in full force and effect in accordance with the terms thereof.

         For example: At the Due Date of the Second Installment, WMT only pays
         -----------
         the Stockholders an aggregate of $2,500,000 and they are therefore owed an additional Installment Payment of $5,000,000. The Stockholders will receive Promissory Notes from WMT for an aggregate of $5,000,000, with interest and principal thereon due in six (6) months. The Stockholders will also each receive a Warrant to purchase that number of shares of WMT Common equal to ten percent (10%) of their respective portions of the $5,000,000 divided by the Average Market Price of WMT Common measured as of the date the Second Installment was due, at an exercise price equal to seventy-five percent (75%) of such Average Market Price. If such Average Market Price on such date were $10.00 per share, the Stockholders would receive warrant exercisable for an aggregate of 50,000 shares of WMT Common at $7.50 per share. If the principal amount of the promissory notes remain unpaid after six (6) months and the Average Market Price of WMT Common remains at $10.00 per share, the Stockholders will receive additional warrants entitling them to purchase an aggregate of 62,500 shares of WMT Common at $6.00 per share, and, assuming all accrued interest thereon has been paid, the term of the Promissory Notes shall be extended by six (6) months.

         (c) Concurrent with the delivery of each Warrant hereunder, WMT shall deliver a registration rights agreement to each Stockholder in substantially the form of Exhibit L (the "Warrant Registration Rights Agreement"), providing for registration rights with respect to all Shares purchasable under such Warrant or any other Warrant delivered hereunder.

         2.8  Acceleration of Obligations.
              ---------------------------

         (a)  If

                  (i) a Promissory Note is issued to either Stockholder pursuant to Section 2.7(a)(i) above and is not paid in full (including accrued interest) within twelve (12) months of the original date of issuance,

                  (ii) WMT fails to timely deliver a Promissory Note, a Warrant or Warrant Registration Rights Agreement to either Stockholder as required by Section 2.7(a), 2.7(b) or 2.7(c) above,

                  (iii) WMT materially breaches the covenants set forth in
         Section 7.9 hereof,

                  (iv) WMT does not timely pay the Adjustment Amount as set forth in Section 2.5,

                  (v) WMT fails to timely pay accrued interest, when due, on any Promissory Note issued pursuant to Section 2.7(a), or

                  (vi) in the event any insolvency or bankruptcy case or proceeding, or any receivership, liquidation or other similar case or proceeding in connection therewith, is filed by WMT or with respect to WMT by its creditors.

and, after compliance with the procedures and providing the opportunity to cure as set forth in Sections 2.8(b), (c) and (d) and (e) below, such act or omission has not been, or cannot be, cured or corrected, each affected Stockholder may, in his sole discretion, declare all unpaid Installment Payments, Earn-out Payments and Promissory Notes in default and demand payment pursuant to this
Section 2.8(a) by providing WMT with a notice of its intent to so accelerate such obligations (the "Acceleration Notice"). WMT shall, within thirty (30) days of the receipt of the Acceleration Notice, pay, in a lump sum, (A) to Stockholder 1 (if there shall be a default in the obligations to Stockholder 1), the aggregate amount of $10,200,000 plus accrued interest, if any, on outstanding Promissory Notes originally issued to Stockholder 1 minus any Installment Payments or Earn-out Payments or principal payments on Promissory Notes received by Stockholder 1 or any assignee thereof prior to such date, and
(B) to Stockholder 2 (if there shall be a default in the obligations to Stockholder 2), an aggregate amount equal to $9,800,000 plus accrued interest, if any, on outstanding Promissory Notes originally issued to Stockholder 2 minus any Installment Payments or Earn-out Payments or principal payments on Promissory Notes received by Stockholder 2 or any assignee thereof prior to such date. Upon such payment, the Installment Payment and the Earn-out Payment, and any related outstanding Promissory Note, shall be deemed satisfied in full. Such payments under this Section 2.8(a) are in lieu of any further Installment Payments, Earn-out Payments, payments under the Promissory Notes or other payments hereunder or thereunder. To the extent any of the Promissory Notes have been properly assigned prior to such date, payments shall be made to the then holder or holders of such Promissory Notes of the outstanding principal and interest thereon in cancellation thereof, and the payments otherwise due hereunder to Stockholder 1 or Stockholder 2, as the case may be, shall be correspondingly reduced on a dollar-for-dollar basis by such payments.

         (b) In the event that a Stockholder believes that an act or omission set forth in clause (i), (ii), (iii), (iv), (v) or (vi) of Section 2.8(a) has occurred, either Stockholder may provide written notice to WMT of the acts or omissions complained of, giving reasonably specific details, and to the extent it believes such act or omission may be cured or corrected, the actions required to cure or correct such acts or omissions (the "Cure Notice").

         (c) The following procedures set forth in this Section 2.8(c) shall apply only with respect to a Cure Notice complaining of any of the acts of omissions described in clauses (iv), (v) and (vi) of Section 2.8(a) above. WMT shall be given a period of ten (10) business days after receipt of a Cure Notice (30 days with respect to clause (vi)) in which to cure or correct the act or omission complained of therein, and if such acts or omissions are not cured or corrected by the end of such cure period, such affected Stockholder shall then have the right to declare all unpaid Installment Payments, Earn-out Payments and Promissory Notes in default by delivering an Acceleration Notice to WMT pursuant to Section 2.8(a). If the acts or omissions complained of are cured or corrected during such ten (10) business day cure period or thirty (30) day cure period, as the case may be, such Stockholder shall not be entitled to accelerate such obligations for the acts or omissions set forth in such Cure Notice.

         (d) The following procedures set forth in this Section 2.8(d) shall apply only with respect to a Cure Notice relating to Section 2.8(a)(iii) complaining of any of the acts or omissions described in clauses (i), (ii) and
(iii) of Section 7.9 hereof. WMT shall be given a period of ten (10) business days (thirty (30) days with respect to acts or omissions relating to clause
(iii) of Section 7.9 hereof) after receipt of a Cure Notice in which to cure or correct the act or omission complained of therein, and if such acts or omissions are not cured or corrected by the end of such applicable cure period, or by their nature cannot be cured or corrected, such affected Stockholder shall then have the right to declare all unpaid Installment Payments, Earn-out Payments and Promissory Notes in default by delivering an Acceleration Notice to WMT pursuant to Section 2.8(a). If the acts or omissions complained of are cured or corrected during such ten (10) business day cure period or thirty (30) day cure period, as the case may be, such Stockholder shall not be entitled to accelerate such obligations for the acts or omissions set forth in such Cure Notice.

         (e) The following procedures set forth in this Section 2.8(e) shall apply only with respect to a Cure Notice complaining of any of the acts or omissions described in clauses (i) and (ii) of Section 2.8(a) above. The parties recognize that the provisions regarding payment on an accelerated basis of the Installment Payments, Earn-out Payments and Promissory Notes set forth in this
Section 2.8 can impose a severe and unexpected burden on WMT and that a bona fide dispute can arise as to the proper characterization for these purposes of acts or omissions which could give rise to such acceleration of payment or as to the appropriateness of any offsets to amounts owed pursuant to Section 9.1 or
9.3. WMT shall, within ten (10) business days of Stockholder's delivery of such Cure Notice, deliver written notice to such Stockholder of its good faith objections to any of the matters set forth in the Cure Notice (the

"Objection Notice"), including, without limitation, whether the acts or omissions complained of in such Cure Notice have occurred or as to the actions required therein to cure or correct such acts or omissions, or both. In the event the acts or omissions complained of relate to clause (i) of Section 2.8(a), WMT's objection shall set forth the amount not in dispute as being owed under such Promissory Note (such dispute to be limited to the set-off rights of WMT pursuant to Sections 9.1 and 9.3 hereof or calculation of interest thereunder) and WMT shall deliver within the ten (10) business day period following delivery of the Cure Notice, a cash payment for the entire undisputed amount. In the event that the acts or omissions complained of relate to clause
(ii) of Section 2.8(a), WMT shall deliver with the Objection Notice, as partial performance of its obligations with respect thereto, a Promissory Note, Warrant or Warrant Registration Rights Agreement, as the case may be, reflecting the principal amount or number of shares of WMT Common not in dispute. Such payment of a Promissory Note or partial performance pursuant to the preceding two sentences shall not be deemed acceptance by a party, or waiver of a party's rights, with respect to the matters in dispute as set forth in the Cure Notice and the Objection Notice. The failure of WMT to deliver an Objection Notice within the required time will constitute WMT's acceptance of the matters not objected to therein and the failure of WMT to object to any matter stated in such Objection Notice will constitute WMT's acceptance of the matters not objected to therein. Notwithstanding any provision in this Agreement to the contrary, the failure of WMT to deliver the payment of the undisputed amount due under a Promissory Note or partially perform its obligations as required herein within ten (10) business days of delivery of the Cure Notice shall entitle the effected Stockholder to immediately declare (without arbitration or further rights to cure), all unpaid Installment Payments, Earn-out Payments and Promissory Notes in default by delivering an Acceleration Notice to WMT pursuant to Section 2.8(b).

         If WMT timely objects to any of the matters set forth in the Cure Notice and delivers the payment of the undisputed amount or partially performs its obligations as required herein, such Stockholder and WMT shall endeavor in good faith for the ten (10) business day period following such objection period to resolve the dispute. If at end of such ten (10) business day period, WMT and such Stockholder are unable to resolve such dispute, it shall be resolved by arbitration in accordance with Section 10 hereof, such dispute, if practicable, to be resolved in one (1) arbitration proceeding. During the pendency of any such arbitration proceeding, such Stockholder shall not be entitled to declare all unpaid Installment Payments, Earn-out Payments and Promissory Notes in default for the acts or omissions complained of in such Cure Notice. The arbitrators shall be instructed to resolve these matters, and only these matters, to the extent objected to in the Objection Notice, each matter set forth in (i), (ii), (iii) and (iv) below being subject to an affirmative finding of the arbitrators (mutual agreement of the parties) of the immediately preceding matter: (i) whether the act or omission complained of in the Cure Notice occurred, is material or can form a basis for an acceleration of WMT's obligations to the Stockholders pursuant to Section 2.8(a), (ii) whether the acts required under the Cure Notice to correct or cure such actions or omissions complained of therein will cure such act or omission, and if not, what action is necessary to cure or correct the acts or omissions complained of in the Cure Notice, (iii) with respect to any breach of clause (ii) of Section 2.8(a) only, any actual damages incurred by such affected Stockholder as a result of a failure to timely deliver a Warrant or Warrant Registration Rights Agreement complained of in the Cure Notice, (iv) any set-off rights to obligations under the Installment

Payments, Earn-out Amounts or Promissory Notes that WMT may have under Sections
9.1 and 9.3 to the extent set forth in the Objection Notice and with respect to which proper timely notice was given pursuant to Section 9 hereof. If the arbitrator concludes that an act or omission set forth in a Cure Notice under clause (ii) of Section 2.8(a) relating to delivery of a Warrant or Warrant Registration Rights Agreement cannot be cured or corrected, the arbitrators, as part of the arbitrators' decision, shall determine the actual damages (which shall not include incidental or consequential damages) suffered by the affected Stockholder as a consequence of such failure, such actual damages not to be duplicative with the necessary actions to cure or correct the matters set forth in the Cure Notice. WMT shall have ten (10) business days after the final resolution of the matters set forth in the Cure Notice (whether upon the failure to timely object, mutual agreement by the parties, or pursuant to the finding of the arbitrators, as the case may be), to the extent such acts or omission are curable or correctable, to take such actions finally determined (whether upon the failure to timely object, mutual agreement by the parties, or pursuant to the finding of the arbitrators, as the case may be) pursuant to this section to be necessary to cure or correct such act or omission and, with respect to the above-referenced breaches of clause (ii) of Section 2.8(a) only, pay within such ten (10) business day period, to such affected Stockholder the amount of such actual damages finally determined. If such actions finally determined pursuant to this section to be necessary to cure or correct such act or omission are taken, and, with respect to the aforementioned breaches of clause (ii) of
Section 2.8(a) only, the payment of such actual damages are made, within such ten (10) business day period, such Stockholder shall not be entitled to accelerate such obligation for the acts or omissions set forth in the Cure Notice. If such actions finally determined pursuant to this section to be necessary to cure or correct such act or omission are not taken within such applicable cure period, or with respect to the aforementioned breaches of clause
(ii) of Section 2.8(a) only or the payment of such actual damages are not made within the applicable cure period, such affected Stockholder shall then have the right to declare all unpaid Installment Payments, Earn-out Payments and Promissory Notes in default by delivering an Acceleration Notice to WMT pursuant to Section 2.8(a). The affected Stockholder shall be entitled to accelerate payments pursuant to the foregoing sentence without any further notice (other than the Acceleration Notice), cure periods or arbitration proceedings set forth in this Section 2.8(e) as to whether WMT properly cured or corrected such act or omission or paid the actual damages as finally determined. Each of the parties agree to participate in good faith in the arbitration process and to take all reasonable action to conclude such arbitration as soon as possible.

         (f) The failure of WMT to cure the acts or omissions set forth in the Cure Notice and the exercise by a Stockholder of its right to deliver the Acceleration Notice shall not release WMT from, or be deemed a waiver by a Stockholder of, any obligations or liabilities of WMT with respect to the matter which gave rise to the Cure Notice (e.g., WMT shall still be obligated to deliver the Promissory Note, Warrant or Warrant Registration Rights Agreement, as the case may be, or make payment on any unpaid portion Promissory Note which is the subject of such Cure Notice) within ten (10) business days of final determination of the amount owed under such note).

         (g) With respect to each Stockholder, in the event (i) WMT's contractual relationship with IBM is terminated or expires, or (ii) WMT's contractual relationship with IBM is materially modified or amended and such modification or amendment adversely puts the End- User Business at a competitive material disadvantage and materially and adversely affects such Stockholder's ability to earn his Earn-out Payments, WMT shall, with respect to each Stockholder, within thirty (30) days of the first to occur of the events specified in clause (i) or (ii) above with respect to such Stockholder, accrue as a liability due and payable to such Stockholder his pro rata allocation of the Earn-out Payment on an accrual basis as of such date, but such Earn-out Payment shall not be due and payable to such Stockholder until such Earn-out Payment would otherwise be due and payable in accordance with the provisions of Section 2.6. Any accrual of a liability pursuant to this paragraph shall not affect the rights of either Stockholder to receive the entire Earn-out Payment possible pursuant to Section 2.6.

         For example: assuming a [*******] target for Year 1 of $[*******] and, six (6) months into Year 1, WMT's contractual relationship with IBM is terminated and, at such six (6) month benchmark, the Company has achieved $[********] in [******]; then WMT shall, within thirty (30) days of such event, accrue and record a liability on its books to the Stockholder 1 in an amount equal to [**********] percent ([***]%) of $[******] (e.g., [****]% of $[******]) or $[****] and accrue and record a liability on its books to Stockholder 2 in an amount equal to [*************] ([***]%) of $[*******] (e.g., [**]% of $[*********]),
         or $[*******].

         (h) Concurrent with a Change in Control, WMT shall pay, in a lump sum,
(i) to Stockholder 1, the aggregate amount of $10,200,000 plus accrued interest, if any on outstanding Promissory Notes originally issued to Stockholder 1 minus any Installment Payments or Earn-out Payments or principal payments on Promissory Notes received by Stockholder 1 or any assignee thereof prior to such date, and (ii) to Stockholder 2, an aggregate amount equal to $9,800,000 plus accrued interest, if any on outstanding Promissory Notes minus any Installment Payments or Earn-out Payments or principal payments on Promissory Notes received by Stockholder 2 or any assignee thereof prior to such date. A "Change in Control" will be deemed to have occurred upon (A) a sale of substantially all of the assets of WMT and its subsidiaries, on a consolidated basis, (B) any person acting alone or together that would constitute a "group" for purposes of section 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), as then in effect, shall acquire beneficial ownership (as defined in Rule 13(d) under such Act) of more than fifty percent (50%) of the WMT Common or (C) a merger or consolidation of WMT with another company if the holders of the voting stock of WMT immediately prior to such merger or consolidation do not own or control more than fifty percent (50%) of the voting stock of the surviving corporation. Such payments under this Section 2.8(h) are in lieu of any further Installment Payments, Earn-out Payments, payments under the Promissory Notes or other payments hereunder or thereunder. To the extent any of the Promissory Notes have been properly assigned prior to such date, payments shall be made to the then holder or holders of such Promissory Notes of the outstanding principal and interest thereon in cancellation thereof, and the payments otherwise due hereunder to Stockholder 1 or Stockholder 2, as the case may be, shall be correspondingly reduced on a dollar-for-dollar basis by such payments.

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

         (i) The death of either Stockholder, or the permanent disability (as defined in WMT's long-term disability plan) of either Stockholder or Stockholder 2's termination of employment with WMT for any reason, shall not affect the rights of either Stockholder to Installment Payments pursuant to Section 2.2(a) and Earn-out Payments pursuant to Section 2.6.

         (j) For purposes of calculating the amounts due upon acceleration of payment, the delivery of a Promissory Note shall not be deemed payment of an Installment Payment or Earn-out Payment, as the case may be. It shall be a condition of payment on each Promissory Note that it be delivered to WMT for cancellation concurrent with the payment thereof.

Notwithstanding anything contained in this Agreement to the contrary, for all purposes pursuant to this Agreement, if WMT has made the Prepayment, the Installment Payments will be deemed to have been paid in full. Without limiting the generality of the foregoing, for the purposes of Sections 2.8(a) and Section 2.8(h), upon payment by WMT of the Prepayment, Stockholder 1 will be deemed to have received $[******] in Installment Payments and Stockholder 2 will be deemed to have received $[******] in Installment Payments. Notwithstanding anything in this Agreement to the contrary, if the [****************] is terminated prior to the delivery of an Acceleration Notice, the Stockholders shall only be entitled to payment, when due, of Earn-out Payments that had accrued as of the date of such termination and, upon payment of such accrued amounts, the Earn-out Payments shall be deemed to have been paid in full for purposes of Sections 2.8(a) and 2.8(h). Without limiting the generality of the foregoing, for the purposes of Sections 2.8(a) and 2.8(h), upon payment of such accrued amounts, Stockholder 1 will be deemed to have received $[********] in Earn-out Payments and Stockholder 2 will be deemed to have received $[********] in Earn-out Payments.

         2.9 Limitation on Issuance of WMT Common. Notwithstanding any provision
             ------------------------------------
in this Agreement to the contrary, in no event shall (a) the aggregate number of shares of WMT Common issuable in connection with the transactions contemplated by this Agreement, including, but not limited to, the WMT Shares issuable to Stockholder 2 pursuant to Section 2.2(a)(iii)(B) or issuable upon the exercise of any warrant or warrants granted pursuant to Section 2.7(a)(ii) equal twenty percent (20%) or more of the number of shares of WMT Common outstanding before such issuance or (b) WMT be obligated to issue any shares of WMT Common in connection with the transactions contemplated by this Agreement, including, but not limited to, Sections 2.2(a)(iii)(B) and 2.7(a)(ii), if the WMT Common to be so issued has or will have upon issuance voting power equal to or in excess of twenty percent (20%) of the voting power of WMT outstanding before such issuance. WMT will issue the greatest number of shares of WMT Common required under this Agreement that will not exceed the limitations set forth in this
Section 2.9.

         2.10 Reasonable Efforts to Raise Financing. WMT shall continue to use
              -------------------------------------
all reasonable efforts to obtain the financing necessary to pay the obligations due with respect to the Installment Payments, Earn-out Payments and the Promissory Notes. In the event that WMT has sufficient working capital, or obtains the financing necessary, to (a) pay all or a portion of the Earn-out Payments or Installments then due or owing, or (b) pay all or a portion of the outstanding principal and interest under the Promissory Notes delivered

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

pursuant to Section 2.7 (whether or not due and owing), WMT shall promptly make such payments.

         2.11 Treatment of Stockholders Equally. The Company shall not
              ---------------------------------
discriminate among the Stockholders with respect to the timely payment of Earn-out Payments or Installment Payments, the timely issuance of Warrants or Promissory Notes pursuant to Section 2.8(a) or otherwise in connection with the performance of its obligations under this Section 2.

         3. Representations and Warranties of the Stockholders. Except for the
            --------------------------------------------------
representation and warranty contained in Section 3.6 herein which representation and warranty is being made solely by Stockholder 2, each of the Stockholders hereby severally represents and warrants to WMT that:

         3.1 Ownership of Shares. Such Stockholder owns of record and
             -------------------
beneficially the number of Shares set forth in Exhibit A, and has, and at all times prior to and as of the Closing such Stockholder will have, good and valid title to such Shares free and clear of all Encumbrances.

         3.2 Delivery of Good Title. Upon delivery of the Shares to be sold by
             ----------------------
such Stockholder hereunder and payment of the Purchase Price therefor pursuant to this Agreement, WMT will have good and valid title to such Shares, free and clear of all Encumbrances.

         3.3 Execution and Delivery. All consents, approvals, authorizations and
             ----------------------
orders necessary for the execution, delivery and performance by such Stockholder of this Agreement (including, without limitation, the transfer and sale of the Shares to be sold by such Stockholder to WMT) have been duly and lawfully obtained, and such Stockholder has, and at the Closing will have, full right, power, authority and capacity to execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms. Upon execution and delivery by each of the Stockholders of the Noncompetition Agreements and Stockholder 2 of an Employment Agreement in substantially the form attached hereto as Exhibit C-1 (collectively, the "Stockholders' Closing Documents"), the Stockholders' Closing Documents will constitute the legal, valid and binding obligations of such Stockholder enforceable against such Stockholder in accordance with their respective terms, subject only to the effect of applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies.

         3.4 No Conflicts. The execution, delivery and performance of this
             ------------
Agreement and the Stockholders' Closing Documents and the consummation of the transactions contemplated thereby will not conflict with or result in a breach or violation of any term or provision of, or (with or without notice or passage of time, or both) constitute a default under, any indenture, mortgage, deed of trust, trust (constructive and other), loan agreement or other agreement nor instrument to which such Stockholder is a party or by which such Stockholder or such

Stockholder's Shares are bound, or violate any laws or regulations applicable to or binding upon such Stockholder.

         3.5 No Brokers. No broker, finder or similar agent has been employed by
             ----------
or on behalf of such Stockholder in connection with this Agreement or the transactions contemplated hereby, and such Stockholder has not entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

         3.6 Investment Intent. Stockholder 2 is acquiring the WMT Shares for
             -----------------
his own account and not with a view to their distribution within the meaning of section 2(11) of the Securities Act.

         4. Representations and Warranties of the Stockholders and the Company.
            ------------------------------------------------------------------
Except as set forth in Exhibit A and, except with respect to the End-User Business actually transferred to the IRA for which no representations and warranties are being made, the Stockholders and the Company represent and warrant as follows:

         4.1  Organization and Good Standing.
              ------------------------------

         (a) Exhibit A contains a complete and accurate list for each Acquired Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). Each Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has full corporate power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties and assets which it owns or holds under lease and perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the ownership or leasing of the properties owned by it or the nature of the activities of its business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect on the Company. Schedule
4.1 of Exhibit A lists each such jurisdiction other than jurisdictions in which the failure to so qualify would not have a Material Adverse Effect on the Company. No Acquired Company presently owns or controls, directly or indirectly, any interest in any corporation, association, partnership or other business entity other than those listed on Exhibit A.

         (b) The Stockholders and the Company have delivered to WMT copies of the Organizational Documents of each Acquired Company as currently in effect.

         4.2 Authority; No Conflict. This Agreement constitutes the legal, valid
             ----------------------
and binding obligation of the Company, enforceable against the Company in accordance with its terms. The IRA Agreement, when executed, will constitute a legal, valid and binding obligation of the IRA, enforceable against the IRA in accordance with their terms. As of the Closing, the

IRA will have all requisite right, power, authority and capacity to execute and deliver the IRA Agreement and to perform its obligations in accordance with its terms. The Company has all requisite right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. Neither the execution and delivery of this Agreement or the Stockholders' Closing Documents by the Stockholders or the Company or the execution of the IRA Agreement by the IRA nor the consummation by any such party of the transactions contemplated by any of such agreements will:

         (a) violate or conflict with (x) any provision of the Organizational Documents of the Acquired Companies or any other charter document of the Company (which documents have been previously provided to WMT), or (y) any resolution adopted by the board of directors or the stockholders of any Acquired Company;

         (b) violate or conflict with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, government, governmental agency or instrumentality, domestic or foreign, or arbitrator, binding upon any Acquired Company;

         (c) result in a breach of, or constitute a default under (or with notice or lapse of time, or both, result in a breach of or constitute a default under) or otherwise give any person the right to terminate, any lease, license, contract or other agreement or instrument to which any Acquired Company is a party or by which it is bound if such termination would have a Material Adverse Effect on the Company; or

         (d) result in, or require, the creation or imposition of, any Encumbrance upon or with respect to any of the properties now owned or used by any Acquired Company.

         Except for the satisfaction of any conditions referred to in Section 8 or identified in Exhibit A, neither the IRA, the Stockholders nor the Company is required to give prior notice to, or obtain any consent, approval or authorization of, any governmental authority, creditor or other person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by it.

         4.3 Capitalization. The authorized capital stock of the Company
             --------------
consists of 3,000 shares of common stock, no par value, of which 3,000 shares are issued and outstanding as of the date of this Agreement. The Stockholders are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. As of the date of this Agreement, Stockholder 1 owns 1,530 of the Shares and Stockholder 2 owns 1,470 of the Shares. With the exception of the Shares (which are owned by Stockholders), all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by one or more of the Acquired Companies, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. All of the issued and outstanding shares of capital stock of each Acquired Company have been duly authorized, validly issued and are fully paid and nonassessable, with no preemptive rights, have been offered and sold in compliance with federal and state securities laws, and are owned of record and beneficially by the Stockholders or Acquired Company in the amounts set forth in Exhibit A, subject to the transfers contemplated in connection with the Spin-off. Except as set forth on Exhibit A, there are no existing agreements, options, warrants, rights, calls or commitments of any character to which any Acquired Company is a party or by which it is bound providing for the issuance of any additional shares, or for the repurchase or redemption of shares of its capital stock and there are no outstanding securities or other instruments convertible into or exchangeable for shares of such capital stock and no commitments to issue such securities or instruments. No Acquired Company owns, or has any agreement to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

         4.4 Financial Statements. The Company has delivered to WMT its audited
             --------------------
consolidated financial statements for the fiscal years ended October 31, 1994, 1995 and 1996 (the "Company's Audited Financial Statements") and has, or will deliver as soon as practicable prior to the Closing Date to WMT its unaudited consolidated financial statements for the six (6) month period ended April 30, 1997 excluding the End-User Business (as if the Spin-off had occurred) (the "Company's Interim Financial Statements"). Such financial statements and notes have been and will be prepared in accordance with GAAP (in the case of the Company's Interim Financial Statements, subject to normal year-end adjustments and the absence of footnotes) and fairly present the financial condition and results of operations of the business of the Acquired Companies at the respective dates thereof and for the periods referred to therein subject in the case of the unaudited portion of the Company's Interim Financial Statements to normal year-end audit adjustments which will not be material and the absence of footnote disclosures.

         4.5 Books and Records. The books of account, minute books, stock record
             -----------------
books and other records of the Acquired Companies, all of which have been made available to WMT, are complete and correct in all material respects and have been maintained in accordance with sound business practices. Except as set forth in Exhibit A, the minute books of the Acquired Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders and the board of directors of the Acquired Companies, and no meetings of such stockholders or of such board of directors have been held for which minutes have not been prepared and are not contained in such minute books.

         4.6 Title to Properties; Encumbrances. None of the Acquired Companies
             ---------------------------------
own any real property. The Stockholders and the Company have delivered or made available to WMT copies of all leases of real property to which any Acquired Company is a party, all of which are listed on Exhibit A. Each Acquired Company owns (with good and marketable title, subject only to the matters permitted by the following sentence) all the personal properties and assets (tangible and intangible) that it purports to own, including, but not limited to, all the personal properties and assets reflected in the April 30, 1997 balance sheet of the Company's Interim Financial Statements (the "Company Balance Sheet") (except for personal property sold since the date of the Company Balance Sheet, in the ordinary course of business and consistent with past practice), and all the personal properties and assets purchased or otherwise acquired by the Company since the date of the Company Balance Sheet (except for personal property acquired and sold since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice), which subsequently purchased or acquired personal properties and assets (other than inventory, short-term investments and other immaterial personal properties and assets) are listed in Exhibit A. Except as set forth in Exhibit A, all material personal properties and assets reflected in the Company Balance Sheet and the personal properties and assets subsequently purchased or acquired which are listed in Exhibit A are free and clear of all Encumbrances.

         4.7 Condition and Sufficiency of Assets. The tangible assets of each
             -----------------------------------
Acquired Company are in good operating condition and repair and are adequate for the uses to which they are being put (subject to ordinary wear and tear).

         4.8 Accounts Receivable. All accounts receivable of each Acquired
             -------------------
Company that are reflected in the Company Balance Sheet or on the accounting records of the Company as of the Closing Date represent or will represent valid obligations arising from sales actually made in the ordinary course of business, and the Company Balance Sheet reflects adequate reserves with respect to such accounts receivable. Subject to such reserves, each of the Accounts Receivable either have been or will be collected in full, without any set-off, within twelve (12) months following the Closing Date.

         4.9 Inventory. All inventory of each Acquired Company consists of a
             ---------
quality and quantity usable and salable in the ordinary course of business except for obsolete materials and materials below standard quality for which adequate reserves have been provided. All inventories have been priced at the lower of cost or market. All inventory of each Acquired Company will be salable within twelve (12) months following the Closing Date.

         4.10 No Undisclosed Liabilities. The Stockholders do not know of any
              --------------------------
material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) of any Acquired Company that were not fully reflected or reserved against in the Company Balance Sheet, except (x) matters specifically referred to in this Agreement or that exist solely by reason of the mere existence of agreements listed in Exhibit A or other agreements not required in Section 4.18 to be listed on Exhibit A and (y) liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the respective dates thereof.

         4.11 Taxes. All Tax Returns that are or were required to be filed with
              -----
respect to each Acquired Company have been filed on a timely basis pursuant to the laws, regulations or administrative requirements of each Governmental Body with taxing power over the Acquired Company, except where the failure to file such Tax Returns would not have a Material Adverse Effect on the Acquired Company. All such Tax Returns were correct and complete in all material respects [except to the extent that failure to do so would not have a Material Adverse Effect on the Company].

         All Taxes owed and payable by each Acquired Company or which may be asserted against an Acquired Company as due and payable as a result of activities of the business of an Acquired Company prior to the date hereof (whether or not shown on any Tax Return) have been paid. None of the Acquired Companies is currently the beneficiary of any extension of time within which to file any Tax Return. No claim is outstanding by a Governmental Body in a jurisdiction where an Acquired Company does not file Tax Returns that an Acquired Company is or may be subject to taxation by that jurisdiction due to activities of an Acquired Company or its business. There are no Encumbrances on any of the assets of any Acquired Company that arose in connection with any failure (or alleged failure) to pay any Taxes.

         Each Acquired Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

         Neither the Acquired Companies nor any of its directors or officers (or employee responsible for matters related to Taxes) expects any Governmental Body to assess against any Acquired Company any additional Taxes for any period prior to the Closing Date. There is no dispute or claim concerning Taxes affecting any Acquired Company or the business of any Acquired Company either claimed or raised by a Governmental Body in writing or as to which an Acquired Company or its directors and officers (and employees responsible for matters related to Taxes) has any knowledge based upon personal contact with any agent of such Governmental Body.

         No Acquired Company has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to an assessment or deficiency with respect to the Taxes.

         No Acquired Company has filed a consent under Code section 341(f) concerning collapsible corporations. None of the Acquired Companies has made any payments, is obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code section 280G. None of the Acquired Companies has been a United States real property holding corporation within the meaning of Code section 897(c)(2) during the applicable period specified in Code section 897(c)(1)(A)(ii). None of the Acquired Companies is a party to any allocation or sharing agreement with respect to Taxes.

         The Company has provided to WMT the following information with respect to each Acquired Company as of the most recent practicable date: the basis of each Acquired Company in its assets; the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax or excess charitable contribution allocable to each Acquired Company; and the amount of any deferred gain or loss allocable to each Acquired Company arising out of any deferred intercompany transaction (within the meaning of Income Tax Regulations section 1.1502-13(a)(2)).

         The current unpaid Taxes of the Acquired Companies do not materially exceed the reserve for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth on the face of any Acquired Company Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date.

         4.12 No Material Adverse Change. Except as provided in Exhibit A, since
              --------------------------
the date of the Company Balance Sheet, there has not been any material adverse change in the business, operations, properties, assets or condition of any Acquired Company or to the Stockholders' knowledge any event, condition or contingency that is reasonably likely to have a Material Adverse Effect on any Acquired Company.

         4.13 Employee Benefit Plans.
              ----------------------

         (a) Except for the plans and agreements listed in Exhibit A (collectively, the "Company Plans"), the Acquired Companies do not maintain, are not party to, do not contribute to and are not obligated to contribute to any of the following (whether or not set forth in a written document):

                  (i) any employee pension benefit plan, as defined in section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including (without limitation) any multi-employer plan, as defined in section 3(37) of ERISA;

                  (ii) any employee welfare benefit plan, as defined in section 3(1) of ERISA;

                  (iii) any bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, debenture, supplemental pension, profit-sharing, royalty pool, commission or similar plan or arrangement;

                  (iv) any plan, program, agreement, policy, commitment or other arrangement relating to severance or termination pay, whether or not published or generally known;

                  (v) any plan, program, agreement, policy, commitment or other arrangement relating to the provision of any benefit described in section 3(1) of ERISA to former employees or directors or to their survivors, other than procedures intended to comply with the Consolidated Omnibus Budget Reconciliation Act of 1984, as amended ("COBRA");

                  (vi)  any employment, consulting or termination agreement; or

                  (vii) any other plan, program, agreement, procedure, policy, commitment, understanding or other arrangement relating to employee benefits, executive compensation, fringe benefits, severance pay, terms of employment or services as an independent contractor.

         (b) The Company has provided to WMT complete, accurate and current copies of each of the following:

                  (i) the text (including amendments) of each of the Company Plans, to the extent reduced to writing;

                  (ii) a description of all material elements of each of the Company Plans, to the extent not previously reduced to writing;

                  (iii) with respect to each Company Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the following:

                           (A) the most recent summary plan description, as described in section 102 of ERISA;

                           (B) any summary of material modifications that has
                  been distributed to participants or filed with the U.S. Department of Labor but that has not been incorporated in an updated summary plan description furnished under subparagraph
                  (A) above; and

                           (C) the annual reports, as described in section 103
                  of ERISA, for the most recent three (3) plan years for which an annual report has been prepared (including all schedules and attachments);

                  (iv) with respect to each Company Plan that is intended to qualify under section 401(a) of the Code, the most recent determination letter concerning the plan's qualification under section 401(a) of the Code, as issued by the Internal Revenue Service; and

                  (v) any handbook, manual, policy statement or similar written guidelines furnished to employees of the Company, excluding any such item that has been superseded by any subsequent handbook, manual, policy statement or similar written guidelines.

         (c) With respect to each Company Plan that is an employee benefit plan (as defined in section 3(3) of ERISA) and that is subject to the reporting, disclosure and record retention requirements set forth in Part 1 of Subtitle B of Title I of ERISA and the regulations thereunder, each of such requirements has in all material respects been fully met on a timely basis.

         (d) With respect to each Company Plan that is an employee benefit plan (as defined in section 3(3) of ERISA) and that is subject to Part 4 of Subtitle B of Title I of ERISA, none of the following now exists or has existed within the six (6) year period ending on the date hereof:

                  (i) any act or omission constituting a violation of section 402, 403, 404 or 405 of ERISA; or

                  (ii) any act or omission that constitutes a violation of sections 406 and 407 of ERISA and is not exempted by section 408 of ERISA or that constitutes a violation of section 4975(c) of the Code and is not exempted by section 4975(d) of the Code.

         (e) Each Company Plan that is intended to qualify under section 401(a) of the Code meets in all material respects all requirements for qualification under section 401(a) of the Code and the regulations thereunder, except to the extent that such requirements may be satisfied by adopting retroactive amendments under section 401(b) of the Code and regulations thereunder. Each such Company Plan has been administered in accordance with its terms and the applicable provisions of ERISA and the Code and the regulations thereunder in all material respects except to the extent that failure to do so would not have a Material Adverse Effect on the Company.

         (f) No Company Plan is subject to section 412 of the Code or Title IV of ERISA. The Acquired Companies do not have liability or potential liability under section 412 of the Code or Title IV of ERISA as a result of the underfunding or termination of, or withdrawal from, any plan by any Acquired Company or by any person which may be aggregated with any Acquired Company for purposes of section 412 of the Code or Title IV of ERISA.

         (g) All contributions, premiums or other payments due from each Acquired Company to (or under) any Company Plan have been fully paid or adequately provided for on the books and financial statements of each Acquired Company. All accruals (including, where appropriate, proportional accruals for partial periods) have been made in accordance with prior practices.

         (h) Each Company Plan complies in all material respects with all applicable requirements of the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder, Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder, the health care continuation provisions of COBRA and any other applicable law.

         (i) There is no material pending or threatened litigation relating to any Company Plan.

         (j) No payment made to any employee, officer, director or independent contractor of any Acquired Company (the "Recipient") pursuant to any employment contract, severance agreement or other arrangement (the "Golden Parachute Payment") will be nondeductible by the Company because of the application of sections 280G and 4999 of the Code to the Golden Parachute Payment, nor will any Acquired Company be required to compensate any Recipient because of the imposition of an excise tax (including any interest or penalties related thereto) on the Recipient by reason of sections 280G and 4999 of the Code.

         (k) The Company has provided WMT with its reasonable estimate of the unfunded liability for retiree life and medical benefits for each Acquired Company's current or former employees, together with a description of the assumptions used in estimating such liability.

Each Acquired Company has the right to modify or terminate such benefits at any time and in any respect, with regard to both former employees and active employees.

         4.14 Employees. Schedule 4.14 of Exhibit A contains a complete and
              ---------
accurate list dated May 1, 1997 of current employees of the Company and the starting date and salary history of each such employee. Since May 1, 1997, there have not been, and will not be, any changes to the information set forth on
Schedule 4.14 of Exhibit A other than increases in salary and other compensation granted in the ordinary course of business. To the Stockholders' knowledge, no former or current employee or current or former director of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including, without limitation, any confidentiality, noncompetition or proprietary rights agreement between such employee or director and any other entity or person ("Proprietary Rights Agreement") which in any way adversely affected, affects or will affect the performance of his or her duties as an employee or director of an Acquired Company or its ability to conduct its business. Except as disclosed in Exhibit A or may otherwise be contemplated by this Agreement, to the Stockholders' knowledge, no director, officer or other key employee of any Acquired Company intends to terminate his or her employment with the Acquired Company.

         4.15 Compliance With Laws.
              --------------------

         (a) Except as set forth in Exhibit A and excepting local, state and federal laws relating to pollution and protection of the environment (including, without limitation, land use and zoning laws), each Acquired Company is, and at all times during the four (4) year period prior to the date hereof, has been, in substantial compliance with all statutes, orders, rules, ordinances and regulations (including without limitation statutes, orders, rules, guidelines, ordinances and regulations pertaining to occupational safety and health practices, fair labor practices and standards, equal opportunity practices, public or employee health or safety), applicable to it or to its ownership of assets or the operation of its business, except where any failure so to be in compliance would not have a Material Adverse Effect on the Company, and the Companies have no knowledge or any basis to reasonably expect, nor have received, any order, notice or other communication from any federal, state or local governmental agency of any alleged, actual or potential violation and/or failure to comply with any such statute, order, rule, ordinance or regulation, except in each case for those instances where such violation, noncompliance or obligation would not have a Material Adverse Effect on the Company.

         (b) Set forth in Exhibit A is a list of all consents, licenses, permits, approvals and certificates, other than those required pursuant to local, state or federal laws relating to pollution and protection of the environment (including, without limitation, land use and zoning laws), from Governmental Bodies necessary to permit each Acquired Company to own, operate, use and maintain its assets in the manner in which they are now operated and maintained and to conduct its business as now being conducted, all of which consents, licenses, permits, approvals and certificates are, or as of the Closing Date will be, held or obtained by the Company other than failures that would not have a Material Adverse Effect on the Company. Except as set forth in Exhibit A, all required filings with respect to such consents, licenses, permits, approvals and certificates have been timely made and all required applications for renewal thereof have been timely filed other than failures that would not have a Material Adverse Effect on the Company. All such consents, licenses, permits, approvals and certificates are in full force and effect (except as set forth herein or in Exhibit A and other than failures that would not have a Material Adverse Effect on the Company) and there are no proceedings or investigations pending or, to the Stockholders' knowledge, threatened that seek the revocation, cancellation, suspension or adverse modification thereof.

         4.16 Litigation.
              ----------

         (a) No Acquired Company is subject to any judgment, award, injunction, rule, order or decree in which relief is sought involving, affecting or relating to the ownership, operation or use of its assets or the conduct of its business or which would prevent, delay or make illegal the transactions contemplated by this Agreement.

         (b) There are no actions, lawsuits, audits, investigations, claims or proceedings pending or, to the Stockholders' knowledge, threatened against, involving, affecting or relating to any Acquired Company or to its ownership, operation or use of its assets or to the conduct of its business before any court, arbitrator or federal, state, municipal or other governmental department, board, agency or instrumentality.

         4.17 Absence of Certain Changes and Events.
              -------------------------------------

         (a) Except as set forth in Exhibit A, and except as required by the transactions contemplated hereby or in connection with the Spin-off, since October 31, 1996, there has not been any:

                  (i) change in any authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  (ii) amendment to the Organizational Documents of any Acquired Company;

                  (iii) except in the ordinary course of business, payment or increase of any bonuses, salaries or other compensation to any director, officer or employee or stockholder of any Acquired Company or entry into any employment, severance or similar agreement with any director, officer or employee of any Acquired Company; provided, however, bonuses to executives out of the ordinary course of business may be made prior to Closing;

                  (iv) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees of any Acquired Company;

                  (v) damage, destruction or loss to any asset or property of any Acquired Company or the business of any Acquired Company, whether or not covered by insurance, that would have a Material Adverse Effect on the Company;

                  (vi) entry into, termination or receipt of notice of termination of any license, distributorship, dealer, sales representative, joint venture, credit or similar agreement, or any commitment, contract, agreement or transaction (other than as contemplated by clause (vii) below) involving a total remaining commitment with respect to any Acquired Company of at least $100,000;

                  (vii) entry into, termination or receipt of notice of termination of any agreement with any industry remarketer affiliate or similar reseller, which agreement represents more than one percent (1%) of any Acquired Company's annual revenues;

                  (viii) sale (other than sales of inventory in the ordinary course of business), lease or other disposition of any material asset or property of any Acquired Company or mortgage, pledge or imposition of any Encumbrance on any material asset or property of any Acquired Company or the business of any Acquired Company;

                  (ix) cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $100,000;

                  (x) conduct of business or entering into any transaction, other than in the ordinary course of business, of any Acquired Company, inconsistent with past practices of the business of any Acquired Company;

                  (xi) material change in the accounting methods followed by any Acquired Company or with respect to the business of any Acquired Company; or

                  (xii) agreement, whether or not in writing, to do any of the foregoing by any Acquired Company or with respect to the business of any Acquired Company.

         4.18 Contracts; No Defaults.
              ----------------------

         (a) Exhibit A contains a listing of all contracts, agreements or commitments (whether written or oral) described in clauses (i) through (xv) below, to which any Acquired Company is a party. Copies of contracts referred to in clauses (ii) through (xv) have been delivered or made available to WMT. Copies of contracts referred to in clause (i) are available for inspection and copying by WMT and its agents and representatives upon written request.

                  (i) each contract, agreement or commitment (whether written or oral), whether in the ordinary course of business or not, which involves performance of services or delivery of goods and/or materials, by one or more Acquired Companies of any amount or value in excess of $100,000 other than invoices and purchase orders for goods and services in the ordinary course of business;

                  (ii) each contract, agreement or commitment (whether written or oral) out of the ordinary course of business involving expenditures or receipts of one or more Acquired Companies in excess of $100,000;

                  (iii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other contract, agreement or commitment (whether written or oral) affecting the ownership of, leasing of, title to, use of or any leasehold or interest in, any real or personal property of any Acquired Company (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $100,000 and with terms of less than one (1) year);

                  (iv) each licensing agreement or other agreement or commitment with respect to patents, trademarks, copyrights or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the appropriation or the nondisclosure of Intellectual Property Assets, as hereinafter defined, of any Acquired Company involving expenditures or receipts of any Acquired Company in excess of $100,000;

                  (v) each contract, agreement or commitment known to the Stockholders to which any employee, consultant, adviser or contractor of any Acquired Company is bound which in any manner purports to restrict such employee's, consultant's or contractor's freedom to engage in any line of business or to compete with any other person, or assign to any other person such employee's, consultant's or contractor's rights to any invention, improvement or discovery;

                  (vi) each collective bargaining agreement or other contract or commitment to or with any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment of any Acquired Company;

                  (vii) each joint venture contract, partnership arrangement or other agreement (however named) involving a sharing of profits, losses, costs or liabilities by any Acquired Company with any other person or party;

                  (viii) each contract, agreement or commitment (whether written or oral) containing covenants which in any way purport to restrict any Acquired Company's business activity or purport to limit the freedom of any Acquired Company to engage in any line of business or to compete with any person;

                  (ix) each contract, agreement or commitment (whether written or oral) providing for payments to or by any person or entity based on sales, purchases or profits, other than direct payments for goods relating to any Acquired Company;

                  (x) each power of attorney which is currently effective and outstanding relating to any Acquired Company;

                  (xi) each contract, agreement or commitment (whether written or oral) entered into other than in the ordinary course of business which contains or provides for an express undertaking by any Acquired Company to be responsible for consequential damages;

                  (xii) each contract, agreement, purchase order or commitment (whether written or oral) for capital expenditures in excess of $50,000 relating to any Acquired Company;

                  (xiii) each written warranty, guaranty or other similar undertaking with respect to contractual performance extended by any Acquired Company other than in the ordinary course of business;

                  (xiv) each other material agreement to which any Acquired Company is a party or by which any Acquired Company is bound; and

                  (xv) each amendment, supplement and modification (whether written or oral) in respect of any of the foregoing.

         (b) To the Stockholders' knowledge, all of the contracts, agreements or commitments listed in Exhibit A pursuant to Section 4.18(a) hereof are in full force and effect, are valid and enforceable in accordance with their terms, and to Stockholders' knowledge no condition exists or event has occurred which, with notice or lapse of time or both, would constitute a default or a basis for force majeure or other claim of excusable delay or nonperformance thereunder on the part of any Acquired Company or, to the Stockholders' knowledge, a default or a basis for force majeure or other claim of excusable delay or nonperformance thereunder on the part of any other party thereto, which would have a Material Adverse Effect on the Company.

         (c) Other than in the ordinary course of business, there are no current renegotiations of, or attempts to renegotiate, or outstanding contractual rights to require renegotiation of, any material amounts paid or payable to any Acquired Company under current or completed contracts, agreements or commitments with any person or entity having the contractual or statutory right to demand or require such renegotiation. To the knowledge of the Stockholders, no such person or entity has made written demand for such renegotiation.

         (d) The contracts, agreements or commitments relating to the sale, design, manufacture or provision of products or services by any Acquired Company have been entered into in the ordinary course of business and have been entered into without the commission of any act alone or in concert with any other person, or any consideration having been paid or promised, which is or would be in violation of any applicable law.

         4.19 Insurance.
              ---------

         (a) Exhibit A contains an accurate and complete list of all policies of property, fire and casualty, product liability, workers' compensation and other forms of insurance owned or held by each Acquired Company. Such list identifies, among other things, the issuer of each such policy, the amount of coverage still available and outstanding under each such policy, whether each such policy is a "claims made" or an "occurrences" policy, any retrospective premium adjustments of which the Stockholders or the Company has knowledge, and the commencement and expiration dates for such policy. Copies of such policies have been delivered or made available to WMT.

         (b) All policies described in Exhibit A are issued by insurance companies reasonably believed by the Stockholders to be financially sound and reputable, taken together, are sufficient for material compliance with all requirements of law and of all applicable agreements to which any Acquired Company is a party or by which it is bound, are valid, outstanding and enforceable policies, provide adequate insurance coverage for the assets and the operations of each Acquired Company for all material risks normally insured against and with coverage amounts normally insured by a Person or entity carrying on the same business as an Acquired Company and will not in any way terminate or lapse by reason of, or to the Stockholders' knowledge, in any way be affected by, the transactions contemplated by this Agreement.

         (c) No Acquired Company has received any notice of cancellation of any policy described in Exhibit A or refusal of coverage thereunder, any notice that any issuer of such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, or any other indication in writing that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder.

         4.20 Environmental Matters.
              ---------------------

         (a) Except as set forth in Exhibit A, each Acquired Company is, and at all times during the period prior to the date hereof has been, in material compliance with all local, state and federal statutes, orders, rules, ordinances and regulations relating to pollution or protection of the environment, including, without limitation, laws relating to zoning and land use and to emissions, discharges, releases or threatened releases of pollutants, contaminants, hazardous or toxic materials or wastes into or on land, ambient air, surface water, ground water, personal property or structures (including the protection, cleanup, removal, remediation or damage thereof), or otherwise related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of pollutants, contaminants or hazardous or toxic substances, materials or wastes.

         (b) Exhibit A lists all permits, consents and approvals which each Acquired Company is required to obtain under local, state or federal laws respecting pollution or protection of the environment for operation of its business except for such permits, consents and approvals the failure of which to obtain would not have a Material Adverse Effect on any Acquired Company. Each Acquired Company has obtained and is, and at all times prior to the date hereof has been, in material compliance with the terms and conditions of the permits, consents and approvals listed in Exhibit A. Further, all of the listed permits, consents and approvals have not been modified and are in full force and effect, and there is no proceeding pending which may result in the reversal, rescission, termination, modification or suspension of any such permit or approval.

         (c) There have been no judicial or administrative proceedings or other investigations and there are no judicial or administrative proceedings or other investigations pending or, to the Stockholders' knowledge, threatened alleging violation by any Acquired Company of any local, state or federal laws respecting pollution or protection of the environment, including, without limitation, laws regulating the use, storage, transportation or disposal of hazardous or toxic materials, substances or wastes. Further, neither the Stockholders nor any Acquired Company has received any notice alleging violation by any Acquired Company of any local, state or federal laws respecting pollution or protection of the environment, including, without limitation, laws regulating the use, storage, transportation or disposal of hazardous or toxic materials, substances or wastes.

         (d) Each Acquired Company has kept all records and made all filings required by all applicable local, state and federal laws relating to pollution and protection of the environment with respect to all emissions, discharges and releases into the environment and the proper use, storage, transportation and disposal of all contaminants except for such failures that would not have a Material Adverse Effect on any Acquired Company.

         4.21 Labor Disputes; Compliance. No Acquired Company has been nor is a
              --------------------------
party to, or subject to, or affected by, any collective bargaining agreement or other labor contract. There is not presently pending or existing, any strike, slowdown, picketing, work stoppage, labor arbitration or proceeding in respect of the grievance of any employee, an application or complaint filed by an employee or union with the National Labor Relations Board or any comparable state or local agency, organizational activity or other labor dispute against or affecting any Acquired Company, or any of its premises, or to the Stockholders' knowledge threatened, and no application for certification of a collective bargaining agent is pending, or to the Stockholders' knowledge threatened. To the Stockholders' knowledge, no facts or circumstances exist which could reasonably be expected to provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any Acquired Company, nor is any such action contemplated by it. Each Acquired Company has complied in all respects with all laws, rules and regulations relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing ("Employment Laws") except where the failure to comply would not have a Material Adverse Effect on any Acquired Company. No Acquired Company is liable for the payment of taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Employment Laws except for failures that would not have a Material Adverse Effect on any Acquired Company.

         4.22 Intellectual Property.
              ---------------------

         (a) Intellectual Property Assets. The term "Intellectual Property
             ----------------------------
Assets" shall mean all fictitious business names, trade names, registered and unregistered trademarks, service marks and applications (but specifically excluding the name "Sirius Computer Solutions" and "Star Data Systems, Inc." which will be transferred to IRA in connection with the Spin-off) (collectively "Marks"), all patents and patent applications (collectively "Patents"), all copyrights in both published works and unpublished works which are material to the business ("Copyrights") and all know-how, trade secrets, confidential information, software, technical information, process technology, plans, drawings and blueprints which are not generally known in the industry and have value ("Trade Secrets") owned, used or licensed by any Acquired Company as licensee or licensor.

         (b) Agreements. Exhibit A contains an accurate and complete listing and
             ----------
summary description, including any royalties paid or received by each Acquired Company, of all agreements relating to the Intellectual Property Assets to which any Acquired Company is a party. There are no outstanding and, to the Stockholders' knowledge, no threatened disputes or disagreements with respect to any such agreement.

         (c) Know-How Necessary for the Business.
             -----------------------------------

         (i) To the Stockholders' knowledge, the Intellectual Property Assets are sufficient for the operation of the business of each Acquired Company as it is currently conducted. Except as provided in Exhibit A, each Acquired Company has free access to or is the owner of all right, title and interest in and to each of its Intellectual Property Assets free and clear of all Encumbrances and has the right to use without payment to a third party all the Intellectual Property Assets.

         (ii) To the knowledge of the Stockholders, no employee of any Acquired Company has entered into any agreement with anyone other than an Acquired Company which restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign or disclose information concerning his work to anyone other than an Acquired Company.

         (d) Patents. None of the Acquired Companies own any Patents.
             -------

         (e) Trademarks.
             ----------

         (i) Exhibit A contains an accurate and complete listing and summary of all Marks.

         (ii) No Mark has been or is now involved in any opposition, invalidation or cancellation proceeding nor, to the Stockholders' knowledge, is any such action threatened with respect to any of the Marks.

         (iii) The Stockholders are not aware of any potentially interfering trademark or trademark application of any third party.

         (iv) No Mark is infringed or, to the Stockholders' knowledge, has been challenged or threatened in any way. Except as provided in Exhibit A, neither the Stockholders nor any Acquired Company has notice that the Marks infringe or are alleged to infringe any trade name, trademark or service mark of any third party.

         (f) Copyrights.
             ----------

         (i) Exhibit A is an accurate and complete listing and summary of all registered Copyrights for material works of authorship of each Acquired Company.

         (ii) To Stockholders' knowledge, no Copyright is infringed or has been challenged or threatened in any way. To the Stockholders' knowledge, none of the Copyrights infringe or are alleged to infringe any copyright of any third party.

         (g) Trade Secrets.
             -------------

         (i) With respect to each Trade Secret of each Acquired Company, the documentation, if any, relating to such Trade Secret is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the special knowledge or memory of others.

         (ii) Each Acquired Company has taken all reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets.

         (iii) Each Acquired Company has good title and an absolute (although not necessarily exclusive) right to use its Trade Secrets. The Trade Secrets are not part of the public knowledge to the detriment of any Acquired Company. No Trade Secret is subject to any adverse claim, nor has any Trade Secret been challenged or, to the Stockholders' knowledge, threatened in any way.

         4.23 Governmental Consents. No consent, approval, order or
              ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of any Acquired Company is required in connection with the consummation of the transactions contemplated by this Agreement, except as set forth in Exhibit A.

         4.24 Certain Payments. During the period preceding the date hereof, no
              ----------------
Acquired Company nor any director, officer, agent or employee of any Acquired Company has and, to the Stockholders' knowledge, no other person associated with or acting for or on behalf of any Acquired Company has, directly or indirectly, made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any person or entity, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to pay for favorable treatment for business secured or to obtain special concessions or for special concessions already obtained for or in respect of any Acquired Company or any Affiliate of any Acquired Company or established or maintained any fund or asset which has not been recorded in the books of the Acquired Companies.

         4.25 Disclosure.
              ----------

         (a) No representation or warranty of the Stockholders or the Company contained in this Agreement or statement in Exhibit A contains any untrue statement or omits a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

         (b) There is no fact known to the Stockholders or the Company which has specific application to any Acquired Company (other than general economic or industry conditions) and which has a Material Adverse Effect on the Company which has not been set forth in this Agreement or Exhibit A.

         (c) The disclosures in Exhibit A, and those in any supplement thereto, shall relate to the representations and warranties in the section of this Agreement to which they specifically relate and to any general representation or warranty to which they may also relate.

         4.26 Relationships With Affiliates. No Affiliate of any Acquired
              -----------------------------
Company has had any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of any Acquired Company. During the period beginning with the next to last completed fiscal year of the business of the Acquired Companies through, to and including the date hereof, no Acquired Company, nor any Affiliate of any Acquired Company, individually or collectively, own nor have owned of record nor as a beneficial owner, an equity interest or any other financial or profit interest in any firm, corporation or any other entity or person which has had business dealings or a material financial interest in any transaction with any Acquired Company other than business dealings or transactions which are conducted in the ordinary course of business with the Acquired Companies at substantially prevailing market prices and on substantially prevailing market terms, or which is in competition with any Acquired Company with respect to any line of the products or services of the Acquired Company (a "Competing Business") in any market presently served by such Acquired Company except for less than one percent (1%) of the outstanding capital stock of any Competing Business which is publicly traded on any recognized exchange or in the over-the-counter market.

         4.27 Certain Proceedings. There is no pending proceeding that has been
              -------------------
commenced against any of the Acquired Companies and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby. To the Stockholders' and the Company's knowledge, no such proceeding has been threatened.

         4.28 Brokers or Finders. Except as set forth in Exhibit A, no Acquired
              ------------------
Company, nor any Acquired Company's officers and agents has incurred an obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other like payment in connection with this Agreement and the Company will indemnify and hold WMT harmless from any such payment alleged to be due by or through any Acquired Company as a result of the action of any Acquired Company or any Acquired Company's officers and agents.

         4.29 Investigation. As of the Closing Date, the Stockholders and the
              -------------
Company will have conducted inspections of the properties and financial and other records of WMT and other due diligence with respect to WMT and the WMT Shares. As of the Closing Date, the Stockholders and the Company will have had an opportunity to ask questions of WMT relating to its business, management and financial affairs, which questions will be answered to the Stockholders' and the Company's satisfaction, and to examine all books and records of WMT.

         4.30 No Implied Warranties. It is understood and agreed that WMT is not
              ---------------------
making and has not made, any representation or warranty of any kind, express or implied, to the Stockholders or the Company except for those specifically provided in Section 5 of this Agreement. Except for the matters which are expressly covered by such representations and warranties, and upon which the Stockholders and the Company intend to rely, the Stockholders and the Company are relying on their own investigation and analysis in entering into this Agreement and consummating the transactions contemplated hereby. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by WMT in Section 5 hereof, WMT makes no representation or warranty to the Stockholders or the Company regarding
(a) any projections, estimates or budgets heretofore delivered or made available to the Stockholders or the Company of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows or future financial conditions (or any component thereof) of WMT or the future business operations of WMT; or (b) any other information or documents made available to the Stockholders, the Company or their counsel, accountants or advisors with respect to WMT or the WMT Shares except as expressly set forth in
Section 5 hereof.

         5. Representations and Warranties of WMT. Except as set forth in
            -------------------------------------
Exhibit B, WMT hereby represents and warrants to the Stockholders as follows:

         5.1 Organization and Good Standing. WMT is a corporation duly
             ------------------------------
organized, validly existing and in good standing under the laws of the State of California, and each of the WMT Group has full corporate power and authority to carry on its respective business as it is now being conducted, to own or hold under lease the properties and assets which it owns or holds under lease and perform all its respective obligations under the agreements and instruments to which it is a party or by which it is bound. Each of the WMT Group is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the ownership or leasing of the properties owned by it or the nature of the activities of its respective business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect on WMT.

         5.2 Authority; No Conflict. This Agreement constitutes the legal, valid
             ----------------------
and binding obligation of WMT enforceable against WMT in accordance with their terms. Upon the execution and delivery by WMT of the Employment Agreements, the Registration Rights Agreement, the IRA Agreement, Promissory Notes, Warrants and Warrant Registration Rights Agreement (collectively, the "WMT Closing Documents"), the WMT Closing Documents will constitute the legal, valid, and binding obligations of WMT, enforceable against WMT in accordance with their respective terms. WMT has all requisite right, power, authority and capacity to execute and deliver this Agreement and the WMT Closing Documents and to perform its obligations hereunder. Neither the execution and delivery of this Agreement or the WMT Closing Documents by WMT nor the consummation of the transactions contemplated by WMT will:

         (a) violate or conflict with any provision of the Articles of Incorporation, as amended, or Bylaws or any other charter document of WMT (which documents have been previously provided to the Company);

         (b) violate or conflict with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, government, governmental agency or instrumentality, domestic or foreign, or arbitrator, binding upon WMT;

         (c) result in a breach of, or constitute a default under (or with notice or lapse of time, or both, result in a breach of or constitute a default under) or otherwise give any person the right to terminate, any lease, license, contract or other agreement or instrument to which WMT is a party or by which it is bound, except where such violation or conflict or termination would not have a Material Adverse Effect on WMT; or

         (d) result in, or require, the creation or imposition of, any Encumbrance upon or with respect to any of the properties now owned or used by WMT.

         Except for the satisfaction of any conditions referred to in Section 8, WMT is not required to give prior notice to, or obtain any consent, approval or authorization of, any governmental authority, creditor or other person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

         5.3 Investment Intent. WMT is acquiring the Shares for its own account
             -----------------
and not with a view to their distribution within the meaning of section 2(11) of the Securities Act.

         5.4 Disclosure. Except as disclosed in all registration statements,
             ----------
reports, proxy statements and other materials (collectively "SEC Reports") filed by WMT with the SEC:

         (a) No representation or warranty of WMT contained in this Agreement or statement in Exhibit B contains any untrue statement or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

         (b) There is no fact known to WMT which has specific application to the WMT Group (other than general economic or industry conditions) and which has a Material Adverse Effect on WMT which has not been set forth in this Agreement or Exhibit B.

         (c) All SEC Reports filed by WMT with the SEC since January 1, 1993 were filed within the applicable required time periods (or any extensions related thereto), complied in all material respects with the applicable requirements of the Securities Act of 1933 and the 1934 Act and the applicable rules and regulations of the SEC promulgated thereunder, and at the time filed did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The consolidated financial statements of the WMT Group which are a part of the SEC Reports (the "WMT Financial Statements") have been prepared in accordance with GAAP and fairly present the financial condition and results of operations of the businesses of the WMT Group at the respective dates thereof and for the periods referred to therein. Since January 1, 1994, WMT has made all filings with the SEC which it is required to make and has not received any request from the SEC to file any amendment or supplement to any of the reports described in the preceding sentence. To the knowledge of WMT, neither it, nor any of its officers, directors or principal shareholders have been or currently are the subject of any investigation or proceeding by any state or federal securities agency or any self-regulatory authority, have been made subject to any stop order or similar restriction in the offer or sale of securities, been enjoined from any activities relating to the offer or sale of securities, or had entered against it or him a judgment involving fraud or misrepresentation with respect to any transaction involving a security.

         5.5 Certain Proceedings. There is no pending proceeding that has been
             -------------------
commenced against WMT and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby. To WMT's knowledge, no such proceeding has been threatened.

         5.6 Brokers or Finders. Except as set forth in Exhibit B, WMT and WMT's
             ------------------
officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other like payment in connection with this Agreement and WMT will indemnify and hold the Company harmless from any such payment alleged to be due by or through WMT as a result of the action of WMT or WMT's officers and agents.

         5.7 Delivery of Good Title. Upon payment to Stockholder 2 of the WMT
             ----------------------
Shares, such shares will be validly issued, fully paid and nonassessable, free and clear of all

Encumbrances (except as contemplated in Section 7.2 hereof), and will not be issued in violation of any preemptive rights.

         5.8 Compliance With Laws.
             --------------------

         (a) Except as set forth in Exhibit B and excepting local, state and federal laws relating to pollution and protection of the environment (including, without limitation, land use and zoning laws), each of the WMT Group is, and at all times during the four (4) year period prior to the date hereof, has been, in substantial compliance with all statutes, orders, rules, ordinances and regulations (including without limitation statutes, orders, rules, guidelines, ordinances and regulations pertaining to occupational safety and health practices, fair labor practices and standards, equal opportunity practices, public or employee health or safety), applicable to it or to its ownership of assets or the operations of the business of the WMT Group, except where any failure to be in compliance would not have a Material Adverse Effect on WMT, and WMT has no knowledge or any basis to reasonably expect, nor has it received any order, notice or other communication from any federal, state or local governmental agency of any alleged, actual or potential violation and/or failure to comply with any such statute, order, rule, ordinance or regulation, except in each case for those instances where such violation, noncompliance or obligation would not have a Material Adverse Effect on WMT.

         (b) Except as set forth in Exhibit B, all required filings with respect to all consents, licenses, permits, approvals and certificates from Governmental Bodies necessary to permit each of the WMT Group to own, operate, use and maintain its assets in the manner in which they are now operated and maintained and to conduct its business as now being conducted, have been timely made and all required applications for renewal thereof have been timely filed other than failures that would not have a Material Adverse Effect on WMT. All such consents, licenses, permits, approvals and certificates are in full force and effect (except as set forth herein or in Exhibit B and other than failures that would not have a Material Adverse Effect on WMT) and there are no proceedings or investigations pending or, to WMT's knowledge, threatened that seek the revocation, cancellation, suspension or adverse modification thereof.

         5.9 Litigation.
             ----------

         (a) None of the WMT Group is subject to any judgment, award, injunction, rule, order or decree in which relief is sought involving, affecting or relating to the ownership, operation or use of any of the WMT Group's assets or the conduct of any of their businesses or which would prevent, delay or make illegal the transactions contemplated by this Agreement.

         (b) There are no actions, lawsuits, audits, investigations, claims or proceedings pending or, to WMT's knowledge, threatened against, involving, affecting or relating to the WMT Group or to their ownership, operation or use of their respective assets or to the conduct of their respective businesses before any court, arbitrator or federal, state, municipal or other governmental department, board, agency or instrumentality.

         5.10 Governmental Consents. No consent, approval, order or
              ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of WMT is required in connection with the consummation of the transactions contemplated by this Agreement, except as set forth in Exhibit B.

         5.11 Certain Payments. During the period preceding the date hereof,
              ----------------
neither any of the WMT Group nor any of their respective directors, officers, agents or employees has and, to WMT's knowledge, no other person associated with or acting for or on behalf of any of the WMT Group has, directly or indirectly, made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any person or entity, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to pay for favorable treatment for business secured or to obtain special concessions or for special concessions already obtained for or in respect of WMT or any Affiliate of WMT or established or maintained any fund or asset which has not been recorded in the respective books of the WMT Group.

         5.12 Insurance.
              ---------

         (a) Exhibit B contains an accurate and complete list of all policies of property, fire and casualty, product liability, workers' compensation and other forms of insurance owned or held by WMT. Such list identifies, among other things, the issuer of each such policy, the amount of coverage still available and outstanding under each such policy, whether each such policy is a "claims made" or an "occurrences" policy, any retrospective premium adjustments of which WMT has knowledge, and the commencement and expiration dates for such policy. Copies of such policies have been delivered or made available to the Company.

         (b) All policies described in Exhibit B are issued by insurance companies reasonably believed by WMT to be financially sound and reputable, taken together, are sufficient for material compliance with all requirements of law and of all applicable agreements to which WMT is a party or by which it is bound, are valid, outstanding and enforceable policies, provide adequate insurance coverage for the assets and the operations of WMT for all material risks normally insured against and with coverage amounts normally insured by a Person or entity carrying on the same business as WMT and will not terminate or lapse by reason of or to WMT's knowledge, in any way be affected by the transactions contemplated by this Agreement.

         (c) WMT has not received any notice of cancellation of any policy described in Exhibit B or refusal of coverage thereunder, any notice that any issuer of such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, or any other indication in writing that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder.

         5.13 Financing. WMT has engaged Jeffries & Company, Inc. and Lew
              ---------
Lieberbaum & Co. to secure financing to consummate the transactions contemplated hereby.

         5.14 Investigation. As of the Closing Date, WMT will have conducted
              -------------
inspections of the properties and financial and other records of the Company and other due diligence with respect to the Company and the Shares. As of the Closing Date, WMT will have had an opportunity to ask questions of the Company relating to its business, management and financial affairs, which questions will be answered to WMT's satisfaction, and to examine all books and records of the Company.

         5.15 No Implied Warranties. It is understood and agreed that the
              ---------------------
Company and the Stockholders are not making and have not made, any representation or warranty of any kind, express or implied, to WMT except for those specifically provided in Sections 3 and 4 of this Agreement. Except for the matters which are expressly covered by such representations and warranties, and upon which WMT intends to rely, WMT is relying on its own investigation and analysis in entering into this Agreement and consummating the transactions contemplated hereby. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the Stockholders in Section 3 and the Stockholders and the Company in Section 3 and
Section 4 hereof, the Stockholders and the Company make no representation or warranty to WMT regarding (a) any projections, estimates or budgets heretofore delivered or made available to WMT of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows or future financial conditions (or any component thereof) of the Company or the future business operations of WMT; or (b) any other information or documents made available to WMT or its counsel, accountants or advisors with respect to the Company or the Shares except as expressly set forth in Section 3 and Section 4 hereof.

         5.16 Absence of Certain Changes. Except as provided in Exhibit B or set
              --------------------------
forth in the SEC Reports filed by WMT with the SEC or otherwise contemplated herein, since December 31, 1996, there has not been with respect to the WMT
Group:

         (a) any change in the financial condition, properties, assets, liabilities, business or operations of the WMT Group which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had, or can reasonably be expected to have, a Material Adverse Effect on WMT;

         (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of the WMT Group;

         (c) any split, combination or recapitalization of the capital stock of WMT or any direct or indirect redemption, purchase or other acquisition of the capital stock of WMT, other than repurchases of shares from employees upon termination of employment with any of the WMT Group;

         (d) any declaration or payment of any dividend to the holder of the WMT Common ; or

         (e) any material change with respect to the management, supervisory, development or other key personnel of the WMT Group.

         6. Covenants of the Parties. The parties hereto hereby agree as follows
            ------------------------
with respect to the period from and after the date of this Agreement.

         6.1 Mutual Covenants.
             ----------------

         (a) General. Each of the parties shall use its reasonable efforts to
             -------
take all action and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement (including without limitation, using its reasonable efforts to cause the conditions set forth in
Section 8 for which they are responsible to be satisfied as soon as reasonably practicable and to prepare, execute and deliver such further instruments and take or cause to be taken such other and further action as any other party hereto shall reasonably request).

         (b) HSR Act. As soon as practicable, and in any event no later than ten
             -------
(10) business days after the date hereof, each of the parties hereto will file any Notification and Report Forms and related material required to be filed by it with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act, as amended (the "HSR Act"), with respect to the transactions contemplated hereby, will use its reasonable efforts to obtain an early termination of the applicable waiting period, and shall promptly make any further filings pursuant thereto that may be necessary proper or advisable; provided, however, that WMT shall not be required hereunder to divest or hold separate any portion of its business or assets. WMT shall pay all HSR Act filing fees.

         (c) Other Governmental Matters. Each of the parties shall use its
             --------------------------
reasonable efforts to take any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents and approvals of any Governmental Body that it may be required to give, make or obtain.

         (d) Expenses. Except as expressly otherwise provided herein, each party
             --------
to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants. The termination of this Agreement shall not affect the obligation of each party to pay its own expenses; provided, however, that nothing contained in this Section 6.1(d) shall limit the terms and provisions of Section 11.2 hereof.

         (e) Public Announcements. Unless otherwise required by Applicable Laws
             --------------------
or requirements of the National Association of Securities Dealers or the Nasdaq Stock Market (and in that event only if time does not permit), at all times prior to the earlier of the Closing Date or termination of this Agreement pursuant to Section 11.1, WMT and the Stockholders and the Company shall consult with each other before issuing any press release with respect to the transactions contemplated hereby and shall not issue any such press release prior to such consultation.

         (f) Access. From and after the date of this Agreement until the Closing
             ------
Date (or the termination of this Agreement), WMT and the Company shall permit representatives of the other to have appropriate access at all reasonable times to the other's premises, properties, books, records, contracts, tax records, documents, customers and suppliers, including those of each Acquired Company. Information obtained by WMT and the Company pursuant to this Section 6.1(f) shall be subject to the provisions of the Confidentiality Agreement of which agreement Section A and C4 shall remain in full force and effect with the remaining sections being superseded and replaced hereby.

         (g) Required Approvals. As promptly as practicable after the date of
             ------------------
this Agreement, the Stockholders will, and will cause the Company to, and WMT will, make all filings required by law to be made by them, in order to consummate the transactions contemplated hereby (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, the Stockholders will, and will cause the Company to, and WMT will, (i) cooperate with the other with respect to all filings that the other elects to make or is required by law to make in connection with the transactions contemplated hereby, and (ii) use reasonable efforts to obtain, and cooperate with the other in obtaining, all consents identified in Exhibit A or Exhibit B, as the case may be (including taking all actions requested by WMT or the Stockholders to cause early termination of any applicable waiting period under the HSR Act).

         (h) Notification of Certain Matters. Each of the parties hereto shall
             -------------------------------
give prompt notice to the other if such party becomes aware of any fact, condition or occurrence or nonoccurrence of any event which (i) will make the satisfaction of the conditions in Section 8 impossible or unlikely or (ii) would cause any of a party's representations or warranties contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and any material failure of a party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Should any such fact or condition require any change in Exhibit A or Exhibit B, as the case may be, if such exhibit were dated the date of the occurrence or discovery of any such fact or condition, the party affected will promptly deliver to the other a supplement specifying such change, which supplement shall be deemed to be incorporated herein by reference as a part of Exhibit A or Exhibit B, as the case may be. In the event that a party delivers a supplement to Exhibit A or Exhibit B, as the case may be, the party receiving such supplement shall, within three (3) business days after receipt of such supplement, give notice if such party deems the matters set forth in such supplement as a basis for terminating this Agreement pursuant to Section 11.1(a) and whether such party elects to terminate this Agreement thereunder. The failure of the party to give such notice or the failure to state whether such party elects to terminate this Agreement shall be deemed a waiver of the right to terminate this Agreement or refuse to consummate the transactions contemplated hereby based on such additional disclosure. All of such supplements and notices under this Section 6.1(h) shall be made either by hand delivery or by facsimile and followed by express overnight delivery service.

         6.2 Covenants of the Stockholders and the Company.
             ---------------------------------------------

         (a) Conduct of the Company's Operations. During the period from the date of this Agreement to the earlier of the Closing Date or the date of termination of this Agreement and except as set forth on Exhibit A or in connection with the Spin-Off, each Acquired Company shall use its reasonable efforts to maintain and preserve its business organization and to retain the services of its officers and key employees and maintain relationships with customers, suppliers and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement, the Stockholders and the Company shall not permit any of the Acquired Companies to, and each Acquired Company shall not, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby or as set forth in Exhibit A, without the prior written consent of WMT, which shall not be unreasonably withheld:

                  (i) sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its personal property or assets other than sales or leases of inventory or licensing of Intellectual Property Assets made in the ordinary course of business;

                  (ii) make or propose any changes in its Articles of Incorporation or Bylaws:

                  (iii) merge or consolidate with any other person or acquire a material amount of assets or capital stock of any other person or enter into any confidentiality agreement with any person;

                  (iv) other than for borrowings in the ordinary course under an Acquired Company's existing working capital credit facility, incur, create, assume or otherwise become liable for indebtedness in excess of $100,000 normal working capital for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for obligations in excess of $100,000 of any other individual, corporation or other entity, except in the ordinary course of business;

                  (v) create any Subsidiaries (other than in connection with the Spin-off);

                  (vi) enter into or modify any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee other than payments granted in the ordinary course of business;

                  (vii) change its method of doing business or change any method or principle of accounting in a manner that is inconsistent with past practice;

                  (viii) settle any actions, whether now pending or hereafter made or brought involving an amount in excess of $100,000;

                  (ix) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any material contract set forth in Exhibit A, any other material contract to which any Acquired Company is a party or any confidentiality agreement to which the Company is a party;

                  (x) incur or commit to any capital expenditures, obligations or liabilities in respect thereof which in the aggregate exceed or would exceed $300,000 on a cumulative basis;

                  (xi) take any action to cause WMT to (x) constitute an "interested stockholder" within the meaning of section 203 of the General Corporation Law of the State of Delaware (the "DGCL") or (y) become subject to any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares;

                  (xii) collect accounts receivable and pay accounts payable other than in the normal course of business consistent with past practices prior to the execution of this Agreement; or

                  (xiii) agree in writing or otherwise to take any of the foregoing actions.

         (b) Negative Covenant. Except as otherwise expressly permitted by this
             -----------------
Agreement or set forth on Exhibit A, between the date of this Agreement and the Closing Date, the Stockholders will not, and will cause each Acquired Company not to, without the prior consent of WMT, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 4.17 is likely to occur.

         (c) Employment Agreements. The Stockholders and the Company shall use
             ---------------------
its reasonable efforts to cause each of Carlton Joseph Mertens II, Terry V. Johnson, James C. Teter and Carolyn L. H. Wesson to enter into Employment Agreements with WMT substantially in the forms of Exhibits C-1, C-2, C-3 and C-4 attached hereto, respectively, and to cause each employee of each Acquired Company set forth in Schedule 8.3(f) to agree to be employed by WMT.

         (d) Intellectual Property Matters. The Stockholders and the Company
             -----------------------------
shall cause each Acquired Company to use its reasonable efforts to preserve its ownership rights to the Intellectual Property free and clear of any liens, claims or Encumbrances and shall use its reasonable efforts to assert, contest and prosecute any infringement of any issued foreign or domestic patent, trademark, service mark, trade name or copyright that forms a part of the Intellectual Property Assets or any misappropriation or disclosure of any trade secret, confidential information or know-how that forms a part of the Intellectual Property Assets.

         (e) No Solicitation. The Company and each of the Stockholders agrees
             ---------------
that, during the term of this Agreement, it or he shall not, and shall not authorize or permit any directors, officers, employees, agents or representatives of any Acquired Company to, directly or indirectly, solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving any Acquired Company, or acquisition of any capital stock (other than upon exercise of outstanding options of the Company) or any material portion of the assets (except for acquisition of assets in the ordinary course of business consistent with past practice) of the Acquired Companies, or any combination of the foregoing (a "Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person other than WMT or its directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding requiring it or him to abandon, terminate or fail to consummate the transactions contemplated hereby or any other transactions contemplated by this Agreement.

         7. Additional Agreements.
            ---------------------

         7.1 Good Faith. Subject to Section 7.5 hereof, each party shall act in
             ----------
good faith in an attempt to cause to be satisfied all the conditions precedent to its obligations and those of the other parties to this Agreement over which it has control or influence. Each party will act in good faith and take all reasonable action within its capability necessary to render accurate as of the Closing Date its representations and warranties contained in this Agreement.

         7.2 Legend; Stop Transfer Instructions. Stockholder 2 understands and
             ----------------------------------
agrees that:

         (a) the WMT Shares issued to Stockholder 2 will bear the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

         ; and

         (b)  any applicable state blue-sky legends.

Stop transfer instructions will be given to WMT's transfer agent with respect to certificates evidencing the WMT Shares. WMT agrees to remove promptly such stop transfer instructions and legend upon full compliance with this Agreement by the undersigned, including, without limitation, a sale or transfer of WMT Shares in accordance with Rules 144 and 145.

         7.3 Benefits. WMT will provide the employees identified on Schedule
             --------
8.3(f) who have agreed to be employed by WMT with the standard WMT employee benefit programs. Time of service with the Company will be credited for the WMT employee benefit program up to a maximum of five (5) years and the Company's current 401(k) program may be rolled into the WMT 401(k) program provided, however, that WMT shall not be obligated to make any matching contributions. The Company's stock option and stock purchase plans shall not be included within the term "employee benefit plan" for purposes of this Section 7.3.

         7.4 Registration Rights. WMT and Stockholder 2 shall enter into the
             -------------------
Registration Rights Agreement in substantially the form of Exhibit G attached hereto.

         7.5 All Reasonable Efforts. Between the date of this Agreement and the
             ----------------------
Closing Date, WMT shall use its all reasonable efforts to obtain financing sufficient to enable WMT to consummate the transactions contemplated hereby. The Stockholders and the Company during such period shall reasonably cooperate in such efforts by WMT to raise such financing.

         7.6 No Solicitation.
             ---------------

         (a) WMT agrees that, from and after the date of this Agreement until the Closing Date (or the termination of this Agreement pursuant to Section 11 hereof), without the written consent of the Stockholders it shall not, and shall not authorize or knowingly permit any of its directors, officers, employees, agents, representatives or affiliates, directly or indirectly, to explore, negotiate or otherwise engage in discussions, or make any proposal with respect to, any acquisition by WMT or its affiliates of the business of any company engaged in the IBM Midrange Business or the End-User Business, whether through acquisition of assets or stock, whether through merger, consolidation, business combination or similar transaction except where such acquisition would involve the issuance of less than twenty percent (20%) of the outstanding capital stock of WMT and/or less than $1,000,000 in cash or cancellation of indebtedness.

         (b) Prior to the Closing or the termination of this Agreement, WMT agrees that it will not, and shall not authorize or knowingly permit any of WMT's directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose nonpublic information in furtherance of, any inquiries or the making of any proposal with respect to any (i) recapitalization, merger, consolidation or other business combination involving WMT or any of its subsidiaries, or acquisition of more than fifty percent (50%) of WMT's capital stock, whether through merger, consolidation or otherwise with a single acquiror or group of related acquirors (other than upon exercise of outstanding options of WMT) or
(ii) any sale of any material portion of the assets (except for sale of assets in the ordinary course of business consistent with past practice) of WMT or any of its Subsidiaries, or (iii) any other transaction that would result in a Change in Control, or any combination of the foregoing, or negotiate, explore or otherwise engage in discussions with any person (other than the Company or its stockholders, directors, officers, employees, agents and representatives) with respect to any such transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the transactions contemplated hereby or any other transactions contemplated by this Agreement. Notwithstanding the foregoing, WMT shall be entitled to consider an unsolicited proposal regarding such a transaction if the Board of Directors of WMT concludes in its reasonable judgment that it must consider such proposal in accordance with its fiduciary duty to WMT's shareholders.

         7.7 Election to Board of Directors. Prior to Payment of Earn-Out and
             ------------------------------
Installment Amounts. Effective as of the Closing, Stockholder 2 shall be elected as a member of the Board of Directors of WMT and a member of the Board of Directors of Acquisition Sub. The members of the WMT Board serve, in accordance with WMT's bylaws and applicable corporate law and may be removed by the shareholders or fail to be elected by the shareholders at the annual meeting or any meeting called for the purpose of electing directors. Therefore, WMT cannot give the Stockholders any absolute assurance that Stockholder 2 will continue to serve on WMT's Board of Directors for the period ending with the payment in full of the Installment Payments, the Earn-Out Payments and Promissory Notes (net of any offsets pursuant to Section 9.1 and Section 9.3). WMT will undertake best efforts, however, to include Stockholder 2 on its slate of directors presented to its shareholders for election in conjunction with any proxy statement presented to its shareholders after the date hereof and prior to the payment in full of the Installment Payments, the Earn-Out Payments and Promissory Notes (net of any offsets pursuant to Section 9.1 and Section 9.3). During such period, Stockholder 2 will be maintained as a member of the Board of Directors of Acquisition Sub.

         7.8 Release of Liabilities. WMT and the Company shall use all
             ----------------------
reasonable efforts to cause Stockholder 1 to be released at or prior to Closing from any material liabilities, obligations, guarantees of payment or performance of the Company identified on Exhibit A hereto (the "Guarantees").

         7.9 Negative Covenants. From and after the Closing until all amounts
             ------------------
owed by WMT with respect to the Installments, Earn-out Payments and the Promissory Notes relating thereto, have been paid-in full net of any offsets pursuant to Section 9.1 and Section 9.3, WMT agrees that:

                  (a) there will not be any direct or indirect redemption, purchase or other acquisition of the capital stock of WMT by WMT (other than in connection with (i) a reincorporation; (ii) the repurchase of unvested stock by WMT in connection with the termination of employment of Western Micro employees or (iii) the redemption or repurchase by WMT of any preferred stock issued by WMT in connection with the Lew Lieberbaum & Co. financing or other equity raised for the purpose of financing the transactions contemplated by this Agreement (or to pay any Earn-out Payments, Installment Payments or Promissory Notes relating thereto);

                  (b) there will not be a declaration or payment of any cash dividend or other non-equity distribution or non-equity payment in respect of shares of capital stock (other than in connection with the declaration or payment of any cash dividend or other non-equity distribution or non-equity payment made with respect to any preferred stock issued by WMT in connection with the Lew Lieberbaum & Co. financing or other equity raised for the purpose of financing the transactions contemplated by this Agreement or to pay any Earn-out Payments, Installment Payments or Promissory Notes relating thereto);

                  (c) neither it nor any of its Subsidiaries will, directly or indirectly, acquire or enter into any agreement to acquire any Person or business, or division thereof, for cash whether through acquisition of assets or stock, whether through merger, consolidation, business combination or similar transaction; provided, however, WMT shall be permitted to make such acquisitions during Year 1 and Year 2 to the extent that the aggregate consideration (excluding capital stock of WMT) paid by WMT in connection with such post- Closing acquisitions is less than $1,000,000 in any calendar quarter during such period and is in the aggregate less than $2,500,000 in Year 1 or $2,500,000 in Year 2 with respect to such post-Closing acquisitions, as the case may be. Notwithstanding the foregoing, in no event shall WMT consummate any such acquisition in Year 2 or thereafter unless the First Installment and the Earn-out Payments for Year 1 (or any Promissory Note issued in lieu thereof) have been paid in full. Nothing in this clause (iii) shall limit WMT or its Subsidiaries' ability to complete acquisitions for WMT capital stock.

Notwithstanding the provisions of Section 10 hereof, if WMT breaches, or threatens to breach, any of the provisions of Section 7.9 hereof, in addition to any other remedies that the Stockholders may have, each of which shall be independent of the other and severally enforceable, the Stockholders shall have the right to have the provisions of Section 7.9 of this Agreement specifically enforced by injunction or other equitable relief by any court having equity or other jurisdiction, without bond being required to be posted in connection therewith, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Stockholders and that money damages will not provide an adequate remedy to the Stockholders; provided, however, the Stockholders must bring such action or proceeding in a state or federal court sitting in the state of Delaware if such action or proceeding may be properly brought in or properly heard by a state or federal court sitting in the state of Delaware.

         8. Conditions.
            ----------

         8.1 Mutual Conditions. The obligations of the parties hereto to
             -----------------
consummate the transactions contemplated hereby shall be subject to fulfillment of the following conditions unless waived by the Stockholders and WMT:

         (a) No temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect or threatened, and no statute, rule or regulation shall have been enacted by any Governmental Body which prevents the consummation of the transactions contemplated hereby.

         (b) All waiting periods applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

         (c) No action shall be instituted by any Governmental Body which seeks to prevent consummation of or seeking material damages in connection with the transactions contemplated hereby which continues to be outstanding.

         (d) IBM shall have approved of IRA as an industry remarketer affiliate of WMT and such approval shall not have been withdrawn.

         (e) All material third party approvals, consents, permits or waivers necessary for consummation of the transactions contemplated by this Agreement shall have been obtained in form and substance reasonably satisfactory to the Stockholders and WMT, except to the extent the failure to obtain such approvals, consents, permits or waivers would not have a Material Adverse Effect on WMT, the Company, any Acquired Company or the IRA.

         8.2 Conditions to Obligations of the Company and the Stockholders. The
             -------------------------------------------------------------
obligations of the Company and the Stockholders to consummate the transactions contemplated hereby and the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by the Company and the Stockholders.

         (a) The representations and warranties of WMT set forth in Section 5 shall be true and correct in all material respects (without giving effect to any supplemental disclosures as provided in Section 6.1(h)) on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date).

         (b) WMT shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder prior to the Closing Date.

         (c) WMT shall have furnished the Company and the Stockholders with a certificate dated the Closing Date signed on behalf of it by the Chairman, President or any Vice President to the effect that the conditions set forth in Sections 8.2(a), 8.2(b) and 8.2(e) have been satisfied.

         (d) The Company and the Stockholders shall have received the legal opinion, dated the Closing Date of Pillsbury Madison & Sutro LLP, counsel to WMT, in substantially the form of Exhibit H attached hereto.

         (e) Since the date of this Agreement, except to the extent contemplated by Exhibit B, there shall not have been any material adverse change in the assets, liabilities, results of operations, business or financial condition of WMT or any Material Adverse Effect on WMT.

         (f) Stockholder 1 shall have been released from all material obligations, liabilities, guarantees and duties with respect to any Guarantees.

         (g) The Spin-off shall have been completed by the Company as described on Exhibit A.

         (h) The financing shall include no provision for principal payments to the lender in Year 1 or in Year 2; provided, however, that the financing may include provisions for accelerating the due date of principal payments into Year 1 or Year 2 upon breach of the loan agreement, any other agreement entered in conjunction therewith or any covenants or restrictions set forth therein or repayment of principal during Year 1 or Year 2 from the proceeds of any equity raised by WMT during such periods.

         (i) WMT shall have executed and delivered the IRA Agreement in substantially the form of Exhibit F attached hereto.

         8.3 Conditions to Obligations of WMT. The obligations of WMT to
             --------------------------------
consummate the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by WMT:

         (a) The representations and warranties of each of the Stockholders set forth in Sections 3 and 4 and the Company set forth in Section 4, shall be true and correct in all material respects (without giving effect to any supplemental disclosures as provided in Section 6.1(h)) on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date).

         (b) Each of the Stockholders and the Company shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date.

         (c) The Company and the Stockholders shall have furnished WMT with a certificate dated the Closing Date signed on its behalf by its Chairman, President or any Vice President to the effect that, except as otherwise stated therein, the conditions set forth in Sections 8.3(a), 8.3(b) and 8.3(e) have been satisfied.

         (d) WMT shall have received the legal opinion, dated the Closing Date, of Cox & Smith Incorporated, in substantially the form of Exhibit I attached hereto.

         (e) Since the date of this Agreement, except to the extent contemplated by Exhibit A, there shall not have been any material adverse change in the assets, liabilities, results of operations, business or financial condition of the Company or any material adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

         (f) Each of Carlton Joseph Mertens II, Terry V. Johnson, James C. Teter and Carolyn L. H. Wesson shall have executed Employment Agreements in substantially the forms of Exhibits C-1, C-2, C-3 and C-4 attached hereto, respectively, and at least eighty percent (80%) of the employees identified in
Schedule 4.14 of Exhibit A of the Company shall have agreed to be employed by WMT.

         (g) Stockholder 1 and IRA shall have executed a noncompetition agreement in substantially the form of Exhibit D attached hereto.

         (h) Stockholder 2 shall have executed a noncompetition agreement in substantially the form of Exhibit E attached hereto.

         (i) WMT shall have obtained financing sufficient to enable WMT to consummate the transactions contemplated hereby.

         (j) There must not have been made or threatened by any person any claim asserting that such person (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or (ii) is entitled to all or any portion of the Purchase Price payable for the Shares.

         (k) The Spin-off shall have been completed by the Company in form and substance reasonably satisfactory to WMT, and the IRA shall, as part of such Spin-off have agreed to indemnify and hold harmless WMT, Acquisition Sub and their Affiliates from and against any and all liability relating to the End-user Business of the IRA, regardless of when incurred except to the extent such liability is reflected on the Closing Date Balance Sheet.

         (l) IRA shall have executed and delivered the IRA Agreement in substantially the form of Exhibit F attached hereto.

         9. Indemnification.
            ---------------

         9.1 Indemnification by the Stockholders.
             -----------------------------------

         (a) Breach of Representations, Warranties and Covenants. Each
             ---------------------------------------------------
Stockholder, severally based on his pro rata ownership of the Company at Closing as set forth on Exhibit A hereof, after the Closing, agrees to defend and indemnify WMT and its affiliates, directors, officers and stockholders, and its successors and assigns (collectively, the "WMT Indemnitees"), against, and hold each of them harmless from, any and all losses, liabilities, taxes, claims, suits, proceedings, demands, judgments, damages, expenses and costs, including, without limitation, reasonable counsel fees, costs and expenses incurred in the investigation, defense or settlement of any claims (collectively, the "Indemnifiable Damages") which any such indemnified person may suffer or incur by reason of the inaccuracy of any of the representations or warranties (after giving effect to any supplemental disclosures as permitted in Section 6.1(h)), or breach of any covenants to be performed after the Closing Date, of the Company or the Stockholders contained in this Agreement or any documents, certificate or agreement delivered pursuant hereto. Notwithstanding the foregoing, WMT shall not be entitled to Indemnifiable Damages if (i) WMT had actual knowledge that such representations or warranties were untrue or inaccurate or that covenants had been breached in any respect on the Closing Date and (ii) the Stockholders shall have sustained the burden of proving that WMT had such actual knowledge, which burden shall only be sustained by the Stockholders' production of a written document or documents created by WMT and reviewed by the President and Chief Executive Officer and by the Chief Financial Officer of WMT demonstrating that WMT had such actual knowledge hereunder in any event. Notwithstanding Section 9.3(e) below (except with respect to Section 9.3(b) which shall limit the parties' remedies hereunder in any event), nothing in this Section 9.1(a) shall limit in any way WMT's remedies (x) in the event of breach by the Company or the Stockholders of any of their covenants or agreements hereunder to be performed or complied with after the Closing or (y) for any claim made under Rule 10b-5 of the 1934 Act.

         (b) Collection of Accounts Receivable; Sale of Inventory Offset. In the
             -----------------------------------------------------------
event that WMT, using normal collection and sales practices, has not on or prior to twelve (12) months from the Closing Date collected with respect to the accounts receivable reflected on the Closing Date Balance Sheet (the "Closing A/R") an amount equal to or greater than the amount set forth on the Closing Date Balance Sheet for the accounts receivable balance (minus any allowance or reserve for doubtful accounts) or sold the Inventory reflected on Closing Date Balance Sheet, WMT may cause the Acquisition Sub to transfer, assign, convey and deliver the uncollected Closing A/R or such inventory, as the case may be, to the Stockholders in exchange for a dollar for dollar offset against the Installment Payments and Earn-out Payments to be paid to the Stockholders pursuant to Sections 2.2(a) and 2.6 hereof, each offset to be allocated between the Stockholders' respective Earn-out Payments or Installment Payments as due pro rata in accordance with their percentage ownership of the Shares; provided such uncollected Closing A/R or inventory must be assigned, transferred and delivered to the Stockholders on or before 13 months from the Closing Date (unless otherwise agreed by the parties hereto). WMT agrees to provide the Stockholders with access to the information reasonably necessary to enable the Stockholders to collect such accounts receivable. The amount collected with respect to the Closing A/R shall include the proceeds from the sale of any products (as to which the Closing A/R relates) repossessed by, or returned to the Company or WMT. Any such products not resold by the Company or WMT shall be transferred and delivered to the Stockholders concurrent with the assignment of the corresponding Closing A/R.

         9.2 Indemnification by WMT. After the Closing, WMT agrees to defend and
             ----------------------
indemnify the Stockholders and their respective successors and assigns, against, and hold each of them harmless from, the Indemnifiable Damages which any such indemnified person may suffer or incur by reason of the inaccuracy of any of the representations or warranties (after giving effect to any supplemental disclosures as permitted in Section 6.1(h), or breach of any covenants of WMT to be performed after the Closing Date contained in this Agreement or any documents, certificate or agreement delivered pursuant hereto. Notwithstanding the foregoing, the Stockholders and their respective successors and assigns shall not be entitled to Indemnifiable Damages if (a) the Stockholder seeking indemnification had actual knowledge that such representations or warranties were untrue or inaccurate or that covenants had been breached in any respect on the Closing Date and (b) WMT shall have sustained the burden of proving that such Stockholder had such actual knowledge, which burden shall only be sustained by WMT's production of a written document or documents created by the Company or the Stockholder and reviewed by such Stockholder demonstrating that such Stockholder had such actual knowledge. Notwithstanding Section 9.3(e) below (except with respect to Section 9.3(b) which shall limit the parties' remedies hereunder in any event), nothing in this Section 9.2 shall limit in any way the Stockholders' remedies in the event of breach by WMT of any of its covenants or agreements hereunder to be performed or complied with after the Closing or for any claim made under Rule 10b-5 of the 1934 Act.

         9.3 Limitation on Indemnity. The indemnification obligations of the
             -----------------------
parties hereto under this Section 9 shall be subject to the following:

         (a) Threshold. Neither the WMT Indemnitees nor the Stockholders shall
             ---------
be entitled to seek indemnification under this Section 9 until the aggregate amount of all such Indemnifiable Damages to which the WMT Indemnitees or the Stockholders, as the case may be, are entitled (other than claims for Indemnified Damages arising out of the breach of covenants and agreements to be performed or complied with subsequent to Closing) exceeds $100,000.

         (b) Limitations on Damages. Any indemnifiable claim under this Section
             ----------------------
9 with respect to any breach or nonperformance by any party of a representation, warranty, covenants or agreement shall be limited to the amount of actual damages sustained by the party seeking indemnification (the "Indemnified Person") by reason of such breach or nonperformance. Notwithstanding anything to the contrary elsewhere in this Agreement, no party or its affiliates shall in any event be liable to any other party or its affiliates for any consequential damages, including, but not limited to, loss of future revenue or income, cost of capital, or loss of business reputation or opportunity. Each party further agrees that it shall not seek, and shall not be entitled to, punitive damages as to any matter relating to this Agreement or the transactions contemplated by it.

         (c) Maximum Liability. Notwithstanding any other provision to the
             -----------------
contrary in this Agreement except Section 9.1(a) hereof, the aggregate liability of the Stockholders, on the one hand, and WMT, on the other hand, in connection with all claims for Indemnifiable Damages hereunder (other than claims for Indemnified Damages arising out of the breach of covenants and agreements to be performed or complied with subsequent to Closing) shall not exceed $7,500,000, provided that, with respect to Indemnifiable Damages to which the WMT Indemnitees are entitled, amounts set-off against the Installment Payments, Earn-out Payments or any Promissory Notes which are issued and relate thereto pursuant to Section 9.3(f) shall be applied against such amount.

         (d) Insurance Proceeds; Recoveries; Tax Benefits. The Indemnifiable
             --------------------------------------------
Damages hereunder shall be deemed reduced by the amount of any insurance proceeds, indemnities or recoveries from third parties recoverable by such Indemnified Person with respect to such Indemnifiable Damages.

         (e) Exclusivity. Except as otherwise expressly provided in the last
             -----------
sentence of Section 9.1(a) and Section 9.2, the sole and exclusive remedy of the parties hereto for any claim resulting in a breach by any of the parties hereto of their respective representations, warranties, covenants or agreements made hereby or the failure by any party to perform their respective obligations under this Agreement discovered after the Closing shall be a claim under this Section
9. Notwithstanding any of the foregoing, no party shall be able to avoid the limitations expressly set forth in this Section 9 or Section 11 by electing to pursue any other remedy. The parties hereby waive any provision of law to the extent that it would limit or restrict the agreements set forth in this Section 9 or Section 11.

         (f) Payment of Claims.
             -----------------

         (i) Any amounts owed by a Stockholder under this Section 9 to WMT Indemnitees with respect to Indemnifiable Damages shall be first offset by WMT against Earn-out Payments and Installment Payments (or the principal balance of the Promissory Notes delivered in lieu thereof pursuant to Section 2.7) to be paid to such Stockholder; provided, however, in no event shall (x) WMT's offset with respect to each such payment which would be otherwise due exceed fifty percent (50%) of such Earn-out Payment and Installment Payment (or the principal balance of the Promissory Notes delivered in lieu thereof pursuant to Section 2.7) or (y) subject to clause (iii) below, WMT's payments to any Stockholder hereunder in each of Year 1 or Year 2 with respect to Indemnifiable Damages (other than Indemnifiable Damages relating to breaches of covenants to be performed or complied with after the Closing) owed by WMT shall not exceed such maximum amount which WMT is allowed to offset against such payments during such period.

         (ii) If the amount to which WMT is entitled to offset against the Earn-out Payments and Installment Payments and Promissory Notes owed to a Stockholder pursuant to clause (i) above is less than the amount of Indemnifiable Damages owed by such Stockholder, the WMT Indemnitee shall be entitled to seek such excess directly from such Stockholder after the end of Year 2.

         (iii) If WMT has made the Prepayment pursuant to Section 2.2, then, without limiting the entitlement of WMT to offset against Earn-out Payments otherwise due pursuant to clause (i) above or to seek any excess directly from such Stockholder pursuant to clause (ii) above, WMT shall be entitled, prior to the end of Year 2, to seek directly from a Stockholder the amount of the Indemnifiable Damages owed to WMT from such Stockholder and each Stockholder shall not be limited in seeking Indemnifiable Damages by Section 9.3(f)(i)(y) above.

         (iv) Without limiting the obligation and entitlement of WMT to first offset against the Earn-out Payments and Installment Payments and Promissory Notes, payment of Indemnifiable Damages owed by a Stockholder under this Section 9 for claims made pursuant to clause (ii) above may be paid in cash or WMT Common or other shares of capital stock of WMT then owned by such Stockholder in his sole discretion or by application by such Stockholder of amounts owed to such Stockholder with respect to a Promissory Note and, if WMT has made the Prepayment pursuant to Section 2.2, the Earn-out Payments to the extent due and owing at the time a claim is made.

         (g) Unless otherwise specified herein, any shares of WMT Common used to satisfy obligations under this Section 9 shall be valued at the Average Market Price as of the date payment of such satisfaction is made. "Average Market Price" shall mean as of a specified date the average Market Price of WMT Common for the twenty (20) trading days ending on the day prior to such date. "Market Price" means the closing sale price of WMT Common on the Nasdaq National Market or similar system of automated dissemination of quotations of securities prices then in common, if so quoted, or exchange. If the WMT Common is not quoted on any market or quotation system, or traded on an exchange, the average Market Price per share shall be mutually agreed upon in good faith by the parties. If, during such period of calculation of the Average Market Price, there is effected a dividend, stock split, reverse stock split, distribution, recapitalization, reorganization or other similar action with respect to WMT Common, the Market Price for the days prior thereto shall be adjusted as appropriate to give effect to such action as if such action had occurred prior to the commencement of such calculation period.

         9.4 Indemnification Payments. WMT and the Stockholders agree to treat
             ------------------------
any indemnity payment made pursuant to this Section 9 as an adjustment to the Purchase Price for tax purposes.

         9.5 Resolution of Conflicts.
             -----------------------

         (a) Any request for indemnification under this Section 9 must be made in writing (the "Notice") and presented by the Indemnified Person to the party from whom indemnification is sought (the "Indemnifying Person") within 375 calendar days after the Closing Date. Any Notice delivered after such time shall be void and of no effect. The representations and warranties of the parties under this Agreement shall survive for a period of 375 calendar days after the Closing Date. If the Stockholders or WMT, as applicable, shall object in writing to the indemnity of an Indemnified Person in respect of any claim or claims made in any Notice, the Stockholders and WMT shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims.

         (b) If no such agreement can be reached after good faith negotiation within sixty (60) days after objection by either the Stockholders or WMT, either WMT or the Stockholders may demand arbitration of the matter and the matter shall be settled by arbitration in accordance with the terms and provisions of
Section 10 hereof.

         9.6 Notice and Defense of Third-Party Claims. If any action, claim or
             ----------------------------------------
proceeding shall be brought or asserted under this Section 9 by any third party against any Indemnified Persons in respect of which indemnity may be sought under this Section 9 from an Indemnifying Person or any successor thereto, the Indemnified Person shall give prompt written notice of such action or claim to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the

Indemnified Person and the payment of all reasonable expenses; except that any delay or failure so to notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that (a) it is prejudiced by reason of such delay or failure, or (b) the Indemnified Person fails to give notice of its claim within the 375 calendar day period specified in Section 9.5(a). The Indemnified Person shall have the right to employ separate counsel in any of the foregoing actions, claims or proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them; provided, however, that in no event shall the Indemnifying Person be obligated to assume the expense of more than one such separate counsel in connection with Indemnifiable Damages arising out of the same claim or cause of action. In the event that the Indemnifying Person, within thirty (30) days after notice of any such action or claim, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the good faith defense of such action, claim or proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such action, claim or proceeding at any time prior to the settlement, compromise or final determination thereof. Anything in this Section 9 to the contrary notwithstanding, (i) the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or compromise any action or claim or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnifying Person, and (ii) the Indemnified Person shall not settle or compromise any action or claim or consent to the entry of any judgment, except, where the Indemnifying Person has failed to assume the defense of such action or claim, and then only with the prior consent of the Indemnifying Person, which shall not be unreasonably withheld. The Indemnifying Person may, without the Indemnified Person's prior consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of money damages by the Indemnifying Person. The Indemnified Person shall make available to the Indemnifying Person all records, other materials and personnel reasonably required by it for its use in contesting any third party claims and shall cooperate fully with the Indemnifying Person in the defense of all such claims. As a condition to asserting any rights under this Section 9, each WMT Indemnitee must appoint WMT as its sole agent for all matters relating to any claim hereunder and agree to cooperate with the Indemnifying Person to the extent reasonably requested in order to permit the proper and adequate defense of such claim. As a condition to asserting any rights under this Section 9, each Stockholder shall act as his own agent for all matters relating to any claim hereunder and agree to cooperate with the Indemnifying Person to the extent reasonably requested in order to permit the proper and adequate defense of such claim. No party shall have any rights to indemnity pursuant to this Section 9 prior to the Closing and the parties obligations under this Section 9 are expressly made conditioned on such Closing.

         10. Arbitration. Except with respect to injunctive relief sought
             -----------
pursuant to Section 7.9, any dispute arising out of or relating to this Agreement, any schedule, certificate or other document delivered by any party in connection with this Agreement or incident to the transactions contemplated hereby or the breach, inaccuracy, termination or validity hereof or thereof or otherwise arising out of or relating to the transactions contemplated hereby and thereby, or any other agreement among them or between any of them, whether entered into prior to, on or subsequent to the date of this Agreement or those arising under any federal, state or local law, regulation or ordinance, shall be determined by binding arbitration in accordance with certain aspects of the then-current Commercial Arbitration Rules of the American Arbitration Association; provided, however, that any dispute relating to the Adjustment Amount and the Earn-out Payments shall be resolved in accordance with certain aspects of Sections 2.5 and 2.6(b), respectively. If the amount in controversy in the arbitration exceeds Two Hundred Fifty Thousand Dollars ($250,000), exclusive of interest, attorneys' fees and costs, the arbitration shall be conducted by a panel of three (3) neutral arbitrators. Otherwise, the arbitration shall be conducted by a single neutral arbitrator. The parties shall endeavor to select neutral arbitrators by mutual agreement. If such agreement cannot be reached within thirty (30) calendar days after a dispute has arisen which is to be decided by arbitration, any party or the parties jointly shall request the American Arbitration Association to submit to each party an identical panel of fifteen (15) persons. Alternate strikes shall be made to the panel, commencing with the party bringing the claim, until the names of three (3) persons remain, or one (1) person if the case is to be heard by a single arbitrator. The parties may, however, by mutual agreement, request the American Arbitration Association to submit additional panels of possible arbitrators. The person(s) thus remaining shall be the arbitrator(s) for such arbitration. If three (3) arbitrators are selected, the arbitrators shall elect a chairperson to preside at all meetings and hearings. If a dispute is to be resolved by a sole arbitrator in accordance with the terms hereof, or if the dispute is to be resolved by a panel of three (3) arbitrators as provided hereinabove, then such sole arbitrator or the chairperson of such panel, as the case may be, shall be a member of a state bar engaged in the practice of law in the United States or a retired member of a state or the federal judiciary in the United States. The award of the arbitrator(s) shall require a majority of the arbitrators in the case of a panel of arbitrators, shall be in writing and reasoned, shall be based on the evidence admitted and the substantive law of the State of Delaware and shall contain an award for each issue and counterclaim. The award shall be made within thirty (30) days following the close of the final hearing and the filing of any post hearing briefs authorized by the arbitrator(s). The award of the arbitrator(s) shall be final and binding on the parties thereto and the subject matter. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1-16, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The place of arbitration shall be Denver, Colorado. Each party shall be entitled to inspect and obtain a copy of relevant documents in the possession or control of the other party and to take depositions of the other parties' employees, agents, representatives and witnesses (including expert witnesses). All such discovery shall be in accordance with procedures approved by the arbitrator(s). Unless otherwise provided in the award, each party shall bear its own costs of discovery and of the arbitration. No party shall be entitled to submit interrogatories to the other parties. All discovery shall be expedited, consistent with the nature and complexity of the claim or dispute and consistent with fairness and justice. The arbitrator(s) shall have the power to compel any party to comply with discovery requests of the other parties and to issue binding orders relating to any discovery dispute which shall be enforceable in the same manner as awards. The arbitrator(s) also shall have the power to impose sanctions for abuse or frustration of the arbitration process, including without limitation, the refusal to comply with orders of the arbitrator(s) relating to discovery and compliance with subpoenas. Consistent with the terms and provisions of Section 9.3(b) of this Agreement, the arbitrator(s) are not empowered to award damages in excess of actual damages and the Company, the Stockholders and WMT hereby irrevocably waive any right to recover such damages with respect to any dispute resolved by arbitration.

         11. Termination.
             -----------

         11.1 Termination Events. This Agreement may, by written notice given at
              ------------------
or prior to the Closing Date in the manner hereinafter provided, be terminated:

         (a) by WMT, on the one hand, or the Company and the Stockholders, on the other hand, if a material default or breach shall be made by the other parties hereto with respect to the due and timely performance of any of its covenants and agreements contained herein, or with respect to the material compliance with any of its representations, warranties or covenants, and such default cannot be cured prior to the Closing Date and has not been waived;

         (b)  by mutual consent of WMT and the Stockholders; or

         (c) by WMT, on the one hand, or the Stockholders, on the other hand, if the Closing shall not have occurred on or before July 31, 1997 or such later date as may be mutually agreed upon in writing by the parties.

         11.2 Effect of Termination; Sole Remedy.
              ----------------------------------

         (a) Notwithstanding any provisions in this Agreement to the contrary, if the Closing does not occur, (i) neither WMT, the Company nor the Stockholders shall be entitled to indemnification for the falsity of any representations or warranties or a breach of any of the covenants and agreements contained herein to be performed at or prior to the Closing and (ii) WMT's, the Company's and the Stockholders' sole and exclusive remedy shall be the receipt of the Termination Fee, if any, as provided in this Section 11.2. In the event that this Agreement shall be terminated pursuant to Section 11.1, all further obligations of the parties hereto under this Agreement (other than pursuant to Sections 6.1(d), 10, 11.2 and 12 and as provided in the Confidentiality Agreement) shall terminate without further liability or obligation of either party to the other party hereunder.

         (b) Subject to clause (c) of this Section 11.2 and except with respect to terminations pursuant to Section 11.1(b) above,

                  (i) if this Agreement is terminated by any party and (A) all of the conditions of the Closing set forth in Sections 8.1 and 8.3 (other than the condition set forth in 8.3(i)) have been, or are reasonably expected to be at or prior to the Closing, satisfied or waived (or would be satisfied but for the failure of WMT to perform its obligations hereunder), and (B) the Stockholders are not in breach of this Agreement in any material respect, WMT shall pay to the Company a termination fee of $500,000 within two (2) business days of such termination, and the payment of such termination fee shall be the sole remedy of the Company and the Stockholders hereunder.

                  (ii) if this Agreement is terminated by any party and (A) all of the conditions of the Closing set forth in Sections 8.1 and 8.2 have been, or are reasonably expected to be at or prior to the Closing, satisfied or waived (or would be satisfied but for the failure of the Stockholders and the Company to perform their respective obligations hereunder), (B) and WMT is not in breach of this Agreement in any material respect, the Company shall pay to WMT a termination fee of $500,000 within two (2) business days of such termination, and the payment of such termination fee shall be the sole remedy of WMT hereunder.

         (c) The parties hereto expressly agree that (i) the amounts set forth in Section 11.2(b) are intended to be liquidated damages for harm caused by termination of this Agreement and are reasonable forecasts of just compensation in the light of the anticipated harm which would be attributable to such termination, (ii) losses incurred by reason of termination of this Agreement would be incapable or difficult of estimation and (iii) otherwise obtaining an adequate remedy would be inconvenient or nonfeasible.

         (d) Notwithstanding the foregoing, neither party shall be required to pay such Termination Fee if the reason that Closing has not occurred is (i) the HSR Act filing has not cleared (unless the failure to clear is due to a failure by either party to make the necessary filing or provide the Federal Trade Commission or the Antitrust Division of the United States Department of Justice with requested information within a reasonable amount of time), (ii) a court shall have issued a restraining order ("TRO") or an injunction (or a TRO or an injunction is threatened) preventing the consummation or the Closing of the transactions contemplated hereby, (iii) IBM does not consent to the transactions contemplated hereby or to IRA becoming an industry remarketer affiliate of WMT,
(iv) an action shall have been instituted by any Governmental Body seeking to prevent consummation of or seeking material damages in connection with the transactions contemplated hereby and such action continues to be outstanding,
(v) if such termination occurs and is based on an inaccuracy in the representation or warranty of the party who would otherwise be obligated to pay such Termination Fee which have not been waived if the representations and warranties subject to such inaccuracy were true and correct in all material respects as of the date of this Agreement, (vi) failure to obtain any material third-party approval consent, waiver or permit necessary for the consummation of the transactions contemplated by this Agreement (unless the failure is due to a failure by either party to take some reasonable action), (vii) the failure to obtain a release for Stockholder 1 from all material obligations, liabilities, guarantees and duties with respect to the Guarantees unless such failure is due to a failure by either party to take some reasonable action or (viii) the financing is obtained or obtainable but cannot be consummated because the Stockholders or the Company will not waive the condition set forth in Section 8.2(h).

         12. Miscellaneous.
             -------------

         12.1 Notices. Except as otherwise set forth herein, all notices given
              -------
in connection with this Agreement shall be in writing and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by express courier or delivery service, addressed to the parties hereto at the following addresses:

         Company (before Closing):

                  Star Management Services, Inc.
                  888 Isom Road
                  San Antonio, Texas  78216-4033
                  Attn: Harvey E. Najim and Carlton Joseph Mertens II Fax No.: (210) 377-3796

         with a copy to:

                  Cox & Smith Incorporated
                  112 E. Pecan, Suite 1800
                  San Antonio, Texas  78205
                  Attn:  Kerry T. Benedict, Esq.
                         Steven A. Elder, Esq.
                  Fax No.:  (210) 226-8395

         Stockholder 1:

                  Harvey E. Najim
                  2 Vintage Oaks
                  San Antonio, Texas 78248
                  Fax No.:  (210) 493-0047

         Stockholder 2:

                  Carlton Joseph Mertens II
                  19 Champions Run
                  San Antonio, Texas 78258
                  Fax No.:  (210) 497-0117

         Company (after Closing):

                  254 East Hacienda Avenue
                  Campbell, California  95008
                  Attn:  P. Scott Munro
                  Fax No.:  (408) 370-4597

         WMT:

                  254 East Hacienda Avenue
                  Campbell, California  95008
                  Attn:  P. Scott Munro
                  Fax No.:  (408) 370-4597

         with a copy to:

                  Pillsbury Madison & Sutro LLP
                  2700 Sand Hill Road
                  Menlo Park, California  94025
                  Attn:  Jorge del Calvo, Esq.
                  Fax No.:  (415) 233-4545

or at such other address and number as either party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by telegram, telex, telecopy or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telex, telecopy or other facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if handdelivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

         12.2 Knowledge. As used in this Agreement, the term "knowledge" shall
              ---------
mean actual knowledge, the terms "to the Company's knowledge" and "to the Stockholders' knowledge" shall mean the actual knowledge of the Stockholders and the term "to WMT's knowledge" shall mean the actual knowledge of P. Scott Munro and James W. Dorst.

         12.3 Further Assurances. The parties hereto agree to furnish upon
              ------------------
request to each other such further information, to execute and deliver to each other such other documents, and to do such other acts and things, all as the other party hereto may at any time reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to herein.

         12.4 Waiver. The rights and remedies of the parties to this Agreement
              ------
are cumulative and not alternative. Neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to herein shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, no claim or right arising out of this Agreement or the documents referred to herein can be discharged by one party hereto, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party hereto; no waiver which may be given by a party hereto shall be applicable except in the specific instance for which it is given; and no notice to or demand on one party hereto shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to herein.

         12.5 Entire Agreement and Modification. This Agreement, including all
              ---------------------------------
exhibits and schedules hereto, and Sections A and C4 of the Confidentiality Agreement are intended by the parties to this Agreement as a final expression of their agreement with respect to the subject matter hereof, and are intended as a complete and exclusive statement of the terms and conditions of that agreement. This Agreement may not be modified, rescinded or terminated orally, and no modification, rescission, termination or attempted waiver of any of the provisions hereof (including this Section 12.5) shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

         12.6 Assignments, Successors and No Third-Party Rights. This Agreement
              -------------------------------------------------
shall apply to and be binding in all respect upon, and shall inure to the benefit of, the successors and assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement, their successors and assigns, and for the benefit of no other person or entity. The parties expressly agree that either of the Stockholders may assign, transfer and convey their rights to receive any portion of the Purchase Price (including without limitation Installment Payments and Earn-out Payments) to a spouse or relative (such relative being related to the Stockholder in the second degree), or to a trust, corporation, partnership or other entity in which all of the beneficial interest is held by or for such person, persons or Stockholder; provided, however, such assignment shall not affect WMT's rights with respect to set-offs against the Installment Payments or Earn-out Payments pursuant to Section 9.3.

         12.7 Section Headings, Construction. The headings of articles and
              ------------------------------
sections contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to articles and sections in this Agreement refer to the corresponding articles and sections of this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. Unless otherwise specifically noted, the words "herein," "hereof," "hereby," "hereinabove," "hereinbelow," "hereunder," and words of similar import, refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause or other subdivision hereof.

         12.8 Time of Essence. With regard to all time periods set forth or
              ---------------
referred to in this Agreement, time is of the essence.

         12.9 Governing Law. This Agreement shall be governed by, and construed
              -------------
under, the laws of the State of Delaware without regard to conflicts of laws, all rights and remedies being governed by such laws.

         12.10 Counterparts. This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute but one and the same agreement.

         IN WITNESS WHEREOF, WMT, the Stockholders and the Company, by their duly authorized officers, have each caused this Agreement to be executed as of the date first written above.

                                       COMPANY
                                       -------

                                       STAR MANAGEMENT SERVICES, INC.
                                       -----------------------------------------



                                       By /s/ HARVEY E. NAJIM
                                          --------------------------------------
                                                    Harvey E. Najim

                                       Its President and Chief Executive Officer
                                           -------------------------------------



                                       /s/ HARVEY E. NAJIM
                                       -----------------------------------------
                                                   Harvey E. Najim



                                       /s/ CARLTON JOSEPH MERTENS II
                                       -----------------------------------------
                                               Carlton Joseph Mertens II


                                       WMT
                                       ---

                                       WESTERN MICRO TECHNOLOGY, INC.



                                       By /s/ P. SCOTT MUNRO
                                          --------------------------------------
                                                     P. Scott Munro

                                       Its President and Chief Executive Officer
                                           -------------------------------------

                                                                    EXHIBIT C-1


                         Western Micro Technology, Inc.
                            254 East Hacienda Avenue
                           Campbell, California 95008



                                                 _____________, 1997



Mr. Carlton Joseph Mertens II
19 Champions Run
San Antonio, TX 78258

Dear Mr. Mertens:

     This letter agreement sets forth the terms and conditions of your employment with Western Micro Technology, Inc. ("Company").

     In consideration of the mutual covenants and promises made in this letter agreement, you and the Company agree as follows:

     1. Employment as President and CEO of IBM Sub and Service as a Director.
        --------------------------------------------------------------------

     (a) Commencing as of __________, 1997 (the "Effective Date"), you will serve as the President and Chief Executive Officer of the Distribution Business (as hereinafter defined) of the Company ("IBM Sub"). You will be given such duties, responsibilities and authority as are appropriate to such position. Throughout the term of your employment, you will devote such business time and energies to the business and affairs of the Company as are reasonably needed to carry out your duties and responsibilities as President and Chief Executive Officer of IBM Sub, subject to the overall supervision and direction of the President and Chief Executive Officer of the Company (who shall act as Chairman of the Board of Directors of IBM Sub (the "IBM Sub Board")) and the IBM Sub Board. During the term of your employment, you shall be based in the principal offices of IBM Sub in San Antonio, Texas, and shall not be required to be based anywhere other than IBM Sub's headquarters in San Antonio, Texas ("IBM Sub Headquarters") except for travel as reasonably required in the performance of your duties and responsibilities hereunder. The term "Distribution Business" shall mean the distribution of Products by IBM Sub and in some cases, the Company and its affiliates, to end-users or resellers. The term "Products" shall mean the (i) AS/400, RS/6000 and S/390 and any other IBM systems replacing or designed to service or target the same markets as such systems whether sold by IBM Sub or the Company and its affiliates, provided, that in

Mr. Carlton Joseph Mertens II
__________________, 1997
Page 2


no event shall products purchased from the IBM PC company be included in this clause (i); (ii) peripherals (other than disk drives) of International Business Machines, Inc. ("IBM") or non-IBM manufacturers (including, without limitation, Telxon and Motorola) designed to attach to the systems described in clause (i) sold by IBM Sub or the Company and its affiliates; (iii) any services relating to the systems and peripherals described in clause (i) or (ii) performed by IBM Sub or the Company and its affiliates; (iv) any other non-IBM systems which are sold by IBM Sub and which replace or are designed to service or target the same markets as the systems described in clause (i); (v) any peripherals which are sold by IBM Sub and are designed to attach to the systems described in clause
(iv), and (vi) any services which are performed by IBM Sub relating to the systems and peripherals described in clauses (iv) and (v).

     (b) This will also confirm that you have been elected as a member of the Board of Directors of the Company and a member of the IBM Sub Board of Directors. The members of the Company Board (as hereinafter defined) serve, in accordance with the Company's bylaws and applicable corporate law and may be removed by the shareholders or fail to be elected by the shareholders at the annual meeting or any meeting called for the purpose of electing directors. Therefore, we cannot give you any absolute assurance that you will continue to serve on the Company Board during the entire term of your employment hereunder. The Company will undertake best efforts, however, to include you on its slate of directors presented to its shareholders for election in conjunction with any proxy statement presented to its shareholders during the term of your employment hereunder. During the term of your employment hereunder, you will be maintained as a member of the IBM Sub Board. Should, after payment in full of the Installment Payments, Earn-Out Payments and Promissory Notes (as defined in the Stock Purchase Agreement, dated June __, 1997, by and among the Company, Star Management Services, Inc., Harvey E. Najim and Carlton Joseph Mertens II (the "Stock Purchase Agreement")), your employment be terminated for Cause (as defined below) or you resign your employment for any reason, you shall and hereby agree to immediately resign from the Company Board and IBM Sub Board and shall be deemed, by execution of this Agreement, to have irrevocably tendered your resignation from the Company Board and IBM Sub Board conditioned, and effective, upon the occurrence of either such event.

     2. Term. Your employment with the Company will be "at will." Either you or
        ----
the Company may terminate your employment at any time and for any reason, with or without cause and with or without notice, in each case subject to the terms and provisions of paragraph 7 below.

Mr. Carlton Joseph Mertens II
__________________, 1997
Page 3


     3. Salary. For your services to the Company as the President and Chief
        ------
Executive Officer of IBM Sub, you will be paid a base salary, payable semi-monthly during each month of employment, at an annualized rate of Two Hundred Seventy Thousand Dollars ($270,000) per year.

     4. Incentive Payment. The Company shall pay you a quarterly incentive
        -----------------
payment of Thirty Two Thousand Five Hundred Dollars ($32,500) conditioned upon the attainment of certain quarterly performance criteria related to return on assets of the IBM Sub, as specified by the Board of Directors of the Company. Such payments shall be based on your performance during each calendar quarter and shall be paid within thirty (30) days of the end of each such quarter.

     5. Employee Benefit Programs. During the term of your employment, you will
        -------------------------
be entitled to participate in all employee benefit programs of the Company at the time or thereafter made available to the Company's executives or salaried employees generally, including, without limitation, pension and other retirement plans, profit sharing plans, group life insurance, accidental death and dismemberment insurance, hospitalization, surgical, major medical and dental coverage, sick leave (including salary continuation arrangements), long-term disability, vacations, holidays and other employee benefit programs sponsored by the Company. The Company shall lease a car for you, suitable to your position and shall reimburse you for the reasonable expenses of maintaining the car. The monthly expenses for leasing said vehicle shall not exceed $850.00, without the consent of the Company. The Company shall reimburse you for the monthly dues paid by you with respect to your membership in the Sonterra Country Club, in the approximate amount of $275 per month. The Company shall reimburse you, in accordance with the Company's policy in effect from time to time, for all travel, entertainment and other business expenses incurred by you in the performance of your duties and responsibilities hereunder.

     6. Options. On the Effective Date, the Company will grant and issue to you
        -------
options to purchase ("Options"), at an exercise bid price equal to the closing price of the Company's Common Stock as reported by the Nasdaq National Market on the business day immediately preceding the Effective Date ("Closing Price"):

           (a) 40,000 shares of the Company's Common Stock or, if the Closing Price is in excess of $10 per share,

           (b)  that number of shares of the Company's Common Stock equal to:

Mr. Carlton Joseph Mertens II
__________________, 1997
Page 4


                10        x      40,000
             ------
             20 - P

           where "P" equals the lesser of $13.34 or the Closing Price,

provided, that the Company shall not grant you options to purchase more than 60,000 shares of the Company's Common Stock. The Options shall be subject to the terms and conditions contained in the Company's standard form of nonstatutory stock option agreement attached hereto as Exhibit A, to be executed by and between you and the Company (each, an "Option Agreement"). Notwithstanding the vesting schedule set forth in any such Option Agreement (which shall provide for vesting over four (4) years), your Options will become fully vested and immediately exercisable in the event a Change in Control of the Company occurs (as such term is defined in the Option Agreement) while you are serving as an employee of the Company. Notwithstanding anything to the contrary herein, no option shall be exercisable for a fractional share and the number of shares for which an Option Agreement is exercisable shall in all cases be rounded off to the nearest whole integer.

     7. Consequences of Termination of Employment.
        -----------------------------------------

     (a) For Cause. Following the Effective Date, the Company may terminate your
         ---------
employment for "Cause," subject to the notice requirement and right to cure set forth below. "Cause" will exist in the event you are convicted of a felony or, in carrying out your duties, you are guilty of gross negligence or gross misconduct resulting, in either case, in material harm to the Company, IBM Sub or IBM Sub's relationship with IBM. In the event that the Company desires to terminate your employment for Cause, it shall be required to provide written notice to you of the act or omission complained of, giving reasonably specific details and to the extent such act or omission may be cured or corrected within a period of sixty (60) calendar days, you shall be given a period of sixty (60) calendar days in which to cure or correct such act or omission, in which case if you cure or correct the specified act or omission within such sixty (60) calendar day period, the right to terminate for Cause with respect of such act or omission shall be extinguished. You may, at the option of the Company and without the Company or IBM Sub thereby incurring any liability to you, be suspended with pay during the pendency of such cure period until the earlier of such time as such act or omission is cured or corrected or the end of such sixty
(60) calendar day period. In the event your employment is properly terminated for Cause in accordance with this Section 7(a), the Company shall pay you any unpaid salary and accrued and unpaid bonus due you pursuant to paragraphs 3 and 4

Mr. Carlton Joseph Mertens II
__________________, 1997
Page 5


above through the date of termination and you will be entitled to no other compensation from the Company pursuant to this Agreement.

     (b) Without Cause. Following the Effective Date, the Company may terminate
         -------------
your employment without Cause. In such event, (i) the Company shall pay you any unpaid salary and accrued and unpaid bonus due you pursuant to paragraphs 3 and 4 above through the date of termination, (ii) the Company shall continue to pay you your base salary for a period of nine (9) months following your termination of employment, paid to you in accordance with the schedule set forth in paragraph 3 above, and (iii) subject to any employee contribution applicable to you on the date of termination, for a nine (9) month period following the date of termination, you shall be entitled to continue participation, and the Company shall continue to pay for the cost of your participation, in the Company's group medical and dental insurance plans, provided that you are entitled to continue such participation under applicable state and federal law and plan terms. It shall be a condition precedent of payment to you of such consideration pursuant to the preceding two sentences that you execute a full and complete release of the Company, each of its subsidiaries and their respective past, present and future officers, directors, employees, consultants, attorneys, agents and shareholders, in form and substance reasonably acceptable to the Company and its counsel, of any claims you may have against any of them, to the extent such claims arise from your employment hereunder (the "Release"); provided, however, in no event shall you be required to release any rights to indemnification under the charter documents or bylaws of the Company or under any indemnification agreement to which you are a party.

     (c) Good Reason. At any time after the Effective Date, you may, with Good
         -----------
Reason (as hereinafter defined) and subject to the notice requirement and right to cure set forth below, terminate your employment hereunder. In such event, (i) the Company shall pay you any unpaid salary and accrued and unpaid bonus due you pursuant to paragraphs 3 and 4 above through the date of termination, (ii) the Company shall continue to pay you your base salary for a period of nine (9) months following your termination of employment, paid to you in accordance with the schedule set forth in paragraph 3 above, and (iii) subject to any employee contribution applicable to you on the date of termination, for a nine (9) month period following the date of termination, you shall be entitled to continue participation, and the Company shall continue to pay for the cost of your participation, in the Company's group medical and dental insurance plans, provided that you are entitled to continue such participation under applicable state and federal law and plan terms. In the event you desire to terminate your employment for Good Reason, you shall provide written notice to the Company of the acts or omissions complained of, giving reasonably specific details, and to the extent such may be cured or corrected, the

Mr. Carlton Joseph Mertens II
__________________, 1997
Page 6


Company shall be given a period of sixty (60) calendar days in which to cure or correct such act or omission, in which event your right to terminate for Cause in respect of such acts or omissions shall be stayed during the cure period and if such acts or omissions are cured during such period, it shall be extinguished.

     The following shall constitute "Good Reason" for termination by you:

           (A) The assignment to you by the CEO of the Company with the consent or acquiescence (explicit or implicit) of the Board of Directors of the Company (the "Company Board") after written notice by you to them of your objections to such assignment or alteration, of any duties, responsibilities or obligations materially inconsistent with your position as the President and Chief Executive Officer of IBM Sub, or a substantially adverse alteration in the nature or status of your responsibilities, duties or authority;

           (B) The failure of the Company to provide you with salary and incentive payments in accordance with the terms of paragraphs 3 and 4 hereof;

           (C) The relocation of IBM Sub's principal offices to a location outside San Antonio, Texas or the Company's requiring you to be based anywhere other than San Antonio, Texas;

           (D) An instruction by the CEO of the Company, with the approval or knowing acquiescence (explicit or implicit) of the Company's Board after notice by you to them of your objections to such instruction and the basis therefor, that you knowingly commit any act or omission which would result in a violation by you of, or failure to comply with, any statute, order, rule, ordinance or regulation applicable to you.

     (d) Voluntary Termination. You may terminate your employment with the
         ---------------------
Company of your own volition and without Good Reason. Upon such voluntary termination of employment (other than for Good Reason), the Company shall pay you any unpaid salary and accrued and unpaid bonus due you pursuant to paragraphs 3 and 4 above through the date of termination and you will be entitled to no other compensation from the Company pursuant to this Agreement.

     (e) Death or Disability. If your employment is terminated due to death or
         -------------------
disability, the Company shall pay you, or your estate, as the case may be, any unpaid salary and accrued and unpaid bonus due you pursuant to paragraphs 3 and 4 above through the date of termination.

Mr. Carlton Joseph Mertens II
__________________, 1997
Page 7


     8. Indemnification. The Company shall enter into its standard form of
        ---------------
directors' and officers indemnification agreement with you in the form of Exhibit B. Such indemnification agreement shall be amended from time to time if, while you remain an employee or director of the Company, the Company's standard form of directors' or officers' indemnification agreement is modified in the future in connection with the reincorporation of the Company into Delaware or otherwise as necessary to provide for broader indemnity.

     9. Assignability; Binding Nature. Commencing on the Effective Date, this
        -----------------------------
letter agreement will be binding upon you and the Company and your respective successors, heirs, and assigns. This letter agreement may not be assigned by you except that your rights to compensation and benefits hereunder, subject to the limitations of this letter agreement, may be transferred by will or operation of law. No rights or obligations of the Company under this letter agreement may be assigned or transferred except by operation of law in the event of a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and assumes the Company's obligations under this letter agreement contractually or as a matter of law.

     10. Governing Law; Arbitration. This letter agreement will be deemed a
         --------------------------
contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware applicable to contracts entered into by and between residents of such state and that are to be performed entirely within such state. Any controversy or claim relating to this letter agreement or any breach thereof (including, without limitation, any controversy or claim as to whether a resignation is for Good Reason or a termination is with or without Cause), and any claims you may have against the Company or any officer, director or employee of the Company or arising from or relating to your employment with the Company, will be settled solely and finally by arbitration in accordance with the terms and provisions of Section 10 of the Stock Purchase Agreement. The parties hereby agree that during the pendency of any arbitration proceeding involving the appropriate characterization of such acts or omissions, the payment obligations created by such provisions shall be stayed.

     11. Withholding. Anything to the contrary notwithstanding, following the
         -----------
Effective Date all payments made by the Company hereunder to you or your estate or beneficiaries will be subject to tax withholding pursuant to any applicable laws or regulations. In lieu of withholding, the Company may, in its sole discretion, accept other provision for payment of taxes as required by law, provided it is satisfied that

Mr. Carlton Joseph Mertens II
__________________, 1997
Page 8


all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

     12. Entire Agreement. Except as otherwise specifically provided herein and
         ----------------
the Stock Purchase Agreement, this letter agreement contains all of the legally binding understandings and agreements between you and the Company pertaining to the subject matter of this letter agreement and supersedes all such agreements, whether oral or in writing, previously entered into between the parties.

     13. Miscellaneous. No provision of this letter agreement may be amended or
         -------------
waived unless such amendment or waiver is agreed to by you and the Company Board in writing. No waiver by you or the Company of the breach of any condition or provision of this letter agreement will be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time. In the event any portion of this letter agreement is determined to be invalid or unenforceable for any reason, the remaining portions shall be unaffected thereby and will remain in full force and effect to the fullest extent permitted by law.

     This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute on and the same instrument.

Mr. Carlton Joseph Mertens II
__________________, 1997
Page 9


     Please acknowledge your acceptance and understanding of this letter agreement by signing and returning it to me by 5:00 p.m. on __________,1997. A copy of the signed letter agreement will be sent to you for your records.

                                    Sincerely,

                                    WESTERN MICRO TECHNOLOGY, INC.



                                    By:_________________________________________

                                    Title:______________________________________


ACKNOWLEDGED AND AGREED:



_________________________________
Carlton Joseph Mertens II

Dated:  _____________, 1997

                                    EXHIBIT A
                                    ---------

                   FORM OF NONSTATUTORY STOCK OPTION AGREEMENT
                   -------------------------------------------

                                    EXHIBIT B
                                    ---------

                        FORM OF INDEMNIFICATION AGREEMENT
                        ---------------------------------

                                                                      EXHIBIT A


                         WESTERN MICRO TECHNOLOGY, INC.
                             1994 STOCK OPTION PLAN

                       NONSTATUTORY STOCK OPTION AGREEMENT

     Western Micro Technology, Inc., a California corporation (the "Company"), hereby grants an option to purchase Shares of its common stock to the optionee named below. The terms and conditions of the option are set forth in this Nonstatutory Stock Option Agreement and in the Company's 1994 Stock Option Plan, as amended and restated effective as of August 15, 1996 (the "Plan"). Any rights optionee may have are subject to the terms of this Nonstatutory Stock Option Agreement and the terms of the Plan, a copy of which is attached.

Date of Option Grant:

Name of Optionee:

Optionee's Social Security Number:                   -               -
                                   --------------------------------------------

Number of Shares:

Exercise Price Per Share:  $
                           ----------------------------------------------------

                                    * * * * *

     By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan.

                                             WESTERN MICRO TECHNOLOGY, INC.




                                             -----------------------------------
                                                          Signature


                                             -----------------------------------
                                                            Date


                                             OPTIONEE:
                                             --------



                                             -----------------------------------
                                                          Signature


                                             -----------------------------------
                                                             Date

                         WESTERN MICRO TECHNOLOGY, INC.
                             1994 STOCK OPTION PLAN

                       NONSTATUTORY STOCK OPTION AGREEMENT


Nonstatutory Stock         This option is not intended to be an incentive stock
Option                     option under section 422 of the Internal Revenue Code
                           and will be interpreted accordingly.

Vesting/Exercisability     Your right to exercise this option vests at the rate
                           of twenty-five percent (25%) upon each one (1) year anniversary of the Date of Option Grant. In addition, your right to exercise this option shall vest in full if there is a Change in Control of the Company.
                           However, no Shares will vest after your Company
                           Service has terminated for any reason.

Term Your option will expire at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Option Grant, as shown on the cover sheet. (It will expire earlier if your Company Service terminates, as described below.)

Termination                If your Service as an Employee of the Company (or any
                           subsidiary) terminates for any reason except death or disability, then your option will expire at the close of business at Company headquarters on the 90th day after your termination date.

Death If you die as an Employee of the Company (or any subsidiary), then your option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of death. During that twelve (12) month period, your estate or heirs may exercise the vested portion of your option.

Disability                 If your Service as an Employee of the Company (or any
                           subsidiary) terminates because of your disability, then your option will expire at the close of business at Company headquarters on the date twelve (12) months after your termination date.

                           "Disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months.

Leaves of Absence           For purposes of this option, your Service does not
                           terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for con-tinued service crediting, or when continued service crediting is required by applicable law. However, your Service terminates when the approved leave ends unless you immediately return to active work.

                           The Company determines which leaves count for this purpose, and when your Service terminates for all purposes under the Plan.

Restrictions on            The Company will not permit you to exercise this
Exercise                   option if the issuance of Shares at that time would
                           violate any law or regulation.

Notice of Exercise         When you wish to exercise this option, you must
                           notify the Company by filing the Company's "Notice of Exercise" form at the address given on the form. Your notice must specify how many Shares you wish to purchase. Your notice must also specify how your Shares should be registered (whether in your name only, or in your and your spouse's names as community property or as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

                           If someone else wants to exercise this option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

Form of Payment            When you submit your notice of exercise, you must
                           include payment of the option price for the Shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

                           o Your personal check, a cashier's check or a money order.

                           o Common Shares which have already been owned by you for more than six (6) months and which are surrendered to the Company. The value of the Shares, determined as of the effective date of the option exercise, will be applied to the option price.

                           o By delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

Withholding Taxes          You will not be allowed to exercise this option
                           unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or sale of the option shares.

Restrictions on            You may not sell any option Shares at a time when
Resale                     applicable laws, regulations or Company or
                           underwriter trading policies prohibit a sale.

Transfer of Option         Prior to your death, only you may exercise this
                           option. You cannot transfer or assign this option.
                           For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will.

                           Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse's interest in your option in any other way.

Retention Rights           Neither this option nor the Plan gives you the right
                           to be retained by the Company (or any subsidiaries) in any capacity. The Company (and any subsidiaries) reserves the right to terminate your Service at any time and for any reason.

Shareholder Rights         You, your estate and/or your heirs, have no rights as
                           a shareholder of the Company until a certificate for your option Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

Adjustments                In the event of a stock split, a stock dividend or a
                           similar change in the Company stock, the number of Shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan. Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.
                           Any fractional number of shares available under the option shall be rounded to the nearest whole number.

Applicable Law             This option will be interpreted and enforced under
                           the laws of the State of California.

The Plan and Other         The text of the Plan is incorporated in this option
Agreements                 by reference. Certain capitalized terms used in this
                           option are defined in the Plan.

                           This Nonstatutory Stock Option Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.

                                                                      EXHIBIT B
                                                                      ---------


                            INDEMNIFICATION AGREEMENT
                            -------------------------


         THIS INDEMNIFICATION AGREEMENT ("Agreement") is made as of this _____ day of ___________ 199_ by and between WESTERN MICRO TECHNOLOGY, INC., a
                                       ------------------------------
California corporation (the "Company"), and ___________________ ("Indemnitee").

         WHEREAS, the Company and Indemnitee recognize the increasing difficulty in obtaining directors' and officers' liability insurance, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

         WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;

         WHEREAS, Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other officers and directors of the Company may not be willing to continue to serve as officers and directors without additional protection; and

         WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law.

         NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

         1. Indemnification.
            ---------------

         (a) Third Party Proceedings. The Company shall indemnify Indemnitee if
             -----------------------
Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or
                                                              ---------------
its equivalent, shall not, of itself, create a presumption that (i) Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Company, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

         (b) Proceedings by or in the Right of the Company. The Company shall
             ---------------------------------------------
indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company and its shareholders.

         Provided, however, that no indemnification shall be made for any of the following:

                  (i) In respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company in the performance of Indemnitee's duty to the Company and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent the court shall determine;

                  (ii) Of amounts paid in settling or otherwise disposing of a pending action without court approval;
         or

                  (iii) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

         (c) Mandatory Payment of Expenses. To the extent that Indemnitee has
             -----------------------------
been successful on the merits in defense of any proceeding referred to in Subsections (a) and (b) of this Section 2 or in the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses actually and reasonably incurred by Indemnitee in connection therewith.

         (d) Determination of Conduct. Except as provided in Subsection (c) of
             ------------------------
this Section 1, any indemnification under this Agreement shall be made by the Company only if authorized in the specific case, upon a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in Subsections (a) and (b) of this Section 1, by any of the following:

                  (i) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

                  (ii) If such quorum of directors is not obtain-able, by independent legal counsel in a written opinion;

                  (iii)  Approval by the shareholders with the
         shares owned by Indemnitee not being entitled to vote thereon; or

                  (iv) The court in which such proceeding is or was pending upon application made by the Company or Indemnitee or the attorney or other person rendering services in connection with the defense, whether or not such application by Indemnitee, attorney, or other person is opposed by the Company.

         2. Expenses; Indemnification Procedure.
            -----------------------------------

         (a) Advancement of Expenses. The Company shall advance all expenses
             -----------------------
incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding referenced in Section 1(a) or (b) hereof (but not amounts actually paid in settlement of any such action or proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company. Notwithstanding the foregoing, the Company may, but shall not be required to, advance expenses to Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding described in Section 8. For purposes of this Section 2(a), the Company shall determine whether any expenses are incurred in connection with an investigation, defense, settlement or appeal of any civil or criminal action or proceeding described in Section 8 by using the methods set forth in Section 1(d).

         (b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition
             --------------------------------
precedent to his right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received three business days after the date postmarked if sent by domestic certified or registered mail, properly addressed; otherwise notice shall be deemed received when such notice shall actually be received by the Company. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

         (c) Procedure. Any indemnification provided for in Section 1 shall be
             ---------
made no later than forty-five (45) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company's Articles of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within forty-five (45) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not at any time thereafter, bring an action against the Company to recover the unpaid amount of the claim and, subject to
Section 13 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 2(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties' intention that if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circum-stances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

         (d) Notice to Insurers. If, at the time of the receipt of a notice of a
             ------------------
claim pursuant to Section 2(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

         (e) Selection of Counsel. In the event the Company shall be obligated
             --------------------
under Section 2(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ counsel in any such proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company has not, in fact, employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

         3. Additional Indemnification Rights; Nonexclusivity.
            -------------------------------------------------

         (a) Scope. Notwithstanding any other provision of this Agreement, the
             -----
Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Articles of Incorporation, the Company's Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a California corporation to indemnify a member of its Board of Directors or an officer, such changes shall be, ipso facto, within the purview
                                                ----------
of Indemnitee's rights and Company's obligations, under this

Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its Board of Directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder.

         (b) Nonexclusivity. The indemnification provided by this Agreement
             --------------
shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Articles of Incorporation, its Bylaws, any agreement, any vote of shareholders or disinterested directors, the California General Corporation Law, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action or other covered proceeding.

         4. Partial Indemnification. If Indemnitee is entitled under any
            -----------------------
provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

         5. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge
            ---------------------
that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

         6. Directors' and Officers' Liability Insurance. The Company shall,
            --------------------------------------------
from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of directors' and officers' liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Indemnitee is a director; or of the Company's officers, if Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

         7. Severability. Nothing in this Agreement is intended to require or
            ------------
shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 7. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

         8. Exceptions. Any other provision herein to the contrary
            ----------
notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

              (a) Excluded Acts. To indemnify or advance expenses to Indemnitee
                  -------------
         for any acts or omissions or transactions from which a director may not be relieved of liability under the California General Corporation Law; or

              (b) Claims Initiated by Indemnitee. To indemnify or advance
                  ------------------------------
         expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 317 of the California General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or

              (c) Lack of Good Faith. To indemnify Indemnitee for any expenses
                  ------------------
         incurred by Indemnitee with respect
         to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous; or

              (d) Insured Claims. To indemnify Indemnitee for expenses or
                  --------------
         liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Company; or

              (e) Claims Under Section 16(b). To indemnify Indemnitee for
                  --------------------------
         expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities and Exchange Act of 1934, as amended, or any similar successor statute.

         9. Effectiveness of Agreement. To the extent that the indemnification
            --------------------------
permitted under the terms of certain provisions of this Agreement exceeds the scope of the indemnification provided for in the California General Corporation Law, such provisions shall not be effective unless and until the Company's Articles of Incorporation authorize such additional rights of indemnification. In all other respects, the balance of this Agreement shall be effective as of the date set forth on the first page and may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee or other agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.

         10. Construction of Certain Phrases.
             -------------------------------

         (a) For purposes of this Agreement, references to the "Company" shall also include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

         (b) For purposes of this Agreement, reference to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

         11. Counterparts. This Agreement may be executed in one or more
             ------------
counterparts, each of which shall constitute an original.

         12. Successors and Assigns. This Agreement shall be binding upon the
             ----------------------
Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns.

         13. Attorneys' Fees. In the event that any action is instituted by
             ---------------
Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee's material defenses to such action were made in bad faith or were frivolous.

         14. Notice. All notices, requests, demands and other communications
             ------
under this Agreement shall be in writing and shall be deemed duly given (a) if delivered by hand and receipted for by the party addressed, on the date of such receipt, or (b) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

         15. Consent to Jurisdiction. The Company and Indemnitee each hereby
             -----------------------
irrevocably consent to the jurisdiction of the courts of the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of California.

         16. Choice of Law. This Agreement shall be governed by and its
             -------------
provisions construed in accordance with the laws of the State of California as applied to contracts between California residents entered into and to be performed entirely within California.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       WESTERN MICRO TECHNOLOGY, INC.



                                       By: ____________________________________
                                                       President

                              Address: 254 E. Hacienda Avenue
                                       Campbell, California

AGREED TO AND ACCEPTED:

INDEMNITEE:



______________________________
           Name


______________________________

______________________________
         (address)

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                                                                    EXHIBIT C-2

                         Western Micro Technology, Inc.
                            254 East Hacienda Avenue
                           Campbell, California 95008



                                                     __________, 1997




Mr. Terry V. Johnson
Star Management Services, Inc.
888 Isom Road
San Antonio, TX 78216-4033

Dear Mr. Johnson:

         This letter agreement sets forth the terms and conditions of your employment with Western Micro Technology, Inc. (the "Company").

         In consideration of the mutual covenants and promises made in this letter agreement, you and the Company agree as follows:

         1. Employment. Commencing as of the "Effective Date" (as hereinafter
            ----------
defined), you will serve as the Vice President and Chief Financial Officer of the midrange IBM business of the Company ("IBM Sub"). You will be given such duties, responsibilities and authority as are appropriate to such position. Throughout the term of your employment, you will devote such business time and energies to the business and affairs of the Company as needed to carry out your duties and responsibilities as Vice President and Chief Financial Officer of IBM Sub, subject to the overall supervision and direction of the President and Chief Executive Officer of IBM Sub, the Chief Financial Officer of the Company and the board of directors of the Company (the "Board").

         The term "Effective Date" shall mean the date of the consummation of the transactions contemplated by the Stock Purchase Agreement, of even date herewith, by and among the Company, Star Management Services, Inc., Harvey E. Najim and Carlton Joseph Mertens II (the "Stock Purchase Agreement"). In the event that the transactions contemplated by the Stock Purchase Agreement are not consummated, this letter agreement shall be null and void and of no further effect, with neither party hereto having any obligation or responsibility hereunder.

         2. Term. [***************************************************
            ----
**********************************************************************
**********************************************************************


CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Mr. Terry V. Johnson
[Date]
Page 2


***********************************************************************
********************************]

         3. Salary. For your services to the Company as the Vice President and
            ------
Chief Financial Officer of IBM Sub, you will be paid a base salary, payable semi-monthly during each month of employment, at an annualized rate of [******************************] ($[*******]) per year.

         4. Incentive Payment. You will be eligible to receive an incentive
            -----------------
payment, payable quarterly, equal to [***************************] ([****]%) of the [**************************************************************************
*********************************] (as defined in the Stock Purchase Agreement) for the period commencing on the Effective Date and continuing until December 31, 1997. The incentive payment shall be computed at the end of each calendar quarter with respect to the net operating income for the quarter then ended, and shall be paid to you within 30 days of the end of the calendar quarter; provided, however, that any incentive payment owed to you under this Agreement (in the event the Effective Date is prior to June 30, 1997) with respect to the period ending June 30, 1997 shall be paid at the same time as the incentive payment for the quarter ending September 30, 1997. Notwithstanding the foregoing, you shall be guaranteed a minimum quarterly incentive payment of $[******] and you shall be entitled to receive a maximum quarterly incentive payment of $[******], each of which shall be prorated for any shorter period for which the incentive payment is computed.

         5. Employee Benefit Programs. During the term of your employment, you
            -------------------------
will be entitled to participate in all employee benefit programs of the Company at the time or thereafter made available to the Company's executives or salaried employees generally, including, without limitation, pension and other retirement plans, profit sharing plans, group life insurance, accidental death and dismemberment insurance, hospitalization, surgical, major medical and dental coverage, sick leave (including salary continuation arrangements), long-term disability, vacations, holidays and other employee benefit programs sponsored by the Company.

         6. Options. On the Effective Date, the Company will grant and issue to
            -------
you options to purchase (the "Options"), at an exercise price equal to the closing price of the Company's Common Stock as reported by the Nasdaq National Market on the business day immediately preceding the Effective Date (the "Closing Price"):


CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Mr. Terry V. Johnson
[Date]
Page 3

         (i) [******] shares of the Company's Common Stock or, if the Closing Price is in excess of $[*****] per share,

         (ii) that number of shares of the Company's Common Stock equal to:

                                    [****************
                                    *******]

              where "P" equals the lesser of $[*****] or the Closing Price,

provided, that the Company shall not grant you options to purchase more than [******] shares of the Company's Common Stock. The Options shall be subject to the terms and conditions contained in the Company's standard form of nonstatutory stock option agreement to be executed by and between you and the Company (the "Option Agreement"). Notwithstanding the vesting schedule set forth in the Option Agreement, your Options will become fully vested and immediately exercisable in the event of a "change in control" of the Company (as such term is defined in the Option Agreement).

         7. Consequences of Termination of Employment.
            -----------------------------------------

         (a) For Cause. Following the Effective Date, the Company may terminate
             ---------
your employment for "Cause." "Cause" will exist in the event you are convicted of a felony or, in carrying out your duties, you are guilty of gross negligence or gross misconduct resulting, in either case, in material harm to the Company. In the event your employment is terminated for Cause you will receive any unpaid salary and incentive payment due you pursuant to paragraphs 3 and 4 above through the date of termination and you will be entitled to no other compensation from the Company.

         (b) Without Cause. Following the Effective Date, the Company may
             -------------
terminate your employment without Cause. In such event, (i) you will continue to receive your base salary for a period of six (6) months following your termination of employment, paid to you in accordance with the schedule set forth in paragraph 3 above, (ii) within thirty (30) days of such termination of employment and in lieu of any incentive payment, you will receive an additional lump-sum amount of $[******], and (iii) subject to payment (and continued payment) of any employee contribution applicable to you on the date of termination, for a six (6) month period following the date of termination, you will


CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Mr. Terry V. Johnson
[Date]
Page 4

be entitled to continue participation, and the Company will continue to pay for the cost of your participation, in the Company's group medical and dental insurance plans, provided that you are entitled to continue such participation under the terms of the respective plans and under applicable federal and state law. It shall be a condition precedent to payment to you of such consideration pursuant to the preceding sentence that you execute a full and complete release of the Company, each of its subsidiaries, any predecessor companies, and their respective past, present and future officers, directors, employees, consultants, attorneys, agents and shareholders, in form and substance reasonably acceptable to the Company and its counsel, of any and all claims you may have as a consequence of your employment and the termination thereof by the Company.

         (c) Voluntary Termination. In the event you terminate your employment
             ---------------------
with the Company of your own volition, such termination will have the same consequences as a termination for Cause under subparagraph (a) above.

         8. Assignability; Binding Nature. Commencing on the Effective Date,
            -----------------------------
this letter agreement will be binding upon you and the Company and your respective successors, heirs, and assigns. This letter agreement may not be assigned by you except that your rights to compensation and benefits hereunder, subject to the limitations of this letter agreement, may be transferred by will or operation of law. No rights or obligations of the Company under this letter agreement may be assigned or transferred except by operation of law in the event of a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and assumes the Company's obligations under this letter agreement contractually or as a matter of law.

         9. Governing Law; Arbitration. This letter agreement will be deemed a
            --------------------------
contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Texas applicable to contracts entered into by and between residents of such state and that are to be performed entirely within such state. Any controversy or claim relating to this letter agreement or any breach thereof, and any claims you may have against the Company or any officer, director or employee of the Company or arising from or relating to your employment with the Company, will be settled solely and finally by arbitration in accordance with the rules of the American Arbitration Association ("AAA") then in effect in the State of Texas, and judgment upon such

Mr. Terry V. Johnson
[Date]
Page 5

award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitrator may provide that the cost of the arbitration (including reasonable legal fees) incurred by you or the Company will be borne by the non-prevailing party.

         10. Withholding. Anything to the contrary notwithstanding, following
             -----------
the Effective Date all payments made by the Company hereunder to you or your estate or beneficiaries will be subject to tax withholding pursuant to any applicable laws or regulations. In lieu of withholding, the Company may, in its sole discretion, accept other provision for payment of taxes as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

         11. Entire Agreement. Except as otherwise specifically provided herein,
             ----------------
this letter agreement contains all of the legally binding understandings and agreements between you and the Company pertaining to the subject matter of this letter agreement and supersedes all such agreements, whether oral or in writing, previously entered into between the parties.

         12. Miscellaneous. No provision of this letter agreement may be amended
             -------------
or waived unless such amendment or waiver is agreed to by you and the Board in writing. No waiver by you or the Company of the breach of any condition or provision of this letter agreement will be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time. In the event any portion of this letter agreement is determined to be invalid or unenforceable for any reason, the remaining portions shall be unaffected thereby and will remain in full force and effect to the fullest extent permitted by law.

         Please acknowledge your acceptance and understanding of this letter agreement by signing and returning it to me by

Mr. Terry V. Johnson
[Date]
Page 6

5:00 p.m. on __________, 1997. A copy of the signed letter agreement will be sent to you for your records.

                                 Sincerely,



                                 ______________________________________________

ACKNOWLEDGED AND AGREED:



_______________________________
        Terry V. Johnson

Dated:  _____________, 1997

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                                                                    EXHIBIT C-3

                         Western Micro Technology, Inc.
                            254 East Hacienda Avenue
                           Campbell, California 95008



                                                     __________, 1997



Mr. James C. Teter
Star Management Services, Inc.
888 Isom Road
San Antonio, TX 78216-4033

Dear Mr. Teter:

         This letter agreement sets forth the terms and conditions of your employment with Western Micro Technology, Inc. (the "Company").

         In consideration of the mutual covenants and promises made in this letter agreement, you and the Company agree as follows:

         1. Employment. Commencing as of the "Effective Date" (as hereinafter
            ----------
defined), you will serve as the Vice President of Marketing of the midrange IBM business of the Company ("IBM Sub"). You will be given such duties, responsibilities and authority as are appropriate to such position. Throughout the term of your employment, you will devote such business time and energies to the business and affairs of the Company as needed to carry out your duties and responsibilities as Vice President of Marketing of IBM Sub, subject to the overall supervision and direction of the President and Chief Executive Officer of IBM Sub, the President and Chief Executive Officer of the Company and the board of directors of the Company (the "Board").

         The term "Effective Date" shall mean the date of the consummation of the transactions contemplated by the Stock Purchase Agreement, of even date herewith, by and among the Company, Star Management Services, Inc., Harvey E. Najim and Carlton Joseph Mertens II (the "Stock Purchase Agreement"). In the event that the transactions contemplated by the Stock Purchase Agreement are not consummated, this letter agreement shall be null and void and of no further effect, with neither party hereto having any obligation or responsibility hereunder.

         2. Term. [********************************************
            ----
***************************************************************
**************************************************************


CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Mr. James C. Teter
[Date]
Page 2


**************************************************************
*********************]

         3. Salary. For your services to the Company as the Vice President of
            ------
Marketing of IBM Sub, you will be paid a base salary, payable semi-monthly during each month of employment, at an annualized rate of [************************] ($[******]) per year.

         4. Incentive Payments. You will be eligible to receive an incentive
            ------------------
payment equal to [********************] ([***]%) of the [**********************
*****************], as defined below, attributable solely to the current distribution business of Star Data Systems DBA Sirius Computer Solutions, Inc. ("Sirius") for the period commencing at the Effective Date until December 31, 1997, payable monthly. For purposes of this letter agreement, "[*************** ****************************]" are defined as [********************************
*******************************************************************************
************]. "[***************]" shall mean [********************************
*******************************************************************************
************************************************************]. For purposes of the foregoing, [*********] or [***] funds shall not qualify as [************].

         In addition, you will receive a bonus payment of $[******] upon attainment of each of the following [******************************************
*********] targets for [***********************************************]
generated during the period from November 1, 1996 through October 31, 1997, exclusive of any [**************************] attributable to Harvey E. Najim's
IRA:

         (a)  $[*********];

         (b)  $[*********]; and

         (c)  $[*********].

         In addition, you will receive a bonus payment of $[*****] upon achievement of each of the following during the period from November 1, 1996 through December 31, 1997:

         (a)  sales of [*****] or more Model 9401-150 AS/400s; and

         (b)  recruitment of [**] existing IRs and [**] existing IRAs.


CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Mr. James C. Teter
[Date]
Page 3


         5. Employee Benefit Programs. During the term of your employment, you
            -------------------------
will be entitled to participate in all employee benefit programs of the Company at the time or thereafter made available to the Company's executives or salaried employees generally, including, without limitation, pension and other retirement plans, profit sharing plans, group life insurance, accidental death and dismemberment insurance, hospitalization, surgical, major medical and dental coverage, sick leave (including salary continuation arrangements), long-term disability, vacations, holidays and other employee benefit programs sponsored by the Company.

         6. Options. On the Effective Date, the Company will grant and issue to
            -------
you options to purchase (the "Options"), at an exercise price equal to the closing price of the Company's Common Stock as reported by the Nasdaq National Market on the business day immediately preceding the Effective Date (the "Closing Price"):

         (i) [******] shares of the Company's Common Stock or, if the Closing Price is in excess of $[****] per share,

         (ii) that number of shares of the Company's Common Stock equal to:

                                    [******************
                                    **********]

             where "P" equals the lesser of $[*****] or the Closing Price,

provided, that the Company shall not grant you options to purchase more than [*****] shares of the Company's Common Stock. The Options shall be subject to the terms and conditions contained in the Company's standard form of nonstatutory stock option agreement to be executed by and between you and the Company (the "Option Agreement"). Notwithstanding the vesting schedule set forth in the Option Agreement, your Options will become fully vested and immediately exercisable in the event of a "change in control" of the Company (as such term is defined in the Option Agreement).

         7. Consequences of Termination of Employment.
            -----------------------------------------

         (a) For Cause. Following the Effective Date, the Company may terminate
             ---------
your employment for "Cause." "Cause" will exist in the event you are convicted of a felony or, in carrying out


CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Mr. James C. Teter
[Date]
Page 4


your duties, you are guilty of gross negligence or gross misconduct resulting, in either case, in material harm to the Company. In the event your employment is terminated for Cause you will receive any unpaid salary and incentive payment due you pursuant to paragraphs 3 and 4 above through the date of termination and you will be entitled to no other compensation from the Company.

         (b) Without Cause. Following the Effective Date, the Company may
             -------------
terminate your employment without Cause. In such event, you will continue to receive your base salary for a period of six (6) months following your termination of employment, paid to you in accordance with the schedule set forth in paragraph 3 above, within thirty (30) days of such termination of employment and in lieu of any incentive payment, you will receive an additional lump-sum amount of $[******], and subject to payment (and continued payment) of any employee contribution applicable to you on the date of termination, for a six-month (6) period following the date of termination, you will be entitled to continue participation, and the Company will continue to pay for the cost of your participation, in the Company's group medical and dental insurance plans, provided that you are entitled to continue such participation under the terms of the respective plans and under applicable federal and state law. It shall be a condition precedent to payment to you of such consideration pursuant to the preceding sentence that you execute a full and complete release of the Company, each of its subsidiaries, any predecessor companies, and their respective past, present and future officers, directors, employees, consultants, attorneys, agents and shareholders, in form and substance reasonably acceptable to the Company and its counsel, of any and all claims you may have as a consequence of your employment and the termination thereof by the Company.

         (c) Voluntary Termination. In the event you terminate your employment
             ---------------------
with the Company of your own volition, such termination will have the same consequences as a termination for Cause under subparagraph (a) above.

         8. Assignability; Binding Nature. Commencing on the Effective Date,
            -----------------------------
this letter agreement will be binding upon you and the Company and your respective successors, heirs, and assigns. This letter agreement may not be assigned by you except that your rights to compensation and benefits hereunder, subject to the limitations of this letter agreement, may be transferred by will or operation of law. No rights or obligations of the Company under this letter agreement may be assigned or transferred except by operation of law in the event of a


CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Mr. James C. Teter
[Date]
Page 5


merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and assumes the Company's obligations under this letter agreement contractually or as a matter of law.

         9. Governing Law; Arbitration. This letter agreement will be deemed a
            --------------------------
contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Texas applicable to contracts entered into by and between residents of such state and that are to be performed entirely within such state. Any controversy or claim relating to this letter agreement or any breach thereof, and any claims you may have against the Company or any officer, director or employee of the Company or arising from or relating to your employment with the Company, will be settled solely and finally by arbitration in accordance with the rules of the American Arbitration Association ("AAA") then in effect in the State of Texas, and judgment upon such award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitrator may provide that the cost of the arbitration (including reasonable legal fees) incurred by you or the Company will be borne by the non-prevailing party.

         10. Withholding. Anything to the contrary notwithstanding, following
             -----------
the Effective Date all payments made by the Company hereunder to you or your estate or beneficiaries will be subject to tax withholding pursuant to any applicable laws or regulations. In lieu of withholding, the Company may, in its sole discretion, accept other provision for payment of taxes as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

         11. Entire Agreement. Except as otherwise specifically provided herein,
             ----------------
this letter agreement contains all of the legally binding understandings and agreements between you and the Company pertaining to the subject matter of this letter agreement and supersedes all such agreements, whether oral or in writing, previously entered into between the parties.

         12. Miscellaneous. No provision of this letter agreement may be amended
             -------------
or waived unless such amendment or waiver is agreed to by you and the Board in writing. No waiver by you or the Company of the breach of any condition or provision of this letter agreement will be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or

Mr. James C. Teter
[Date]
Page 6

subsequent time. In the event any portion of this letter agreement is determined to be invalid or unenforceable for any reason, the remaining portions shall be unaffected thereby and will remain in full force and effect to the fullest extent permitted by law.

         Please acknowledge your acceptance and understanding of this letter agreement by signing and returning it to me by 5:00 p.m. on ______________, 1997. A copy of the signed letter agreement will be sent to you for your records.

                                     Sincerely,



                                     __________________________________________

ACKNOWLEDGED AND AGREED:



___________________________________
        James C. Teter

Dated:  _____________, 1997

         CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                                                                    EXHIBIT C-4

                         Western Micro Technology, Inc.
                            254 East Hacienda Avenue
                           Campbell, California 95008



                                                     __________, 1997




Ms. Carolyn L.H. Wesson
Star Management Services, Inc.
888 Isom Road
San Antonio, TX 78216-4033

Dear Ms. Wesson:

         This letter agreement sets forth the terms and conditions of your employment with Western Micro Technology, Inc. (the "Company").

         In consideration of the mutual covenants and promises made in this letter agreement, you and the Company agree as follows:

         1. Employment. Commencing as of the "Effective Date" (as hereinafter
            ----------
defined), you will serve as the Vice President, Operations of the midrange IBM business of the Company ("IBM Sub"). You will be given such duties, responsibilities and authority as are appropriate to such position. Throughout the term of your employment, you will devote such business time and energies to the business and affairs of the Company as needed to carry out your duties and responsibilities as Vice President, Operations of IBM Sub, subject to the overall supervision and direction of the President and Chief Executive Officer of IBM Sub, the Company's executive officers and the board of directors of the Company (the "Board").

         The term "Effective Date" shall mean the date of the consummation of the transactions contemplated by the Stock Purchase Agreement, of even date herewith, by and among the Company, Star Management Services, Inc., Harvey E. Najim and Carlton Joseph Mertens II (the "Stock Purchase Agreement"). In the event that the transactions contemplated by the Stock Purchase Agreement are not consummated, this letter agreement shall be null and void and of no further effect, with neither party hereto having any obligation or responsibility hereunder.

         2. Term. [*******************************************
            ----
***************************************************************
**************************************************************


CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Ms. Carolyn L.H. Wesson
[Date]
Page 2


**************************************************************
*********************************]

         3. Salary. For your services to the Company as the Vice President,
            ------
Operations of IBM Sub, you will be paid a base salary, payable semi-monthly during each month of employment, at an annualized rate of [******************** ***************] ($[*******]) per year.

         4. Incentive Payment. You will be eligible to receive an incentive
            -----------------
payment, payable quarterly, equal to [***************************] ([****]%) of
[******************************************************************************
***********************************] (as defined in the Stock Purchase
Agreement) for the period commencing on the Effective Date and continuing until December 31, 1997. The incentive payment shall be computed at the end of each calendar quarter with respect to the net operating income for the quarter then ended, and shall be paid to you within thirty (30) days of the end of the calendar quarter; provided, however, that any incentive payment owed to you under this Agreement (in the event the Effective Date is prior to June 30, 1997) with respect to the period ending June 30, 1997 shall be paid at the same time as the incentive payment for the quarter ending September 30, 1997. Notwithstanding the foregoing, you shall be guaranteed a minimum quarterly incentive payment of $[******] and you shall be entitled to receive a maximum quarterly incentive payment of $[******], each of which shall be prorated for any shorter period for which the incentive payment is computed.

         5. Employee Benefit Programs. During the term of your employment, you
            -------------------------
will be entitled to participate in all employee benefit programs of the Company at the time or thereafter made available to the Company's executives or salaried employees generally, including, without limitation, pension and other retirement plans, profit sharing plans, group life insurance, accidental death and dismemberment insurance, hospitalization, surgical, major medical and dental coverage, sick leave (including salary continuation arrangements), long-term disability, vacations, holidays and other employee benefit programs sponsored by the Company.

         6. Options. On the Effective Date, the Company will grant and issue to
            -------
you options to purchase (the "Options"), at an exercise price equal to the closing price of the Company's Common Stock as reported by the Nasdaq National Market on the business day immediately preceding the Effective Date (the "Closing Price"):


CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Ms. Carolyn L.H. Wesson
[Date]
Page 3


         (i) [******] shares of the Company's Common Stock or, if the Closing Price is in excess of $[****] per share,

         (ii) that number of shares of the Company's Common Stock equal to:

                                    [*******************
                                    *********]

              where "P" equals the lesser of $[*****] or the Closing Price,

provided, that the Company shall not grant you options to purchase more than [******] shares of the Company's Common Stock. The Options shall be subject to the terms and conditions contained in the Company's standard form of nonstatutory stock option agreement to be executed by and between you and the Company (the "Option Agreement"). Notwithstanding the vesting schedule set forth in the Option Agreement, your Options will become fully vested and immediately exercisable in the event of a "change in control" of the Company (as such term is defined in the Option Agreement).

         7. Consequences of Termination of Employment.
            -----------------------------------------

         (a) For Cause. Following the Effective Date, the Company may terminate
             ---------
your employment for "Cause." "Cause" will exist in the event you are convicted of a felony or, in carrying out your duties, you are guilty of gross negligence or gross misconduct resulting, in either case, in material harm to the Company. In the event your employment is terminated for Cause you will receive any unpaid salary and incentive payment due you pursuant to paragraphs 3 and 4 above through the date of termination and you will be entitled to no other compensation from the Company.

         (b) Without Cause. Following the Effective Date, the Company may
             -------------
terminate your employment without Cause. In such event, (i) you will continue to receive your base salary for a period of six (6) months following your termination of employment, paid to you in accordance with the schedule set forth in paragraph 3 above, (ii) within thirty (30) days of such termination of employment and in lieu of any incentive payment, you will receive an additional lump-sum amount of $[******], and (iii) subject to payment (and continued payment) of any employee contribution applicable to you on the date of termination, for a six (6) month period following the date of termination, you will


CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Ms. Carolyn L.H. Wesson
[Date]
Page 4


be entitled to continue participation, and the Company will continue to pay for the cost of your participation, in the Company's group medical and dental insurance plans, provided that you are entitled to continue such participation under the terms of the respective plans and under applicable federal and state law. It shall be a condition precedent to payment to you of such consideration pursuant to the preceding sentence that you execute a full and complete release of the Company, each of its subsidiaries, any predecessor companies, and their respective past, present and future officers, directors, employees, consultants, attorneys, agents and shareholders, in form and substance reasonably acceptable to the Company and its counsel, of any and all claims you may have as a consequence of your employment and the termination thereof by the Company.

         (c) Voluntary Termination. In the event you terminate your employment
             ---------------------
with the Company of your own volition, such termination will have the same consequences as a termination for Cause under subparagraph (a) above.

         8. Assignability; Binding Nature. Commencing on the Effective Date,
            -----------------------------
this letter agreement will be binding upon you and the Company and your respective successors, heirs, and assigns. This letter agreement may not be assigned by you except that your rights to compensation and benefits hereunder, subject to the limitations of this letter agreement, may be transferred by will or operation of law. No rights or obligations of the Company under this letter agreement may be assigned or transferred except by operation of law in the event of a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and assumes the Company's obligations under this letter agreement contractually or as a matter of law.

         9. Governing Law; Arbitration. This letter agreement will be deemed a
            --------------------------
contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Texas applicable to contracts entered into by and between residents of such state and that are to be performed entirely within such state. Any controversy or claim relating to this letter agreement or any breach thereof, and any claims you may have against the Company or any officer, director or employee of the Company or arising from or relating to your employment with the Company, will be settled solely and finally by arbitration in accordance with the rules of the American Arbitration Association ("AAA") then in effect in the State of Texas, and judgment upon such

Ms. Carolyn L.H. Wesson
[Date]
Page 5


award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitrator may provide that the cost of the arbitration (including reasonable legal fees) incurred by you or the Company will be borne by the non-prevailing party.

         10. Withholding. Anything to the contrary notwithstanding, following
             -----------
the Effective Date all payments made by the Company hereunder to you or your estate or beneficiaries will be subject to tax withholding pursuant to any applicable laws or regulations. In lieu of withholding, the Company may, in its sole discretion, accept other provision for payment of taxes as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

         11. Entire Agreement. Except as otherwise specifically provided herein,
             ----------------
this letter agreement contains all of the legally binding understandings and agreements between you and the Company pertaining to the subject matter of this letter agreement and supersedes all such agreements, whether oral or in writing, previously entered into between the parties.

         12. Miscellaneous. No provision of this letter agreement may be amended
             -------------
or waived unless such amendment or waiver is agreed to by you and the Board in writing. No waiver by you or the Company of the breach of any condition or provision of this letter agreement will be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time. In the event any portion of this letter agreement is determined to be invalid or unenforceable for any reason, the remaining portions shall be unaffected thereby and will remain in full force and effect to the fullest extent permitted by law.

         Please acknowledge your acceptance and understanding of this letter agreement by signing and returning it to me by

Ms. Carolyn L.H. Wesson
[Date]
Page 6

5:00 p.m. on ______________, 1997. A copy of the signed letter agreement will be sent to you for your records.

                                        Sincerely,



                                        _______________________________________

ACKNOWLEDGED AND AGREED:



______________________________________
         Carolyn L.H. Wesson

Dated:  _____________, 1997

                                                                       EXHIBIT D


                        FORM OF AGREEMENT NOT TO COMPETE
                        --------------------------------

         THIS AGREEMENT NOT TO COMPETE (the "Non-Compete"), made and entered into as of __________, 1997 by and between WESTERN MICRO TECHNOLOGY, INC., a
                                           ------------------------------
California corporation ("WMT"), and each of _________________ ("IRA") and HARVEY
                                                                          ------
E. NAJIM ("Stockholder 1"),
--------

                              W I T N E S S E T H:

         WHEREAS, Stockholder 1 is a shareholder of IRA; and

         WHEREAS, pursuant to the terms of that certain Stock Purchase Agreement, dated as of June __, 1997 (the "Agreement") by and between WMT, Star Management Services, Inc., a Delaware corporation ("SMSI") and Stockholder 1 and Carlton Joseph Mertens II (together, Stockholder 1 and Carlton Joseph Mertens II are referred to herein as the "Stockholders") intend to sell, convey, transfer, assign and deliver all of the issued and outstanding capital stock of SMSI (the "Shares"), to WMT in exchange for certain consideration; and

         WHEREAS, this Non-Compete is a condition precedent to the transaction contemplated in the Agreement and WMT would not consummate the transactions contemplated by the Agreement absent the execution by IRA and Stockholder 1 of this Non-Compete:

         NOW, THEREFORE, in consideration of the above recitals and the mutual promises contained in this Non-Compete and for other and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

         1. Definitions. Capitalized terms not otherwise defined in this
            -----------
Agreement shall have the meanings set forth in the Agreement.

         2. Term.
            ----

         (a) Subject to subparagraph (b) below, WMT and each of IRA and Stockholder 1 hereby enter into this Non-Compete for a term of two (2) years after Closing.

         (b) Notwithstanding subparagraph (a) above, this Non- Compete will be terminated if, after compliance with the notice requirement and option to cure set forth in Section 2.8(b) of the Agreement, Stockholder 1 is entitled to accelerate payment of certain obligations under Section 2.8(a)(v) of the Agreement due to WMT's failure to timely pay accrued interest, when due, on any Promissory Note (as defined in the Agreement) issued pursuant to Section 2.7(a)(i) of the Agreement.

         3. Consideration for Covenant Not to Compete. The sole consideration
            -----------------------------------------
for the faithful performance of the obligations specified in Section 4 hereof by Stockholder 1 and IRA shall be the consideration received by Stockholder 1 under the Agreement.

         4. Agreement Not to Compete. The Parties hereto agree that for the term
            ------------------------
of this Non-Compete, each of IRA and Stockholder 1 will not, in any of the jurisdictions set forth in Exhibit A hereto, directly or indirectly, or through any affiliate: (a) sell computer hardware or software to value-added resellers, resellers or systems integrators or (b) approach, contact or solicit any employee of WMT or any affiliate of WMT to leave the employ of WMT or any of its affiliates except through general employment advertising.

         5. Interpretation.
            --------------

         (a) Each of IRA and Stockholder 1 recognize that the foregoing covenant in Section 4, and the territorial, time and other limitations with respect thereto, are reasonable and properly required for the adequate protection of the acquisition of the Shares by WMT, and agrees that such limitations are reasonable with respect to the business activities of SMSI and Stockholder 1.

         (b) The Parties recognize that the laws and public policies of the various states of the United States and Delaware may differ as to the validity and enforceability of covenants similar to those contained in Section 4. It is the intention of the parties that the provisions of Section 4 shall be enforced to the fullest extent permissible under the laws and public policies of the State of Delaware and of any other jurisdiction in which enforcement may be sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provisions hereof shall not render unenforceable or impair the remainder of Section 4. To the extent that Section 4 shall be declared unenforceable in any one or more of such jurisdictions, such declaration shall not affect Section 4 with respect to each other jurisdiction, as Section 4 shall be construed to be severable and independent. If any provision of Section 4 shall be determined to be invalid or unenforceable, either in whole or in part, Section 4 shall be deemed amended to delete or modify, as necessary, the offending provisions and to alter the balance of
Section 4 in order to render the same valid and enforceable to the fullest extent permissible as aforesaid.

         6. Remedies. In the event of a breach or a threatened breach of any of
            --------
the covenants contained in Section 4, WMT shall, in addition to the remedies provided by law and in addition to seeking damages through the arbitration proceeding as provided in Section 13 hereof, have the right and remedy to have such covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any material breach of any of the covenants will cause irreparable injury to WMT and that money damages will not provide an adequate remedy to WMT.

         7. Successors and Assigns. This Non-Compete shall inure to the benefit
            ----------------------
of the successors and assigns of WMT. Neither IRA nor Stockholder 1 may assign its or their individual obligations hereunder, and any such proposed assignment shall be void. Subject to the foregoing, this Non-Compete shall inure to the benefit of, and bind the successors and assigns of IRA and Stockholder 1.

         8. Waiver. The failure of any party to insist, in any instance, upon
            ------
performance of any of the terms or conditions of this Non-Compete shall not be construed as a waiver of future performance of any such term or condition, and the obligations of any party with respect thereto shall continue in full force and effect.

         9. Effectiveness. The effectiveness of this Non-Compete is expressly
            -------------
conditioned on the closing of the transaction specified in the Agreement.

         10. Entire Agreement. This Non-Compete and the Agreement set forth the
             ----------------
entire agreement between the Parties with respect to the subject matter hereof and may be amended only by an agreement in writing signed by the party against whom enforcement of any amendment is sought.

         11. Notices. All notices and demands provided for by this Non-Compete
             -------
shall be in writing and (unless otherwise specifically provided herein) shall be deemed to have been given when mailed by first class mail enclosed in a registered or certified post-paid envelope addressed to the addresses of the parties in accordance with Section 12.1 of the Agreement or to such changed address as any such party may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt.

         12. Governing Law. This Non-Compete and its validity, construction and
             -------------
performance shall be governed in all respects by the internal laws of the State of Delaware without giving effect to principles of conflict of laws.

         13. Arbitration. All disputes arising out of or relating to this
             -----------
Non-Compete shall be determined by binding arbitration in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. If the amount in controversy in the arbitration exceeds Two Hundred Fifty Thousand Dollars ($250,000), exclusive of interest, attorneys' fees and costs, the arbitration shall be conducted by a panel of three (3) neutral arbitrators. The parties shall endeavor to select neutral arbitrators by mutual agreement. If such agreement cannot be reached within thirty (30) calendar days after a dispute has arisen which is to be decided by arbitration, any party or the parties jointly shall request the American Arbitration Association to submit to each party an identical panel of fifteen (15) persons. Alternate strikes shall be made to the panel, commencing with the party bringing the claim, until the name of three (3) persons remain, or one person if the case is to be heard by a single arbitrator. The parties may, however, by mutual agreement request the American Arbitration Association to submit additional panels of possible arbitrators. The person(s) thus remaining shall be the arbitrator(s) for such arbitration. If three (3) arbitrators are selected, the arbitrators shall elect a chairperson to preside at all meetings and hearings. If a dispute is to be resolved by a sole arbitrator in accordance with the terms hereof, or if the dispute is to be resolved by a panel of three (3) arbitrators, as provided hereinabove, then such sole arbitrator or the chairperson of such panel, as the case may be, shall be a member of a state bar engaged in the practice of law in the United States or a retired member of a state or the federal judiciary in the United States. The award of the arbitrator(s) shall require a majority of the arbitrators in the case of a panel of arbitrators, shall be in writing and reasoned, shall be based on the evidence admitted and the substantive law of the state of Delaware and shall contain an award for each issue and counterclaim. The award shall be made within thirty (30) days following the close of the final hearing and the filing of any post-hearing briefs authorized by the arbitrator(s). The award of the arbitrator(s) shall be final and binding on the parties hereto and the subject matter. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1-16, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The place of arbitration shall be Denver, Colorado. Each party shall be entitled to inspect and obtain a copy of relevant documents in the possession or control of the other party and to take depositions of the other party's employees, agents, representatives and witnesses (including expert witnesses). All such discovery shall be in accordance with procedures approved by the arbitrator(s). Unless otherwise provided in the award, each party shall bear its own costs of discovery. No party shall be entitled to submit interrogatories to the other parties. All discovery shall be expedited, consistent with the nature and complexity of the claim or dispute and consistent with fairness and justice. The arbitrator(s) shall have the power to compel any party to comply with discovery requests of the other parties and to issue binding orders relating to any discovery dispute which shall be enforceable in the same manner as awards. The arbitrator(s) also shall have the power to impose sanctions for abuse or frustration of the arbitration process, including without limitation, the refusal to comply with orders of the arbitrator(s) relating to discovery and compliance with subpoenas. The arbitrator(s) are not empowered to award damages in excess of actual damages and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration.

         14. Attorneys. Pillsbury Madison & Sutro LLP has only represented WMT
             ---------
in connection with this transaction. IRA and Stockholder 1 have had an opportunity to consult with its/their counsel regarding the terms of this Non-Compete.

         15. Counterparts. This Non-Compete may be executed in any number of
             ------------
counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have hereto executed this Agreement as of the date first written above.

                                      WESTERN MICRO TECHNOLOGY, INC.



                                      By ______________________________________

                                      Name ____________________________________

                                      Title ___________________________________


                                      IRA



                                      By ______________________________________

                                      Name ____________________________________

                                      Title ___________________________________



                                      _________________________________________
                                                     Harvey E. Najim

                                    EXHIBIT A
                                    ---------


I.  California Counties:
    -------------------

1.  Alameda                                22.  Riverside
2.  Alpine                                 23.  Sacramento
3.  Calaveras                              24.  San Benito
4.  Contra Costa                           25.  San Bernardino
5.  El Dorado                              26.  San Diego
6.  Fresno                                 27.  San Francisco
7.  Glenn                                  28.  San Joaquin
8.  Kern                                   29.  San Luis Obispo
9.  Kings                                  30.  San Mateo
10. Lake                                   31.  Santa Barbara
11. Los Angeles                            32.  Santa Clara
12. Madera                                 33.  Santa Cruz
13. Marin                                  34.  Sierra
14. Mariposa                               35.  Siskiyou
15. Mendocino                              36.  Solano
16. Merced                                 37.  Sonoma
17. Monterey                               38.  Stanislaus
18. Napa                                   39.  Sutter
19. Nevada                                 40.  Ventura
20. Orange                                 41.  Yolo
21. Placer                                 42.  Yuba


II.  United States
     -------------

     1. All of the States of the United States other than California.

     2. Washington, D.C.

III.  Canada, Mexico and Puerto Rico.
      ------------------------------

                                                                      EXHIBIT E

                        FORM OF AGREEMENT NOT TO COMPETE
                        --------------------------------

         THIS AGREEMENT NOT TO COMPETE (the "Non-Compete"), made and entered into as of ___________, 1997 by and between WESTERN MICRO TECHNOLOGY, INC., a
                                            ------------------------------
California corporation ("WMT"), and CARLTON JOSEPH MERTENS II ("Stockholder 2"),
                                    -------------------------

                              W I T N E S S E T H:

         WHEREAS, Stockholder 2 is a shareholder and officer of Star Management Services, Inc., a Delaware corporation ("SMSI"); and

         WHEREAS, pursuant to the terms of that certain Stock Purchase Agreement, dated as of June __, 1997 (the "Agreement") by and between WMT, SMSI and Harvey E. Najim and Stockholder 2 (together, Stockholder 1 and Carlton Joseph Mertens II are referred to herein as the "Stockholders"), the Stockholders intend to sell, convey, transfer, assign and deliver all of the issued and outstanding capital stock of SMSI (the "Shares"), to WMT in exchange for certain consideration; and

         WHEREAS, this Non-Compete is a condition precedent to the transaction contemplated in the Agreement and WMT would not consummate the transactions contemplated by the Agreement absent the execution by Stockholder 2 of this Non-Compete;

         NOW, THEREFORE, in consideration of the above recitals and the mutual promises contained in this Non-Compete and for other and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

         1. Definitions. Capitalized terms not otherwise defined in this
            -----------
Agreement shall have the meanings set forth in the Agreement.

         2. Term.
            ----

         (a) Subject to subparagraph (b) below, WMT and Stockholder 2 hereby enter into this Non-Compete for a term of two (2) years after Closing, or until such time when final payment is made of any salary due, whichever term is shorter.

         (b) Notwithstanding subparagraph (a) above, this Non- Compete will be terminated if, after compliance with the notice requirement and option to cure set forth in Section 2.8(b) of the Agreement, Stockholder 2 is entitled to accelerate payment of certain obligations under Section 2.8(a)(v) of the Agreement due to WMT's failure to timely pay accrued interest, when due, on any Promissory Note (as defined in the Agreement) issued pursuant to Section 2.7(a)(i) of the Agreement.

         3. Consideration for Covenant Not to Compete. The sole consideration
            -----------------------------------------
for the faithful performance of the obligations specified in Section 4 hereof by Stockholder 2 shall be the consideration received by Stockholder 2 under the Agreement.

         4. Agreement Not to Compete. The Parties hereto agree that for the term
            ------------------------
of this Non-Compete and except with respect to Stockholder 2's duties and responsibilities, as an officer and director of WMT, Stockholder 2 will not, in any of the jurisdictions set forth in Exhibit A hereto, directly or indirectly:
(a) sell computer hardware, software or services to value-added resellers, resellers or systems integrators or (b) approach, contact or solicit any employee of WMT or any affiliate of WMT to leave the employ of WMT or any of its affiliates except through general employment advertising.

         5. Interpretation.
            --------------

         (a) Stockholder 2 recognizes that the foregoing covenant in Section 4, and the territorial, time and other limitations with respect thereto, are reasonable and properly required for the adequate protection of the acquisition of the Shares by WMT, and agrees that such limitations are reasonable with respect to the business activities of SMSI and Stockholder 2.

         (b) The Parties recognize that the laws and public policies of the various states of the United States and Delaware may differ as to the validity and enforceability of covenants similar to those contained in Section 4. It is the intention of the parties that the provisions of Section 4 shall be enforced to the fullest extent permissible under the laws and public policies of the State of Delaware and of any other jurisdiction in which enforcement may be sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provisions hereof shall not render unenforceable or impair the remainder of Section 4. To the extent that Section 4 shall be declared unenforceable in any one or more of such jurisdictions, such declaration shall not affect Section 4 with respect to each other jurisdiction, as Section 4 shall be construed to be severable and independent. If any provision of Section 4 shall be determined to be invalid or unenforceable, either in whole or in part, Section 4 shall be deemed amended to delete or modify, as necessary, the offending provisions and to alter the balance of
Section 4 in order to render the same valid and enforceable to the fullest extent permissible as aforesaid.

         6. Remedies. In the event of a breach or a threatened breach of any of
            --------
the covenants contained in Section 4, WMT shall, in addition to the remedies provided by law and in addition to seeking damages through the arbitration proceeding as provided in Section 13 hereof, have the right and remedy to have such covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any material breach of any of the covenants will cause irreparable injury to WMT and that money damages will not provide an adequate remedy to WMT.

         7. Successors and Assigns. This Non-Compete shall inure to the benefit
            ----------------------
of the successors and assigns of WMT. Stockholder 2 may not assign his individual obligations hereunder, and any such proposed assignment shall be void. Subject to the foregoing, this Non-Compete shall inure to the benefit of, and bind the successors and assigns of Stockholder 2.

         8. Waiver. The failure of any party to insist, in any instance, upon
            ------
performance of any of the terms or conditions of this Non-Compete shall not be construed as a waiver of future performance of any such term or condition, and the obligations of any party with respect thereto shall continue in full force and effect.

         9. Effectiveness. The effectiveness of this Non-Compete is expressly
            -------------
conditioned on the closing of the transaction specified in the Agreement.

         10. Entire Agreement. This Non-Compete and the Agreement set forth the
             ----------------
entire agreement between the Parties with respect to the subject matter hereof and may be amended only by an agreement in writing signed by the party against whom enforcement of any amendment is sought.

         11. Notices. All notices and demands provided for by this Non-Compete
             -------
shall be in writing and (unless otherwise specifically provided herein) shall be deemed to have been given when mailed by first class mail enclosed in a registered or certified post-paid envelope addressed to the addresses of the parties in accordance with Section 12.1 of the Agreement or to such changed address as any such party may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt.

         12. Governing Law. This Non-Compete and its validity, construction and
             -------------
performance shall be governed in all respects by the internal laws of the State of Delaware without giving effect to principles of conflict of laws.

         13. Arbitration. All disputes arising out of or relating to this
             -----------
Non-Compete shall be determined by binding arbitration in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. If the amount in controversy in the arbitration exceeds Two Hundred Fifty Thousand Dollars ($250,000), exclusive of interest, attorneys' fees and costs, the arbitration shall be conducted by a panel of three (3) neutral arbitrators. The parties shall endeavor to select neutral arbitrators by mutual agreement. If such agreement cannot be reached within thirty (30) calendar days after a dispute has arisen which is to be decided by arbitration, any party or the parties jointly shall request the

American Arbitration Association to submit to each party an identical panel of fifteen (15) persons. Alternate strikes shall be made to the panel, commencing with the party bringing the claim, until the name of three (3) persons remain, or one person if the case is to be heard by a single arbitrator. The parties may, however, by mutual agreement request the American Arbitration Association to submit additional panels of possible arbitrators. The person(s) thus remaining shall be the arbitrator(s) for such arbitration. If three (3) arbitrators are selected, the arbitrators shall elect a chairperson to preside at all meetings and hearings. If a dispute is to be resolved by a sole arbitrator in accordance with the terms hereof, or if the dispute is to be resolved by a panel of three (3) arbitrators, as provided hereinabove, then such sole arbitrator or the chairperson of such panel, as the case may be, shall be a member of a state bar engaged in the practice of law in the United States or a retired member of a state or the federal judiciary in the United States. The award of the arbitrator(s) shall require a majority of the arbitrators in the case of a panel of arbitrators, shall be in writing and reasoned, shall be based on the evidence admitted and the substantive law of the state of Delaware and shall contain an award for each issue and counterclaim. The award shall be made within thirty (30) days following the close of the final hearing and the filing of any post-hearing briefs authorized by the arbitrator(s). The award of the arbitrator(s) shall be final and binding on the parties hereto and the subject matter. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1-16, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The place of arbitration shall be Denver, Colorado. Each party shall be entitled to inspect and obtain a copy of relevant documents in the possession or control of the other party and to take depositions of the other party's employees, agents, representatives and witnesses (including expert witnesses). All such discovery shall be in accordance with procedures approved by the arbitrator(s). Unless otherwise provided in the award, each party shall bear its own costs of discovery. No party shall be entitled to submit interrogatories to the other parties. All discovery shall be expedited, consistent with the nature and complexity of the claim or dispute and consistent with fairness and justice. The arbitrator(s) shall have the power to compel any party to comply with discovery requests of the other parties and to issue binding orders relating to any discovery dispute which shall be enforceable in the same manner as awards. The arbitrator(s) also shall have the power to impose sanctions for abuse or frustration of the arbitration process, including without limitation, the refusal to comply with orders of the arbitrator(s) relating to discovery and compliance with subpoenas. The arbitrator(s) are not empowered to award damages in excess of actual damages and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration.

         14. Attorneys. Pillsbury Madison & Sutro LLP has only represented WMT
             ---------
in connection with this transaction. Stockholder 2 has had an opportunity to consult with his counsel regarding the terms of this Non-Compete.

         15. Counterparts. This Non-Compete may be executed in any number of
             ------------
counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have hereto executed this Agreement as of the date first written above.

                                       WESTERN MICRO TECHNOLOGY, INC.



                                       By _____________________________________

                                       Name ___________________________________

                                       Title __________________________________



                                       _________________________________________
                                                Carlton Joseph Mertens II

                                    EXHIBIT A


I.  California Counties:
    -------------------

1.  Alameda                                22.  Riverside
2.  Alpine                                 23.  Sacramento
3.  Calaveras                              24.  San Benito
4.  Contra Costa                           25.  San Bernardino
5.  El Dorado                              26.  San Diego
6.  Fresno                                 27.  San Francisco
7.  Glenn                                  28.  San Joaquin
8.  Kern                                   29.  San Luis Obispo
9.  Kings                                  30.  San Mateo
10. Lake                                   31.  Santa Barbara
11. Los Angeles                            32.  Santa Clara
12. Madera                                 33.  Santa Cruz
13. Marin                                  34.  Sierra
14. Mariposa                               35.  Siskiyou
15. Mendocino                              36.  Solano
16. Merced                                 37.  Sonoma
17. Monterey                               38.  Stanislaus
18. Napa                                   39.  Sutter
19. Nevada                                 40.  Ventura
20. Orange                                 41.  Yolo
21. Placer                                 42.  Yuba


II.  United States.
     -------------

     1. All of the States of the United States other than California.

     2. Washington, D.C.

III.  Canada, Mexico and Puerto Rico.
      ------------------------------

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                                                                      EXHIBIT F


                     INDUSTRY REMARKETER AFFILIATE AGREEMENT
                     ---------------------------------------


         THIS INDUSTRY REMARKETER AFFILIATE AGREEMENT (this "Agreement"), dated as of _________, 1997, is made by and between WESTERN MICRO TECHNOLOGY, INC., a
                                              ------------------------------
California corporation ("Western") having offices at 254 East Hacienda Avenue, Campbell, California 95008 and STAR DATA SYSTEMS, INC. or its successor in
                               -----------------------
interest, a Texas corporation ("SDS"), having offices at 888 Isom Road, San Antonio, Texas 78216 (Western and SDS are together referred to as "WMT"), and ___________________, a _____________________________ having offices at
______________________________________________________ ("IRA").

         RECITALS:

         A. WMT is authorized to market and distribute certain Products, including IBM Products, to resellers; WMT is authorized and wishes to appoint IRA as a solution provider affiliate to sell to End-Users the IBM Products it acquires exclusively from WMT and to engage IRA to sell other non-IBM Products it acquires from WMT to End-Users; and IRA is willing to serve in such capacities.

         B. For the consideration and mutual promises set forth in this Agreement, the parties agree as follows:

         1. Definitions. The terms used in this Agreement have the following
            -----------
meanings:

         1.1 "End User" means anyone, unaffiliated with IRA, who acquires Products for its own use and not for resale.

         1.2 "IBM" means International Business Machines, Inc. and its subsidiaries.

         1.3 "Machine" means an IBM or non-IBM machine, its features, conversions, upgrades, elements, accessories, cables or any combination of them (provided by IBM or another OEM to WMT) approved by IBM or another OEM to be provided to IRA.

         1.4 "Original Equipment Manufacturer" or "OEM" means an original equipment manufacturer, including without limitation IBM.

         1.5 "Product" means a Machine, Program or Service which WMT has been authorized to distribute to IRA.

         1.6 "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         1.7 "Program" means an IBM or non-IBM licensed program (provided by IBM or another OEM to WMT) approved by IBM or the other OEM to be provided to IRA. Program does not include an OEM's licensed internal code.

         1.8 "Service" means assistance performed or marketed by WMT, including without limitation use of a resource (such as a network) approved by IBM to be provided to IRA.

         1.9 "Subsidiary" means with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

         1.10 "Stock Purchase Agreement" means the Stock Purchase Agreement dated June __, 1997, by and among Western, Star Management Services, Inc., Harvey E. Najim and Carlton Joseph Mertens II.

         1.11 "Value Added Enhancement" or "VAE" means the industry specific IBM approved Application Software Program.

         2. Appointment of Industry Remarketer Affiliate. WMT hereby appoints
            --------------------------------------------
IRA as one of its industry remarketer affiliates (also referred to as solution provider affiliates) of IBM Products for marketing and sale to End Users in the United States and Puerto Rico with IRA's VAEs. This appointment is not exclusive with respect to WMT and WMT has entered into and reserves the right to enter into similar agreements with others for the purpose of marketing and distributing Products. This appointment is exclusive with respect to providing IBM Products to IRA for resell and IRA agrees to not enter into any similar arrangement with any others for the purpose of selling IBM Products to End Users.

         3. IRA Obligations.
            ---------------

         3.1 IBM Requirements. IRA shall be subject to any obligations or
             ----------------
restrictions imposed by IBM under the terms of any applicable agreement between WMT and IBM, as such terms may change from time to time, or between IRA and IBM, as such terms may change from time to time, and IRA agrees to be bound by and comply with any such obligations or restrictions. In particular, and without limitation, IRA will comply with all IBM requirements set forth in IRA's agreement with IBM, as amended from time to time.

         3.2 Transition Period. During the [***] ([*]) month period immediately
             -----------------
following the consummation of the transaction contemplated by the Stock Purchase Agreement (the "Transition Period"), WMT and IRA will share certain employees and miscellaneous expenses in accordance with the allocation set forth in the Schedule that is attached as Exhibit A to this Agreement (the "Cost Sharing Schedule"). Either party may elect to extend the Transition Period for up to [*****] ([**]) days upon [*****] ([**]) days prior written notice to the other party of such extension. Every [*****] ([**]) days during the Transition Period, the parties will discuss and decide, in good faith, whether any adjustments should be made to the Cost Sharing Schedule. Each party will pay within [***] ([**]) days of the end of each month the net monthly cost attributable to such party as shown on the Cost Sharing Schedule.

         4. WMT Obligations.
            ---------------

         4.1 Support. WMT will provide telephone support at no charge to up to
             -------
[***] ([*]) identified IRA employees. Such employees shall be technical personnel rather than sales personnel. At the request of IRA, WMT will provide support to End Users at [******************************], which, as of the date of this Agreement, is $[***] per hour. At the direction of IRA, WMT will either invoice IRA or such End User for WMT's services with respect to such End Users. If IRA decides to offer monthly support contracts to End Users, then WMT agrees to provide the services under the contracts entered into by IRA, or enter into contracts directly with such End Users, as may be elected by IRA. The applicable charge by WMT to IRA or such End Users, as the case may be, shall be as follows:


                           Monthly Support               Monthly Support
                         Charge for Service            Charge for 24-Hour
                          From 8-5 CST on                  Service,
    IBM Product          Business Days Only               7 Days a Week
    ----------           ------------------            ------------------


      9402's                   $[***]                        $[***]


      9406's                   $[***]                        $[***]



IRA shall be entitled to all proceeds received from End Users in excess of the above described WMT service charges.

         4.2 Personnel Rebate. WMT shall pay to IRA a personnel rebate at a rate
             ----------------
of $[*****] for each $[*******] of Product purchased by IRA from WMT under this Agreement as more specifically set forth below. The value of the Products purchased by IRA (the "Actual Dollar Value") shall be calculated based upon WMT's [**************************]. For purposes of this Agreement, "Net Sales" means [************************************************************************
*******************************************************************************
**********************

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

*******************************************************************************
*******************************************************************************
***********************************************************************] Within
[***] ([**]) days after the end of each calendar quarter or the termination of this Agreement pursuant to Section 9 hereof, WMT will calculate the Actual Dollar Value of Products purchased by IRA from WMT during the preceding calendar quarter (or the Current Calendar quarter in the case of termination) and will pay to IRA the personnel rebate due for such period based upon such Actual Dollar Value calculated as follows:

                           [****************************
                           **************]

         For example, if IRA purchased $[********] of Product during a calendar quarter, then WMT would pay IRA a $[******] personnel rebate for such quarter. If IRA purchased an aggregate of $[**********] in Product, then personnel rebates with respect to such purchases would total $[*******].

         5. Delivery and Title.
            ------------------

         5.1 Delivery. Upon receipt of each purchase order by WMT, if the
             --------
Product is not then in WMT's inventory, WMT will, as soon as reasonably possible but in no event later than two (2) days following receipt of such purchase order, place the order with IBM or other applicable OEM. With respect to Products in WMT's inventory or after receipt of such products from the applicable OEM, WMT shall ship such Products, as soon as reasonably possible, F.O.B. WMT's or IBM's or the other OEM's facility in the continental United States. Such Products shall be insured by WMT at IRA's cost; provided, however, IRA shall not be obligated to pay any shipping or insurance charges to the extent such charges are paid by IBM or other OEM. All Products shall be packaged for shipment in accordance with WMT's usual and customary practices which shall be reasonably calculated to provide adequate protection for its Products. The method of shipment and common carrier shall be selected by IRA.

         5.2 Passing of Title. Title to the IBM or other Machines will pass from
             ----------------
WMT to IRA. IRA shall pass title to the Machines directly to the End User or, if applicable, to a third party financing institution on behalf of the End User. IBM and other OEMs do not transfer title to Programs.

         6. Price; Payment.
            --------------

         6.1 Product Costs; Payment Terms.
             ----------------------------

         (a) IRA shall acquire the Products from WMT at the prices of each such Product as per Exhibit B to this Agreement (the "Price Schedule"). The prices set forth on the Price Schedule

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

shall be increased or decreased, as the case may be, from time to time for the following reasons: (i) to comply with Section 6.1(b) below; and (ii) to reflect increases or decreases, as the case may be, in the OEM's price to WMT.

         (b) [****************************************************
***************************************************************
***************************************************************
***************************************************************
***************************************************************
****]

         (c) For Products which do not have a price set forth on the Price Schedule, the cost to IRA shall be based upon a [***] percent ([**]%) gross margin to WMT.

         (d) WMT shall not be responsible for any applicable taxes resulting exclusively from IRA's purchases of Products under this Agreement, other than taxes based on WMT's sales or income. Payment of WMT's invoice shall be due forty-five (45) days after the invoice date.

         (e) Any price decrease for a Product as contemplated by Section 6.1(a) above shall be effective on the effective date of the OEM's corresponding price reduction with respect to such Product. IRA shall receive the benefit of any such OEM price reduction with respect to any Product covered by such price reduction that (i) as of the effective date of such OEM price reduction, has been ordered by IRA and has not been shipped, or has been shipped but not installed with the End User (and WMT receives the price decrease with respect to such Product), or (ii) is ordered by IRA subsequent to the effective date of such OEM price reduction. Any price increase for a Product as contemplated by
Section 6.1(a) above shall be effective on the effective date of the OEM's price increase with respect to such Product.

         6.2 Delinquent Payments. If IRA's account becomes delinquent, and the
             -------------------
amount of such account is not in dispute, WMT may do one or more of the following: (a) impose a finance charge, up to the maximum permitted by law, on the delinquent portion of the balance due; or (b) pursue any other remedy available at law to collect such delinquent amount.

         7. Arbitration. Any unresolved dispute arising out of or relating to
            -----------
this Agreement, any schedule, certificate or other document delivered by any party in connection with this Agreement or incident to the transactions contemplated hereby or the breach, inaccuracy, termination or validity hereof or thereof or otherwise arising out of or relating to the transactions contemplated hereby and thereby, or any other agreement among them or between any of them, whether entered into prior to, on or subsequent to the date of this Agreement or those arising under any federal, state or local law, regulation

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

or ordinance, shall be determined by binding arbitration in accordance with certain aspects of the then current Commercial Arbitration Rules of the American Arbitration Association. If the amount in controversy in the arbitration exceeds Two Hundred Fifty Thousand Dollars ($250,000), exclusive of interest, attorneys' fees and costs or if the controversy relates to the termination of this Agreement pursuant to Section 9.2 below, the arbitration shall be conducted by a panel of three (3) neutral arbitrators. Otherwise, the arbitration shall be conducted by a single neutral arbitrator. The parties shall endeavor to select neutral arbitrators by mutual agreement. If such agreement cannot be reached within ten (10) business days after a dispute has arisen which is to be decided by arbitration, any party or the parties jointly shall request the American Arbitration Association to submit to each party an identical panel of fifteen
(15) persons. Alternate strikes shall be made to the panel, commencing with the party bringing the claim, until the name of three (3) persons remain, or one (1) person if the case is to be heard by a single arbitrator. The parties may, however, by mutual agreement request the American Arbitration Association to submit additional panels of possible arbitrators. The person(s) thus remaining shall be the arbitrator(s) for such arbitration. If three (3) arbitrators are selected, the arbitrators shall elect a chairperson to preside at all meetings and hearings. If a dispute is to be resolved by a sole arbitrator in accordance with the terms hereof, or if the dispute is to be resolved by a panel of three
(3) arbitrators as provided hereinabove, then such sole arbitrator or the chairperson of such panel, as the case may be, shall be a member of a state bar engaged in the practice of law in the United States or a retired member of a state or the federal judiciary in the United States. The award of the arbitrator(s) shall require a majority of the arbitrators in the case of a panel of arbitrators, shall be in writing and reasoned, shall be based on the evidence admitted and the substantive law of the State of Delaware and shall contain an award for each issue and counterclaim. The award shall be made within thirty
(30) days following the close of the final hearing and the filing of any post-hearing briefs authorized by the arbitrator(s). The award of the arbitrator(s) shall be final and binding on the parties hereto and the subject matter. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1--16, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The place of arbitration shall be Denver, Colorado. Each party shall be entitled to inspect and obtain a copy of relevant documents in the possession or control of the other party and to take depositions of the other party's employees, agents, representatives and witnesses (including expert witnesses). All such discovery shall be in accordance with procedures approved by the arbitrator(s). Unless otherwise provided in the award, each party shall bear its own costs of discovery. No party shall be entitled to submit interrogatories to the other parties. All discovery shall be expedited, consistent with the nature and complexity of the claim or dispute and consistent with fairness and justice. The arbitrator(s) shall have the power to compel any party to comply with discovery requests of the other parties and to issue binding orders relating to any discovery dispute which shall be enforceable in the same manner as awards. The arbitrator(s) also shall have the power to impose sanctions for abuse or frustration of the arbitration process, including without limitation, the refusal to comply with orders of the arbitrator(s) relating to discovery and compliance with subpoenas. The arbitrator(s) are not empowered to award damages in excess of actual damages and the IRA and WMT hereby irrevocably waive any right to recover such damages with respect to any dispute resolved by arbitration. Each of the parties agrees to participate in good faith in the arbitration process and take all reasonable actions to conclude such arbitration as soon as possible.

         8. Term. Subject to earlier termination in accordance with Section 9 of
            ----
this Agreement, the term of this Agreement shall commence on the date set forth above and continue for a period of thirty-six (36) months thereafter at which time this Agreement will terminate unless otherwise mutually agreed to by the Parties hereto.

         9. Termination.
            -----------

         9.1 Termination by WMT; Expiration. WMT shall have the right to (a)
             ------------------------------
terminate this Agreement immediately upon written notice to IRA if WMT is notified by IBM that IRA no longer meets IBM's guidelines and (b) terminate its obligation with respect to providing any other OEM's Products to IRA if IRA no longer meets such OEM's guidelines.

         9.2 Termination by IRA. IRA reserves the right to terminate this
             ------------------
Agreement, upon written notice to WMT if:

         (a) [****************************************************
***************************************************************
**************]

         (b) [****************************************************
***************************************************************
***************************************************************
***************************************************************
***************************]

         (c) if, after a Change of Control (as defined in Section 2.8(e) of the Stock Purchase Agreement) of WMT, [**************] gives IRA notice of its intent to terminate its distributor agreement with IRA and such notice is not withdrawn within fifteen (15) business days, or

         (d) WMT's contractual relationship with IBM is terminated or expires and is not renewed, or

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

         (e) if WMT's contractual relationship with IBM is materially modified or amended with respect to discounts WMT receives as a distributor and such modification or amendment adversely puts IRA's business at a material competitive disadvantage (a "Material Modification").

         For purposes of this Agreement, a "Material Breach" shall mean a material breach of this Agreement including, without limitation, (i) WMT's failure to pass on material rebates, discounts, etc., provided for in Exhibit B to this Agreement; (ii) WMT unreasonably refusing to accept or process a material or service order under this Agreement; and (iii) WMT not providing the personnel rebate set forth in Section 4.2 of this Agreement, in each case in material breach of the terms of this Agreement and having a material adverse effect on IRA.

         Each party recognizes that the provisions regarding termination of this Agreement set forth in Section 9.2 can impose a severe and unexpected burden on WMT and that a bona fide dispute can arise as to (i) the proper characterization for these purposes of acts or omissions constituting a Material Breach of this Agreement or (ii) whether a Material Modification has occurred. If IRA believes a Material Breach of this Agreement or a Material Modification has occurred, IRA shall give WMT written notice (the "Breach Notice") that a Material Breach or Material Modification has occurred, describing the acts or omissions complained of and providing a reasonable description of the action it requires of WMT to correct and cure such Material Breach (e.g., any actual damages incurred as a result of such Material Breach) or such Material Modification. Within five (5) business days of IRA's delivery of such notice, WMT shall deliver a written notice to IRA of any objections to the matters contained in such Breach Notice (the "Objection Notice"). Such Objection Notice may relate to whether a Material Breach or Material Modification has occurred, the description of the matter giving rise to the claim of Material Breach or Material Modification or the actions required of WMT to cure and correct such Material Breach or Material Modification. The failure of WMT to deliver the Objection Notice within the required time will constitute WMT's acceptance of all of the matters described in the Breach Notice and the failure of WMT to object to any matter stated in such Objection Notice will constitute WMT's acceptance of the matters not objected to therein. If WMT timely objects to the matters set forth in such Breach Notice, IRA and WMT shall endeavor for the ten (10) business day period following receipt of such objection to resolve such dispute. If at the end of such ten (10) business day period, WMT and IRA are unable to resolve the disagreements set forth in the Objection Notice, such dispute shall be resolved by arbitration in accordance with Section 7 hereof and that during the pendency of any such arbitration proceeding, the termination rights created by such provisions shall be stayed. The arbitrator shall be instructed to resolve the following matters, and only these matters, to the extent objected to or raised in the Objection Notice, all of such matters to be resolved in one proceeding: (i) whether a Material Breach or a Material Modification has occurred, (ii) with respect to a Material Breach, the validity of IRA's claim with respect to the acts or omissions complained of in the Breach Notice; (iii) if the acts or omissions which were the subject of the Breach Notice have occurred and to the extent such Material Breach or Material Modification can be cured or corrected, the actions necessary to cure or correct such Material Breach or Material Modification; (iv) the actual damages incurred by IRA, if any, with respect to the acts or omissions which were the subject of the Breach Notice; and (v) the validity and actual damages incurred by WMT with respect to the claims, if any, properly made by WMT against IRA in the Objection Notice. WMT shall have a thirty (30) day cure period (five (5) business day cure period with respect to cash payment or the cure or correction of a Material Modification) after the matters set forth in the Breach Notice are finally resolved (whether upon the failure to timely object, mutual agreement by the parties, or pursuant to the finding of the arbitrator), and to the extent such Material Modification or other act or omission giving rise to a Material Breach may be cured or corrected, to take such actions finally determined pursuant to this section to be necessary to cure or correct such Material Breach or Material Modification. Whether or not the arbitrator concludes that a Material Breach of this Agreement can be cured or corrected, the arbitrators as part of the arbitrators' decision, shall determine the actual damages (which shall not include any incidental, consequential or special damages) suffered by the IRA (with respect to terminations under clause (a) of Section 9.2) and shall offset against such amount, any actual damages suffered by WMT as a consequence of a Material Breach of this Agreement by the IRA; provided, however, WMT shall not be entitled to an offset for such actual damages suffered by WMT unless such claims are set forth in the Objection Notice and submitted to arbitration concurrently with all of the matters set forth in the Objection Notice. In addition to the action finally determined to be necessary to cure or correct such Material Breach, but without duplication, WMT shall pay, within ten (10) business days of such final arbitration decision, to IRA the amount of actual damages, if any, incurred by IRA, net of the offsets described in the preceding sentence. In the event that WMT fails to take the actions finally determined hereunder to be necessary to cure or correct the acts or omissions complained of within the applicable cure period, a Material Breach or Material Modification, as the case may be, shall be deemed to have occurred and IRA shall be entitled to terminate this Agreement pursuant to the foregoing sentence without any further notices (other than the notice of termination), cure periods or arbitration proceedings set forth in this Section 9.2 with respect to whether WMT properly cured or corrected such Material Breach or Material Modification, as the case may be, or paid the actual damages as finally determined. If a Material Breach is determined to have occurred and WMT properly cures or corrects the Material Breach as permitted hereunder, and thereafter the act or omission of WMT which gave rise to the claim of Material Breach continues to occur, then, notwithstanding any provision in this
Section 9.2 to the contrary, IRA may terminate this Agreement pursuant to clause
(a) of this Section 9.2 without complying with the notice, cure and arbitration provisions of this Section 9.2.

         9.3 Effect of Termination or Expiration. Upon the expiration or
             -----------------------------------
termination of this Agreement, IRA will (a) continue to fulfill its obligations to End Users and in such a way as not to reflect adversely on WMT or the Products; (b) pay to WMT when due all outstanding amounts including, but not limited to, any amounts owing under Section 6 hereof within forty-five (45) days of the invoice date. Upon the expiration or termination of this Agreement, WMT will (a) continue to fulfill its obligations to End Users and in such a way as not to reflect adversely on IRA, or the Products and (b) pay IRA all due and outstanding amounts including, without limitation, any amounts due and owing to IRA under Section 4.2 hereof.

         10. Confidentiality. WMT acknowledges and agrees that this Agreement is
             ---------------
being executed in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, including the Spin-off (as defined therein) of the End User Business (as defined therein) of SDS into IRA. Western and SDS, jointly and severally, agree to use commercially reasonable efforts to assist IRA to maintain its present business relationship with the End User customers of SDS prior to the Spin-off for the benefit of IRA. Western and SDS jointly and severally agree that they will (and will cause each person under their control to) keep confidential and not use any confidential information or make available to any others any documents, files, customer lists, price lists, or other papers or information concerning such End User Business except if required pursuant to an order of any court or administrative agency or otherwise required by law.

         11. Miscellaneous Provisions.
             ------------------------

         11.1 Independent Contractor. WMT and IRA are independent contractors.
              ----------------------
Neither party will have any right or authority to act on behalf of the other and neither party shall represent that it has such right or authority.

         11.2 Assignment. IRA agrees not to assign, or otherwise transfer, this
              ----------
Agreement or its rights under it or delegate its obligations or appoint another reseller (including a related company) or agent to represent it, without the consent of WMT which shall not be unreasonably withheld. Any attempt to do either is void. A transfer of all or part of the ownership interest in IRA by Harvey E. Najim shall not be deemed an assignment prohibited hereunder. WMT agrees not to (a) assign, or otherwise transfer, this Agreement or its rights under it or

(b) delegate its obligations or appoint another distributor (including a related company) or agent to represent it without the consent of IRA, which shall not be unreasonably withheld; provided, however, with respect to a Change in Control (as defined in the Stock Purchase Agreement) such consent may be withheld in IRA's sole discretion. Any attempt to do either is void. A Change in Control of WMT shall be deemed an assignment and prohibited hereunder, provided, however, IRA shall be deemed to have consented to such assignment if all of the Installment Payments and Earn-out Payments or Promissory Notes related thereto due upon a Change in Control have been paid in accordance with Section 2.8(f) of the Stock Purchase Agreement.

         11.3 Severability. If any provision of this Agreement, or the
              ------------
application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement, and (if appropriate) such provision to other persons or circumstances, shall remain in full force and effect and be interpreted so as best to reasonably effect the intent of the parties hereto.

         11.4 Waiver, Amendment, Modification. Any waiver, amendment or other
              -------------------------------
modification of this Agreement will not be effective unless in writing and signed by the party against whom enforcement is sought. The failure by either party to exercise any of its rights hereunder will not be deemed a waiver of such rights in the future or a waiver of any other rights under this Agreement.

         11.5 Notices. Any notice, approval or other communication required or
              -------
permitted under this Agreement between the parties will be given in writing and will be sent by facsimile, electronic mail or airmail, postage prepaid, to the address specified above or to any other address that may be designated by prior notice. Any notice, approval or other communication delivered by facsimile or electronic mail will be deemed to have been received the day it is sent, as confirmed by transmission receipt. Any notice, approval or other communication sent by airmail will be deemed to have been received on the seventh business day after its date of posting.

         11.6 Governing Law. This Agreement will be governed by and interpreted
              -------------
in accordance with the laws of the State of Delaware, excluding its conflict of law principles.

         11.7 Entire Agreement. This Agreement constitutes the complete and
              ----------------
entire statement of all terms, conditions and representations of agreement between WMT and IRA with respect to the subject matter contained herein and supersedes all prior oral or written agreements or understandings.

___________________________________    WESTERN MICRO TECHNOLOGY, INC.



By ________________________________    By _____________________________________

Title _____________________________    Title __________________________________



                                       STAR DATA SYSTEMS, INC.



                                       By _____________________________________

                                       Title __________________________________

                                    EXHIBIT A
                                    ---------

                SCHEDULE OF SIRIUS/W.M. COST SHARING ARRANGEMENT
                ------------------------------------------------

WM EMPLOYEES

Accounting

----------------------------------------------------------------------------------------------------------------------
                            [**********]       [*******]        [****]         [****]         [**]            [*****]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]                     [******]         [******]
----------------------------------------------------------------------------------------------------------------------

MIS

----------------------------------------------------------------------------------------------------------------------
                            [**********]       [*******]        [****]         [****]         [**]            [*****]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]                     [******]         [******]
----------------------------------------------------------------------------------------------------------------------

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.


Miscellaneous

-----------------------------------------------------------------------------------------------------------------------
                                                                                                              [*****]
-----------------------------------------------------------------------------------------------------------------------
[**********]                                                                                                  [******]
-----------------------------------------------------------------------------------------------------------------------
[**********]                                                                                                  [******]
-----------------------------------------------------------------------------------------------------------------------
[**********]                                                                                                  [******]
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                               [********************]                                                         [******]
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                               [********************]                                                         [******]
-----------------------------------------------------------------------------------------------------------------------



SIRIUS COMPUTER SOLUTIONS EMPLOYEES

Human Resources

---------------------------------------------------------------------------------------------------------------------
                            [*********]       [*******]        [****]        [****]          [**]            [*****]
---------------------------------------------------------------------------------------------------------------------
[**********]                   [******]        [*****]        [******]       [****]        [******]         [******]
---------------------------------------------------------------------------------------------------------------------
[**********]                   [******]        [*****]        [******]       [****]        [******]         [******]
---------------------------------------------------------------------------------------------------------------------
[**********]                   [******]        [*****]        [******]                     [******]         [******]
---------------------------------------------------------------------------------------------------------------------


Travel

----------------------------------------------------------------------------------------------------------------------
                            [**********]       [*******]        [****]        [**** ]         [**]            [*****]
----------------------------------------------------------------------------------------------------------------------
[**********]                    [******]        [*****]        [******]       [****]        [******]         [******]
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                        [********************]                                                               [******]
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                        [********************]                                                               [******]
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                        [********************]                                                               [******]
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                        [********************]                                                               [******]
----------------------------------------------------------------------------------------------------------------------


[****             ******************************************************
                  ******************************]

[****             ******************************************************
                  ******************************]

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                    EXHIBIT B
                                    ---------

                 Discount Schedule for Sirius Computer Solutions
                 -----------------------------------------------


[*****************************************]




                                                      [*******
[**********]                                       **************]

[********]                                              [***]

[********]                                              [***]

[********]                                              [***]

[********]                                              [***]

[********]                                              [***]

[********]                                              [***]

[********]                                              [***]

[********]                                              [***]

[********]                                              [***]

[********]                                              [***]

[********                                               [***]
  ********]

[********                                               [***]
  ********]

[********]                                              [***]

[********
  *****                                                 [***]
  *****]                                                [***]

[********]                                              [***]

[********]                                         [************]

[********]                                         [************]

[***************]

[*************]                                    [*************]

[*************]                                    [*************]

[*************]                                    [*************]

[*************]                                    [*************]

[*************]                                    [*************]

[*************]                                    [*************]

[*************]                                    [*************]

[***********                                       [*************]
**********]

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Non-IBM Products:
----------------

                                              Current Distributor Cost
                                              ------------------------

[************]                                          [***]

[************]                                          [***]

[************]                                          [***]

[************]                                          [***]

[************]                                          [***]

[************]                                          [***]

[************]                                          [***]

[************]                                          [***]

[************]                                          [***]

[************]                                          [***]

[************]                                          [***]

[************]                                          [***]

[************]                                          [***]

[************]                                          [***]

[************]                                          [***]

[************]                                          [***]

[************]                                          [***]

[************]                                          [***]

[************]                                          [***]

[************]                                          [***]

[************]                                          [***]

[************]                                          [***]

[************]                                          [***]

[************]                                          [***]



[*******************************************************************************
********************************************************************************
********************************************************************************
********.

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                                                      EXHIBIT G


                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), entered into as of June ___, 1997 by and between WESTERN MICRO TECHNOLOGY, INC., a California
                                 ------------------------------
corporation (the "Company"), and Carlton Joseph Mertens II ("Shareholder"),

                              W I T N E S S E T H:

         WHEREAS, the parties hereto have entered into that certain Stock Purchase Agreement, dated as of June __, 1997, by and among the Company, Star Management Services, Inc., a Delaware corporation ("Star"), Harvey E. Najim and Shareholder (the "Stock Purchase Agreement"), in which in partial consideration for the sale of Shareholder's capital stock of Star to the Company, Shareholder is to receive unregistered shares of Common Stock, without par value, of the Company (the "Common Stock"); and

         WHEREAS, the parties hereto wish to enter into this Agreement to provide for the registration of such shares of Common Stock,

         NOW, THEREFORE, in consideration for the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Shareholder hereby agree as follows:

         Article 1. Registration.
         ---------  ------------

         1.1 Certain Definitions. As used in this Agreement, the following terms
             -------------------
shall have the following meanings:

         (a) "Advice": See the last paragraph of Section 1.4 hereof.
              ------

         (b) "Commission" shall mean the Securities and Exchange Commission or
              ----------
any other federal agency at the time administering the Securities Act.

         (c) "Effectiveness Period": See paragraph 1.2(a) hereof.
              --------------------

         (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as
              ------------
amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

         (e) "Holder" shall mean Shareholder or any other holder of the
              ------
Registrable Securities with respect to whom registration rights have been properly assigned pursuant to the terms hereof.

         (f) "Prospectus" shall mean the prospectus included in any Registration
              ----------
Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, including, without limitation, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

         (g) "Register," "registered" and "registration" shall refer to a
              --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         (h) "Registrable Securities" shall mean shares of Common Stock issued
              ----------------------
to Shareholder pursuant to the Stock Purchase Agreement (other than Common Stock to be received upon exercise of any stock options received by Shareholder (which will be registered on a Form S-8 independent of this Agreement) in connection with the transaction contemplated by the Stock Purchase Agreement); provided, however, that Registrable Securities shall not include any such shares of Common Stock which have previously been registered or which have been sold by Shareholder.

         (i) "Registration Expenses": See Section 1.5 hereof.
              ---------------------

         (j) "Registration Statement" shall mean any registration statement of
              ----------------------
the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         (k) "Rule 144" shall mean Rule 144 as promulgated by the Commission
              --------
under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

         (l) "Rule 145" shall mean Rule 145 as promulgated by the Commission
              --------
under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

         (m) "Rule 415" shall mean Rule 415 as promulgated by the Commission
              --------
under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

         (n) "Securities Act" shall mean the Securities Act of 1933, as amended,
              --------------
or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

         (o) "Selling Expenses" shall mean all underwriting discounts and
              ----------------
selling commissions applicable to the sale of the Registrable Securities.

         (p) "Shelf Registration" shall mean either the Initial Shelf
              ------------------
Registration or a Subsequent Shelf Registration, as appropriate.

         1.2 Demand Registration.
             -------------------

         (a) If the Company shall receive from the Holder at any time after six
(6) months have elapsed from the Closing Date (as defined in the Stock Purchase Agreement) a written request that the Company effect a registration with respect to all or any part of the Registrable Securities, the Company will, as soon as practicable thereafter, use all reasonable efforts to prepare and file with the Commission a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering the resale from time to time by the Holder of all of the Registrable Securities (the "Initial Shelf Registration"). The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by the Holder. The Company shall use all reasonable efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act, and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date that is two years (or for such other time period as shall be specified in Rule 144(k) as the holding period required for termination of certain restrictions on sales of restricted securities by persons other than affiliates) from the Closing Date, or such shorter period ending when (i) all Registrable Securities covered by the Initial Shelf Registration have been sold, or (ii) a subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act or (iii) there cease to be outstanding any Registrable Securities (the "Effectiveness Period").

         The Company shall file a registration statement as soon as practicable after receipt of the request of the Holder under this Section 1.2, but in any event within ninety (90) days of receipt of such request; provided, however, that if the Company shall furnish to the Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company that (i) such offering would materially interfere with, or adversely affect, a pending or contemplated financing, merger, sale of assets, recapitalization, corporate reorganization or other significant transaction or (ii) the disclosures required in connection with such registration could reasonably be expected to materially adversely affect the business or prospects of the Company, and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing to a date not later than one hundred eighty
(180) days after receipt of such request; provided, further that the Company may not defer more than one such filing in any twelve (12) month period.

         (b) If the Initial Shelf Registration or any subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall use all reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use all reasonable efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period. The Effectiveness Period shall be extended by the period of time which elapsed between such cessation of effectiveness and the withdrawal of the order suspending the effectiveness or the effective date of the subsequent shelf registration, as the case may be.

         (c) The Company shall supplement and amend the Shelf Registration or Subsequent Shelf Registration, as the case may be, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the holders of a majority of the securities included in such Registration Statement.

         (d) Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.2:

                  (i) if, during the six (6) month period following the Closing Date, the Company has initiated a registration pursuant to Section 1.3 hereof and the Holder has distributed his Registrable Securities pursuant to such registration (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold and registrations which have been withdrawn by the Holder unless the Holder has elected to bear all Registration Expenses incurred by the Company pursuant to Section
         1.5 hereof and related to the Holder and its withdrawal, and which expenses would, absent such election, have been borne by the Company);

                  (ii) at any time before the date six (6) months after the Closing Date; or

                  (iii) if the Company shall have previously initiated any registration pursuant to this Section 1.2 (counting for these purposes only a registration which has been declared or ordered effective and pursuant to which securities have been sold and any registration which has been withdrawn by the Holder unless the Holder has elected to bear all Registration Expenses incurred by the Company pursuant to Section
         1.5 hereof and related to the Holder and its withdrawal, and which expenses would, absent such election, have been borne by the Company).

         (e) The registration statement filed in accordance with Section 1.2 pursuant to the request of the Holder may include other securities of the Company with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

         1.3 Piggyback Registration.
             ----------------------

         (a) If the Company shall determine to register any of its securities either for its own account for cash or for the account of a securityholder or holders exercising their respective demand registration rights (other than (1) pursuant to Section 1.2 hereof, (2) a registration relating solely to employee benefit plans on Form S-1, Form S-8, or similar forms which may be promulgated in the future, or (3) a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar form which may be promulgated in the future), the Company will:

                  (i) promptly give to the Holder written notice of the proposed registration; and

                  (ii) include in such registration (and in any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, the Registrable Securities (which may be all or part of the Registrable Securities) specified for inclusion in such registration in a written request made by the Holder within thirty
         (30) days after the Holder receives such written notice from the Company, except as set forth in paragraph 1.3(b).

         (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to paragraph 1.3(a)(i). In such event the right of the Holder to registration pursuant to this Section 1.3 shall be conditioned upon the Holder's participation in such underwriting and the inclusion of the Holder's Registrable Securities in the underwriting to the extent provided herein. The Holder shall (together with the Company and the other securityholders, if any, distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

         Notwithstanding any other provision of this Section 1.3, if the underwriters determine that marketing factors require a limitation of the number of securities to be underwritten and that the number of securities requested to be included by the Company and holders of securities entitled to be included in the registration exceeds the amount of securities compatible with the success of the offering, and so advise the Company in writing, the Company may limit, to the extent so advised by the underwriters, the amount of securities to be included in the registration by the Company's securityholders (including the Holder). The Company shall advise the Holder of such limitation, and the number of Registrable Securities and other securities held by other securityholders of the Company that may be included in the registration shall be allocated among the Holder and other securityholders requesting inclusion, in accordance with paragraph 1.3(c) hereof.

         If the Holder disapproves of the terms of any such underwriting, including any reduction by the underwriter for market reasons, he may elect not to be included in the registration by delivering written notice to the Company at least three (3) days prior to the effective date of the registration statement (unless otherwise mutually agreed by the Company and the Holder).

         (c) In any circumstance in which all of the Registrable Securities and other securities (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the "Other Securities") requested to be included in a registration on behalf of the Holder or other selling securityholders cannot be so included as a result of limitations imposed by the underwriters on the aggregate number of shares of Registrable Securities and Other Securities which may be so included, the number of Registrable Securities and Other Securities which may be so included shall be allocated among the Holder and other selling securityholders requesting inclusion of securities pro rata on the basis of the number of Registrable Securities and Other Securities which would be held by such Holder and other selling securityholders, assuming conversion; provided, however, that, so that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Securities to be included in such registration, if the Holder or other selling securityholder does not request inclusion of the maximum number of Registrable

Securities and Other Securities allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those other selling securityholders whose allocations did not satisfy their requests pro rata on the basis of the number of Other Securities which would be held by such other selling securityholders, assuming conversion, and this procedure shall be repeated until all of the Other Securities which may be included in the registration on behalf of the Holder and other selling securityholders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include securities held by securityholders with no registration rights.

         (d) The Company shall use all reasonable efforts to keep such registration pursuant to this Section 1.3, and any qualification or compliance under state securities laws which the Company determines to obtain, effective for a period of one hundred eighty (180) days from the date of effectiveness or for such shorter period that will terminate when all the Registrable Securities covered by the registration statement have been sold pursuant thereto or may be sold pursuant to Rule 144 or there cease to outstanding any Registrable Securities, whichever first occurs, provided that the Company shall be deemed not to have used all reasonable efforts to keep such registration, qualification or compliance effective during the requisite period if it voluntarily takes any action that would result in the Holder not being able to offer and sell his Registrable Securities during that period unless such action is required by applicable law.

         1.4 Registration Procedures. In connection with the Company's
             -----------------------
registration obligations under Sections 1.2 and 1.3 hereof, the Company shall effect such registrations to permit the sale of the Registrable Securities in accordance with the method or methods of disposition thereof intended by the Holder (except that the Company shall not be required to effect any registration pursuant to Section 1.2 involving an underwriting), and pursuant thereto the Company shall as expeditiously as practicable:

         (a) Prepare and file with the Commission a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof, and cause each such Registration Statement to become effective and remain effective as provided herein; provided, that before filing any such Registration Statement or Prospectus or any amendments or supplements thereto (other than documents that would be incorporated or deemed to be incorporated therein by reference and that the Company is required by applicable securities laws or stock exchange requirements to file) the Company shall furnish to the Holder copies of all such documents proposed to be filed, which documents will be subject to the review of the Holder and its counsel, if any, and the Company shall not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (other than such documents which, upon filing, would be incorporated or deemed to be incorporated by reference therein and that the Company is required by applicable securities laws or stock exchange requirements to file) to which the holders of a majority of the securities covered by such Registration Statement shall reasonably object on a timely basis.

         (b) Prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Sections 1.2 and 1.3; cause the related Prospectus to be amended or supplemented by any required Prospectus amendment or supplement, and as so amended or supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the methods of disposition intended by the holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

         (c) Notify the Holder promptly, and (if requested by the Holder) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the existence of any fact or the happening of any event which makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

         (d) Use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

         (e) If reasonably requested by the holders of a majority of the securities being sold, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the Company or the holders of a majority of such securities agree should be included therein as required by applicable law, (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to any Registration Statement consistent with clause (i) or (ii) above; provided, that the Company shall not be required to take any actions under this paragraph 1.4(e) that are not, in the opinion of outside counsel for the Company, in compliance with applicable law.

         (f) Furnish to the Holder and its counsel, if any, upon request and without charge, at least one conformed copy of the Registration Statement or Statements and any post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, unless requested in writing by such holder or counsel).

         (g) Deliver to the Holder and its counsel, if any, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by the Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

         (h) Prior to any public offering of Registrable Securities, to register or qualify or cooperate with the Holder and its counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Holder reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such

Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

         (i) Cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of the Holder, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the Holder to consummate the disposition of such Registrable Securities.

         (j) Upon the occurrence of any event contemplated by paragraphs 1.4(c)(v) or 1.4(c)(vi) above, prepare a supplement or post-effective amendment to each Registration Statement or an amendment or supplement to the related Prospectus or any document incorporated therein by reference or file any other required document (such as Current Report on Form 8-K) so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (k) If necessary in connection with a disposition of Registrable Securities, make available for inspection, at the offices where normally kept during reasonable business hours, by a representative of the Holder and any attorney or accountant retained by the Holder, financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as they may reasonably request, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, attorney or accountant in connection with such disposition; provided, that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such records, information or documents shall be kept confidential by such Persons, and such Persons shall so agree in writing, unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities or (iii) disclosure of such records, information or documents is otherwise required by law

(including, without limitation, pursuant to the requirements of the Securities
Act).

         (l) Comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company, after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

         (m) Enter into such agreements and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities.

         (n) Unless any Registrable Securities shall be in book-entry only form, cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Holder may request.

         (o) Provide the transfer agent for the Common Stock with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company.

         (p) Cause the Common Stock to be listed on each securities exchange or quotation system on which the Company's Common Stock is then listed no later than the date the Registration Statement is declared effective and, in connection therewith, to the extent applicable, to make such filings under the Exchange Act and to have such filings declared effective thereunder.

         The Company may require the Holder, and the Holder agrees, to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities if the Holder unreasonably fails to furnish such information within a reasonable time after receiving such request. The Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by the Holder not misleading. Any sale of any Registrable Securities by the Holder shall constitute a representation and warranty by the Holder that the information relating to the Holder and its plan of distribution is as set forth in the Prospectus delivered by the Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to the Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to the Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

         The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraphs 1.4(c)(ii), 1.4(c)(iii), 1.4(c)(iv), 1.4(c)(v) or 1.4(c)(vi) hereof, the Holder will forthwith discontinue disposition of such Registrable Securities covered by the applicable Registration Statement or Prospectus until the Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by paragraph 1.4(j) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. The Company agrees to give the Advice promptly after it determines that the use of the applicable Prospectus may be resumed.

         1.5 Registration Expenses. All fees and expenses incident to the
             ---------------------
performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any of the Registration Statements become effective and whether or not any of the Registrable Securities are transferred pursuant to the Registration Statement. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to designation of the Registrable Securities as eligible for trading on The Nasdaq Stock Market's National Market, and (B) of compliance with securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and the counsel for the Holder in connection with the Shelf Registration (provided that the Company shall not be liable for the reasonable fees and expenses of more than one separate firm for all parties other than the Company participating in any transaction hereunder), (v) reasonable fees and disbursements of all independent certified public accountants, (vi) Securities Act liability insurance if the Company so desires such insurance, and (vii) fees and expenses of all other Persons retained by the Company. In addition, the Company will, in any event, bear its own internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities issued by the Company are then listed and the fees and expenses of any Person, including special experts, retained by the Company.

         1.6 Delay of Registration. The Holder shall not have any right to take
             ---------------------
any action to restrain, enjoin or otherwise delay any registration as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement, unless such registration pertains solely to Registrable Securities.

         1.7 Indemnification.
             ---------------

         (a) The Company will indemnify the Holder, his legal counsel and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions or proceedings in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Holder and each person controlling the Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable to indemnify the Holder or underwriter in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of the Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this paragraph 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

         (b) The Holder will, if Registrable Securities held by the Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, his legal counsel and each person controlling the Company within the meaning of Section 15 of the Securities Act, and each underwriter, if any, of the Company's securities covered by such a registration statement, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act against all claims, losses, damages and liabilities (or actions or proceedings in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or arising out of or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Company, such directors, officers, partners, legal counsel, accountants, persons, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating, preparing, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that it is judicially determined that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of the Holder and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this paragraph 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent has not been unreasonably withheld) and the obligations of Holder hereunder shall not apply to amounts paid in settlement of any such loss, claim, damage or liability (or actions or proceedings in respect thereof) if such settlement is effected without the consent of Holder (which consent shall not be unreasonably withheld). The Holder's liability under this Paragraph 1.7(b) shall not exceed the proceeds received by the Holder from the sale of Registrable Securities held by the Holder included in such registration, qualification or compliance.

         (c) Each party entitled to indemnification under this Section 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). Without limiting the generality of the foregoing, the Indemnified Party may withhold its consent to any such counsel who also acts as counsel to the Indemnifying Party (with respect to such claim or otherwise) and the Indemnified Party reasonably believes that there exists a conflict of interest between the Indemnified Party and the Indemnifying Party, with respect to such claim or litigation. In such event, the Indemnifying Party shall bear the expense of another counsel who shall represent the Indemnified Party and any other persons or entities who have indemnification rights from the Indemnifying Party hereunder, with respect to such claim or litigation, and shall be selected as provided in the first sentence of this paragraph 1.7(c). The Indemnified Party may participate in such defense at such party's expense (except to the extent that the Indemnifying Party is required to pay the expense of such counsel pursuant to this paragraph 1.7(c)), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

         (d) If the indemnification provided for in this Section 1.7 is held to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         1.8 Lockup Agreement. In consideration for the Company agreeing to its
             ----------------
obligations under this Article 1, the Holder agrees, upon the request of the underwriters managing an underwritten offering of the Company's securities, not to publicly (including pursuant to Rule 144(k) promulgated under the Securities Act) sell, make any short sale of, pledge, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed ninety (90) days) as the underwriters may specify from the effective date of the registration statement pertaining to such offering.

         The obligation of the Holder to enter into the agreement described herein shall terminate when the Holder's registration rights have terminated pursuant to paragraph 1.2(a) or Section 1.3 hereof. The obligations described in this Section 1.8 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

         1.9 Information Requirements
             ------------------------

         (a) The Company shall file in a timely manner the reports required to be filed by it under the Securities Act and the Exchange Act, and if at any time the Company is not required to file such reports, it will, upon the request of the Holder, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act. The Company further covenants that it will cooperate with the Holder and take such further action as the Holder may reasonably request (including without limitation making such representations as any such holder may reasonably request), all to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act. Upon the request of the Holder, the Company shall deliver to the Holder a written statement as to whether it has complied with such filing requirements.

         (b) The Company shall file in a timely manner the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to Form S-3 in order to allow the Company to be eligible to file registration statements on Form S-3.

         Article 2. Miscellaneous.
         ---------  -------------

         2.1 No Inconsistent Agreements. The Company has not entered, as of the
             --------------------------
date hereof, and shall not enter, on or after the date of this Agreement, any agreement with respect to its securities which is inconsistent with the rights granted to the Holder in this Agreement.

         2.2 Amendments and Waivers. The provisions of this Agreement, including
             ----------------------
the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holder.

         2.3 Notices. All notices and other communications provided for or
             -------
permitted hereunder shall be made in writing and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telefax or
(iii) one business day after being deposited with a reputable next-day courier, charges prepaid, to the parties as follows:

                   (x) if to the Holder, at the most current address given by the Holder to the Company in accordance with the provisions of this
         Section 2.3, with a copy to Cox & Smith Incorporated, Suite 1800, 112
         E. Pecan Street, San Antonio, Texas 78205-1521, Attention: Kerry T. Benedict, Esq.; and

                   (y) if to the Company, to Western Micro Technology, Inc., 254 East Hacienda Avenue, Campbell, California 95008, Attention: Chief Financial Officer, with a copy to Pillsbury Madison & Sutro LLP, 2700 Sand Hill Road, Menlo Park, California 94025, Attention: Jorge del Calvo, Esq.

or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

         2.4 Successors and Assigns. This Agreement shall inure to the benefit
             ----------------------
of and be binding upon the successors and permitted assigns of each of the parties. The registration rights of the Holder under this Agreement are personal to the Holder and may not be transferred or assigned; provided, however, Holder may assign his registration rights hereunder to any relative or spouse of Holder (such relative being related to the Holder in the second degree), or to a trust, corporation, partnership or other entity in which all of the beneficial interest is held by or for such person, persons or the Holder. Except as set forth in the preceding sentence, the Holder's registration rights hereunder are not transferable or assignable other than by will or pursuant to the laws of descent and distribution. The Company may not assign its rights or obligations hereunder without the prior written consent of the Holder.

         2.5 Counterparts. This Agreement may be executed in any number of
             ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         2.6 Headings. The headings in this Agreement are for convenience of
             --------
reference only and shall not limit or otherwise affect the meaning hereof.

         2.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
             -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         2.8 Severability. If any term, provision, covenant or restriction of
             ------------
this Agreement is held to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

         2.9 Entire Agreement. This Agreement is intended by the parties as a
             ----------------
final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Common Stock issued to Shareholder pursuant to the Stock Purchase Agreement. Except as provided in the Stock Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Common Stock. This Agreement supersedes all prior agreements and understandings among the parties with respect to such registration rights.

         2.10 Arbitration. Any dispute arising out of or relating to this
              -----------
Agreement shall be determined by binding arbitration in accordance with certain aspects of the then-current Commercial Arbitration Rules of the American Arbitration Association. If the amount in controversy in the arbitration exceeds Two Hundred Fifty Thousand Dollars ($250,000), exclusive of interest, attorneys' fees and costs, the arbitration shall be conducted by a panel of three (3) neutral arbitrators. Otherwise, the arbitration shall be conducted by a single neutral arbitrator. The parties shall endeavor to select neutral arbitrators by mutual agreement. If such agreement cannot be reached within thirty (30) calendar days after a dispute has arisen which is to be decided by arbitration, any party or the parties jointly shall request the American Arbitration Association to submit to each party an identical panel of fifteen (15) persons. Alternate strikes shall be made to the panel, commencing with the party bringing the claim, until the names of three (3) persons remain, or one (1) person if the case is to be heard by a single arbitrator. The parties may, however, by mutual agreement request the American Arbitration Association to submit addi-tional panels of possible arbitrators. The person(s) thus remaining shall be the arbitrator(s) for such arbitration. If three (3) arbitrators are selected, the arbitrators shall elect a chairperson to preside at all meetings and hearings. If a dispute is to be resolved by a sole arbitrator in accordance with the terms hereof, or if the dispute is to be resolved by a panel of three (3) arbitrators as provided hereinabove, then such sole arbitrator or the chairperson of such panel, as the case may be, shall be a member of a state bar engaged in the practice of law in the United States or a retired member of a state or the federal judiciary in the United States. The award of the arbitrator(s) shall require a majority of the arbitrators in the case of a panel of arbitrators, shall be in writing and reasoned, shall be based on the evidence admitted and the substantive law of the State of Delaware and shall contain an award for each issue and counterclaim. The award shall be made within thirty (30) days following the close of the final hearing and the filing of any post-hearing briefs authorized by the arbitrator(s). The award of the arbitrator(s) shall be final and binding on the parties hereto and the subject matter. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1-16, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The place of arbitration shall be Denver, Colorado. Each party shall be entitled to inspect and obtain a copy of relevant documents in the possession or control of the other party and to take depositions of the other party's employees, agents, representatives and witnesses (including expert witnesses). All such discovery shall be in accordance with procedures approved by the arbitrator(s). Unless otherwise provided in the award, each party shall bear its own costs of discovery. No party shall be entitled to submit interrogatories to the other parties. All discovery shall be expedited, consistent with the nature and complexity of the claim or dispute and consistent with fairness and justice. The arbitrator(s) shall have the power to compel any party to comply with discovery requests of the other parties and to issue binding orders relating to any discovery dispute which shall be enforceable in the same manner as awards. The arbitrator(s) also shall have the power to impose sanctions for abuse or frustration of the arbitration process including, without limitation, the refusal to comply with orders of the arbitrator(s) relating to discovery and compliance with subpoenas. The arbitrator(s) are not empowered to award damages in excess of actual damages and the Holder and the Company, for themselves and on behalf of each Indemnified Party, hereby irrevocably waive any right to recover such damages with respect to any dispute resolved by arbitration.

         2.11 Attorneys' Fees. In any action or proceeding brought to enforce
              ---------------
any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the arbitrator(s) in accordance with Section 2.10 above, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

         2.12 Further Assurances. Each of the parties hereto shall use all
              ------------------
reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby.

         2.13 Termination. This Agreement and the obligations of the parties
              -----------
hereunder shall terminate at the end of the Effectiveness Period, except for any liabilities or obligations under Sections 1.5 or 1.7 or the proviso of paragraph 1.4(k) above, which shall remain in effect in accordance with their terms.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                       WESTERN MICRO TECHNOLOGY, INC.



                                       By _____________________________________
                                                    P. Scott Munro
                                                    President and
                                                Chief Executive Officer


                                      SHAREHOLDER



                                      _________________________________________
                                               Carlton Joseph Mertens II

                                                                      EXHIBIT H


                FORM OF OPINION OF PILLSBURY MADISON & SUTRO LLP
                ------------------------------------------------




                                  June __, 1997



Harvey E. Najim
Carlton Joseph Mertens II

         Re:   Western Micro Technology, Inc. - Acquisition of
               Common Stock of Star Management Services, Inc.

Dear Sirs:

         We have acted as counsel for Western Micro Technology, Inc., a California corporation ("WMT"), in connection with the transactions contemplated by the Stock Purchase Agreement dated June ___, 1997 by and among WMT, Star Management Services, Inc., and you (the "Stock Purchase Agreement"), and the issuance of common stock, without par value, of WMT (the "Shares") pursuant thereto. This opinion is rendered pursuant to Section 8.2(d) of the Stock Purchase Agreement. Terms not specifically defined herein shall have the definitions ascribed to them in the Stock Purchase Agreement.

         We have examined executed copies of the Stock Purchase Agreement and such other documents and certificates of public officials and representatives of WMT as we have deemed necessary as a basis for the opinions expressed herein. As to questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certificates of officers of WMT.

         We have assumed the genuineness of all signatures and documents submitted to us as originals, that all copies submitted to us conform to the originals, the legal capacity of all natural persons, and, as to documents executed by entities other than WMT, that each such entity has complied with any applicable requirement to file returns and pay taxes under the California Franchise Tax law and had the power to enter into and perform its obligations thereunder, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against, such entities.

         We assume that you know of no agreements, understandings or negotiations between the parties not set forth in the Stock Purchase Agreement (including all exhibits thereto) that would

Harvey E. Najim
Carlton Joseph Mertens II
June __, 1997
Page 2


modify the terms or rights and obligations of the parties thereunder.

         We express no opinion as to the enforceability of the earn-out payment provision set forth in Section 2.6 of the Stock Purchase Agreement.

         We express no opinion as to the effect of the provisions of the Stock Purchase Agreement, the Registration Rights Agreement, the Registration Rights Agreement pertaining to Common Stock Warrants issued in connection with subordinated promissory notes, the Common Stock Purchase Warrant, the IRA Agreement, and the Employment Agreement for Carlton Joseph Mertens II, specifying that the law of Delaware governs such agreements. Our opinions regarding such agreements (hereinafter, together with the Promissory Note and the Employment Agreements for Terry V. Johnson, James C. Teter and Carolyn L. H. Wesson, sometimes collectively referred to as the "Transaction Agreements"), are being rendered based on the assumption that the laws of Delaware are the same as California, and that such agreements are governed by the internal laws of the State of California.

         We express no opinion as to the laws of any jurisdiction other than California and the United States, nor as to the effect on the transaction of the antitrust laws of either.

         Based upon the foregoing and subject to the qualifications set forth below, it is our opinion that:

         1. WMT is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California.

         2. WMT has full corporate power and authority to execute, deliver and perform its obligations under the Transaction Agreements, to own its property and to carry on its business in the manner currently conducted.

         3. The Transaction Agreements have each been duly authorized by all necessary corporate action on the part of WMT, and each of such documents delivered at or prior to the Closing has been duly executed and delivered by WMT.

         4. The Stock Purchase Agreement, the Registration Rights Agreement, the Registration Rights Agreement pertaining to Common Stock Warrants issued in connection with subordinated promissory notes, the Common Stock Purchase Warrant, the IRA

Harvey E. Najim
Carlton Joseph Mertens II
June __, 1997
Page 3


Agreement and the Employment Agreement for Carlton Joseph Mertens II are each a valid and binding obligation of WMT enforceable in accordance with their respective terms.

         5. The Shares have been duly and validly authorized and upon delivery thereof and upon receipt by WMT of the consideration therefor as contemplated in the Stock Purchase Agreement, will have been duly and validly issued and will be fully paid and nonassessable. The Warrant Shares (as defined in the Common Stock Purchase Warrant) have been duly and validly authorized, have been duly reserved for issuance upon the exercise of the Common Stock Purchase Warrant, and upon delivery thereof upon exercise of the Common Stock Purchase Warrant and upon receipt by WMT of the consideration therefor as contemplated in the Common Stock Purchase Warrant, will have been validly issued and will be fully paid and nonassessable. The sale, issuance and delivery of the Shares and the Warrant Shares are not subject to any preemptive or similar rights.

         6. Execution and delivery of the Transaction Agreements, and performance by WMT of its obligations thereunder do not conflict with or violate WMT's Articles of Incorporation or Bylaws, or any applicable law or regulation (other than ordinances and regulations of counties and political subdivisions thereof), or any order of court or arbitrator known to us, and do not conflict with and will not constitute a material breach of, or default under, the provisions of any material contract known to us by which WMT is bound.

         7. No approval, authorization or other action by any governmental authority or filing (other than filings solely for information purposes or to obtain action which is not the subject of governmental discretion) with any such authority which has not been obtained or accomplished is required in connection with the execution, delivery and performance by WMT of the Transaction Agreements.

         8. Based in part upon the investment representations of Carlton Joseph Mertens II in the Stock Purchase Agreement, the offering, issuance and sale of the Shares under the circumstances contemplated by the Stock Purchase Agreement constitute an exempt transaction under the Securities Act of 1933, as amended.

         9. To our knowledge, there is no action, suit or proceeding pending or overtly threatened against WMT before any

Harvey E. Najim
Carlton Joseph Mertens II
June __, 1997
Page 4


court or administrative agency, except as set forth on Schedule A hereto.
                                                       ----------

         The opinions set forth above are subject to the following qualifications:

              (a) Our opinion in paragraph 4 above is subject to and limited by:
         (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally; (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law; (iii) the effect of applicable court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where the breach of such covenants or provisions imposes restrictions or burdens upon a borrower, and it cannot be demonstrated that the enforcement of such restrictions or burdens is necessary for the protection of the creditor, or which have held that the creditor's enforcement of such covenants or provisions under the circumstances would violate the creditor's covenants of good faith and fair dealing implied under California law; (iv) the effect of California statutes and rules of law which cannot be waived prospectively by a borrower; and (v) the effect of any provision for indemnification against claims arising under provisions of applicable securities laws.

              (b) We express no opinion in paragraph 7 as to the effect of applicable federal or state securities laws.

              (c) Whenever a statement herein is qualified by "known to us," "to our knowledge" or similar phrase, it indicates that in the course of our representation of WMT no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services in connection with this transaction. We have not made any independent investigation to determine the accuracy of such statement, except as expressly described herein.

Harvey E. Najim
Carlton Joseph Mertens II
June __, 1997
Page 5


         No inference as to our knowledge of any matters bearing on the accuracy of such statement should be drawn from the fact of our representation of WMT in other matters in which such attorneys are not involved.

         This opinion is rendered solely for your information in connection with the transaction described above and may not be relied upon by any other person for any purpose without our prior written consent.

                                       Very truly yours,




E-01788

                                    EXHIBIT I
                                    ---------

                   FORM OF OPINION OF COX & SMITH INCORPORATED
                   -------------------------------------------


                                                           __________, 1997



Western Micro Technology, Inc.
254 East Hacienda Avenue
Campbell, California 95008
Attention:  P. Scott Munro, President

     Re:   Sale of Star Management Services, Inc.

Dear Gentlemen:

     We have acted as special counsel to Harvey E. Najim and Carlton Joseph Mertens II (together, the "Stockholders") in connection with the preparation, execution and delivery of the Stock Purchase Agreement dated June __, 1997 (the "Stock Purchase Agreement"), among Western Micro Technology, Inc., a California corporation ("WMT"), Star Management Services, Inc., a Delaware corporation (the "Company"), and the Stockholders. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Stock Purchase Agreement. In connection with our representation of the Stockholders, we have had access to the Company's records as we have deemed necessary to render the opinions set forth herein.

     This opinion is furnished to you pursuant to Section 8.3(d) of the Stock Purchase Agreement. In that connection, we have examined executed counterparts of the Stock Purchase Agreement and the Stockholders' Closing Documents. We have also examined originals or copies of (i) the Articles of Incorporation and Bylaws of the Company and its Subsidiaries, and all amendments thereto, (ii) the records provided to us by the Company and the Stockholders of actions by written consent and minutes of meetings of the stockholders and Boards of Directors of the Company and its Subsidiaries and the records provided to us by the Company and the Stockholders of capital stock and other securities issued by the Company and its Subsidiaries, (iii) other corporate documents of the Company and its Subsidiaries and certificates of public officials, officers of the Company and its Subsiciaries, the Stockholders and others, and (iv) such other documents as we have deemed necessary or appropriate for purposes of this opinion. As to all factual matters material to the opinions set forth herein, we have (with your permission and without any investigation or independent confirmation) relied upon, and assumed the accuracy of, such certificates, corporate records, searches and other documents (including certificates of officers of the Company and the Stockholders as to matters of fact) with respect to the facts stated therein.

     In rendering the opinions expressed below, we have assumed, with your permission and without independent verification, that:

     (a) the signatures of the persons signing all documents in connection with which this opinion is rendered are genuine and authorized (other than those of the Stockholders and the Company);

     (b) all documents submitted to us as originals or duplicate originals are authentic;

     (c) all documents submitted to us as copies, whether certified or not, conform to authentic original documents; and

     (d) all parties to the documents reviewed by us (other than the Stockholders and the Company) have full power and authority to execute, to deliver and to perform their obligations under such documents and under the documents required or permitted to be delivered and performed thereunder, and all such documents have been duly authorized by all necessary action on the part of parties thereon other than the Stockholders and the Company, have been duly executed and delivered by such other parties, and are valid, binding and enforceable obligations of such other parties.

     Based upon the foregoing and subject to the qualifications set forth below, and except as may otherwise be set forth on Exhibit A to the Stock Purchase Agreement, including any supplement thereto (collectively, "Exhibit A"), we are of the opinion that:

     (a) The Company and each of its Subsidiaries (the Company and each of its Subsidiaries each an Acquired Company" and, collectively, the "Acquired Companies") is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to execute, deliver and perform its obligations under the Stock Purchase Agreement, to carry on its business as it is now being conducted, to own or hold under lease the properties and assets which it owns or holds under lease and perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state identified in Exhibit A as a state in which such Acquired Company is authorized to do business.

     (b) The Stock Purchase Agreement constitutes the legal, valid and binding obligation of the Stockholders and the Company, enforceable against the Stockholders and the Company in accordance with its terms. The Stockholders' Closing Documents constitute the legal, valid and binding obligations of the Stockholders enforceable against the Stockholders in accordance with their respective terms. The Company has the right, power and authority to execute and deliver the Stock Purchase Agreement and to perform its obligations thereunder. Neither the execution and delivery of the Stock Purchase Agreement or the Stockholders' Closing Documents by the Stockholders or the Company nor the consummation of the transactions contemplated by the Stock Purchase Agreement or the Stockholders' Closing Documents will:

          (i) violate or conflict with (x) any provision of the Organizational Documents of any Acquired Company or any other charter document of an Acquired Company, or (y) any resolution adopted by the board of directors or the stockholders of any Acquired Company;

          (ii) to our knowledge, violate or conflict with any provision of any applicable law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision (other than ordinances and regulations of counties and political subdivisions thereof) of any court, government, governmental agency or instrumentality, domestic or foreign, or arbitrator, binding upon any Acquired Company or any Stockholder except for such violations or conflicts which would not have a Material Adverse Effect on the Company;

          (iii) result in a breach of, or constitute a default under (or with notice or lapse of time, or both, result in a breach of or constitute a default under) or otherwise give any person the right to terminate, any lease, license, contract or other agreement or instrument known to us to which any Acquired Company is a party or by which it is bound if such termination would have a Material Adverse Effect on the Company;

          (iv) conflict with or result in a breach or violation of any term or provision of, or (with or without notice or passage of time, or both) constitute a default under, any indenture, mortgage, deed of trust, trust (constructive and other), loan agreement or other agreement or instrument known to us to which a Stockholder is a party or by which a Stockholder or such Stockholder's Shares are bound which such conflict, breach or violation would have a Material Adverse Effect.

     (c) The Stock Purchase Agreement has been duly authorized, executed and delivered by or on behalf of the Company.

     (d) Each of the Stockholders has the right, power and capacity to execute and deliver the Stock Purchase Agreement and the Stockholders' Closing Documents and to sell, transfer and deliver the Shares pursuant to the Stock Purchase Agreement and the Stockholders' Closing Documents. The Stock Purchase Agreement and each of the Stockholders' Closing Documents has been duly authorized, executed and delivered by or on behalf of each of the Stockholders. Upon delivery of the certificates representing the Shares on behalf of the Stockholders pursuant to the terms of the Stock Purchase Agreement and payment therefor by MSI, assuming that MSI is not aware of any adverse claim with respect thereto and that MSI is otherwise a protected purchaser of the Shares subject to and within the meaning of section 8.303 of the Texas Uniform Commercial Code as in effect on the date hereof (the "Texas U.C.C."), will transfer all rights and interests in and to the Shares to MSI, free of any adverse claim.

     (e) Neither Stockholder nor any Acquired Company is required to give prior notice to, or obtain any consent, approval or authorization of, or make any registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority, creditor or other person in connection with the execution and delivery of the Stock Purchase Agreement or the consummation of the transactions contemplated by it, which notice has not been given and which consent, approval or authorization has not been obtained, and which registration, qualification, designation, declaration or filing has not been made except, in all cases, where the failure to do so would not have a Material Adverse Effect on the Company or WMT is aware of such failure to do so.

     (f) The authorized, issued and outstanding capital stock of each of the Acquired Companies conforms to the description thereof contained in Section 4.3 and Exhibit A of the Stock Purchase Agreement. All of the issued and outstanding shares of capital stock of each Acquired Company have been duly authorized, validly issued and are fully paid and nonassessable, with no preemptive rights, and are owned of record and, to our knowledge, beneficially by the Stockholders or Acquired Company in the amounts set forth in Exhibit A of the Stock Purchase Agreement. Except for or as set forth in the Stock Purchase Agreement and Exhibit A thereto, to our knowledge, there are no existing agreements, options, warrants, rights, calls or commitments of any character to which any Acquired Company is a party or by which it is bound providing for the issuance of any additional shares, or for the repurchase or redemption of shares of its capital stock and there are no outstanding securities or other instruments convertible into or exchangeable for shares of such capital stock and no commitments to issue such securities or instruments.

     (g) To our knowledge, (i) no Acquired Company is subject to any judgment, award, injunction, rule, order or decree in which relief is sought involving, affecting or relating to the ownership, operation or use of its assets or the conduct of its business or which would prevent, delay or make illegal the transactions contemplated by the Stock Purchase Agreement and (ii) there are no actions, lawsuits, audits, investigations, claims or proceedings pending or threatened against, involving, affecting or relating to any Acquired Company or to its ownership, operation or use of its assets or to the conduct of its business before any court, arbitrator or federal, state, municipal or other governmental department, board, agency or instrumentality, which could reasonably be expected to have a Material Adverse Effect on the Company.

     (h) To our knowledge, no consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body (other than filing solely for information purposes or to obtain action which is not the subject of governmental discretion) is required in connection with the authorization, sale, transfer or delivery of the Shares by or on behalf of the Stockholders, in connection with the execution, delivery and performance of the Stock Purchase Agreement and the Stockholders' Closing Documents by or on behalf of the Stockholders or in connection with the taking by or on behalf of the Stockholders of any action contemplated thereby.

     (i) To our knowledge, there is no pending proceeding that has been commenced against either Stockholder or any Acquired Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by the Stock Purchase Agreement, and, to our knowledge, no such proceeding has been threatened.

     Our opinions are subject in their entirety to the following qualifications:

     A. A matter stated above to be "to our knowledge" is intended to indicate that those attorneys in this Firm who have rendered legal services in connection with the transactions contemplated by the Stock Purchase Agreement do not have current actual knowledge of the inaccuracy of such statement. Except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any statement contained herein and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation.

     B. The opinion set forth in paragraph (b) above as to enforceability is subject to the qualification that enforcement may be limited by: (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws now or hereinafter in effect relating to or affecting the rights or remedies of creditors generally; (b) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law; (c) the applicability of Texas laws concerning the doctrine of election of remedies; and (d) the unenforceability under certain circumstances under law or court decisions of provisions providing for (i) indemnification to the extent that such indemnification provisions may be violative of public policy or (ii) restraints or limitations on competition.

     C. We render no opinion with respect to the effect and compliance or non-compliance by the Stockholders, the Company or any of the Acquired Companies with federal or state securities laws or regulations, antitrust laws, the Federal Tax Lien Act, laws relating to unfair competition, Worker Adjustment and Retraining Notification Act, environmental laws, or laws relating to choice of law or conflicts of law or provisions purporting to set evidentiary standards or waive or establish jurisdiction, venue, service of process, right to a jury trial, arbitration or statutes of limitation.

     D. This opinion is limited to the existing laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We disclaim any opinion as to the application or effect of any statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction. The opinions set forth herein are based upon the assumption that the internal laws of the State of Texas applies to the Stock Purchase Agreement and the Stockholders' Closing Documents and the transactions contemplated by such documents. We also call your attention to the fact that under various reports of the State Bar of Texas or the American Bar Association certain assumptions, qualifications and exceptions are implicit in opinions of lawyers. Although we expressly set forth some assumptions, qualifications and exceptions herein, we are not limiting or omitting any others set forth in the various reports or otherwise deemed standard for practice by lawyers in Texas.

     E. Notwithstanding any provisions of the Stock Purchase Agreement or any of the Stockholders' Closing Documents to the effect that such document reflects the entire understanding of the parties with respect to the matters described therein, a court may consider extrinsic evidence of the circumstances surrounding the entering into of such document to ascertain the intent of the parties in using the language employed in such document, regardless of whether or not the meaning of the language used in such document is plain and unambiguous on its face, and may determine that additional or supplementary terms can be incorporated into such document.

     F. We express no opinion as to the validity, binding effect or enforceability of (a) purported waivers of any statutory or other rights, court rules or defenses to obligations where such waivers (i) are against public policy, (ii) constitute waivers of broadly or vaguely stated rights or unknown future rights, or (iii) constitute waivers of rights which by law, regulation or judicial decision may not otherwise be waived, (b) provisions indemnifying any person against, or relieving any person of liability for, its own negligent or wrongful acts or in any other circumstances where enforcement of such provisions would be against public policy or limited or prohibited by applicable law, (c) any provisions which purport to authorize or permit any person to act in a manner which is determined not to be in good faith, diligent or commercially reasonable or any provisions which waive any rights in respect of such acts, (d) powers of attorney to the extent that the same may be varied by course of dealing or performance, and (e) provisions pertaining to cumulative remedies.

     G. As to the opinion set forth in paragraph (f) above that all of the outstanding shares of the capital stock of each of the Acquired Companies is fully paid and nonassessable, we have relied solely on a certificate of an officer of the Company which states that the stated consideration, in both form and amount, has been received by such Acquired Company.

     H. As to the opinion rendered in paragraphs (b), (g) and (i) above, we have examined the laws, regulations, ordinances, decrees, other governmental requirements, documents, contracts, instrument and agreements and the descriptions of actions, suits, investigations, litigation and proceedings set forth in Exhibit A and our opinion with regard to non-contravention is limited to the laws, regulations, ordinances, decrees, other governmental requirements, documents, contracts, instrument and agreements set forth thereon.

     I. In connection with the opinions set forth in paragraphs (b) and (h) above, we wish to advise you that we have reviewed only those federal or state constitutions, statutes, regulations, rules, orders, decrees, laws or similar governmental requirements that, in our experience, are applicable to transactions of the type contemplated by the Stock Purchase Agreement and the Stockholders' Closing Documents, but without our having made any special investigation concerning any other constitutions, statutes, regulations, rules, orders or laws.

     J. As to the opinion set forth in paragraph (b)(iii) and (b)(iv) above, we have assumed that the consummation of the transactions contemplated by the Stock Purchase Agreement (except with respect to the Spin-off) will not result in the assignment of the rights, title and interest to the properties, agreements, other assets, liabilities and obligations of the Company and the merger of the Company into Acquisition Sub will result in all of the rights, title and interest to all real estate, properties, agreements, other assets, liabilities and obligations of the Company becoming the real estate, properties, agreements, other assets, liabilities and obligations of Acquisition Sub, without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing lien or encumbrances thereon. Under Texas law, an assignment is "the act by which one transfers to another, or causes to vest in another, his right of property." Highland Park
                                                               -------------
State Bank v. Salazar, 555 S.W.2d 484, 487 (Tex. Civ. App. -- San Antonio 1977,
---------------------
writ ref'd n.r.e.). As a general rule, contract rights are assignable in the absence of an express provision to the contrary. Hallman v. Safeway Stores,
                                                 --------------------------
Inc., 368 F.2d 400, 403 (5th Cir. 1966). Exceptions to the general rule
----
regarding assignments include, among others, (i) where the contract involves personal services; (ii) where the contract contemplates an extension of credit;
(iii) where specifically prohibited by statute; and (iv) leases, where the general rule has been modified by statute. Both the general rule and the exceptions may be modified by the express agreement of the parties. There is little authority regarding the effect of the sale of stock or a merger or consolidation of a corporate entity on a nonassignment clause. For example, one court has held that a merger causes an assignment by operation of law, but that such a transfer by operation of law is not a breach of a covenant not to assign. Dodier Realty & Inv. Co. v. St. Louis Nat'l Baseball Club, Inc., 238 S.W.2d 321
---------------------------------------------------------------
(Mo. 1951). Other courts, as well as commentators, have indicated that a corporate merger transfers contract rights by operation of law, not assignment. See e.g., Middendorf v. Fuqua Indus., Inc., 623 F.2d 13 (6th Cir. 1980);
--- ----  --------------------------------
Triplett, "Assignments" State Bar of Texas 3rd Annual Advanced Real Estate
--------
Drafting Course (1992). Article 5.06(A) of the Texas Business Corporation Act provides that "When a merger takes effect . . . (2) all rights, title and interest to all real estate and other property owned by each domestic or foreign corporation and by each other entity that is a party to the merger shall be allocated to and vested in one or more of the surviving or new domestic or foreign corporations and other entities as provided in the plan of merger without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon . . ." [emphasis added] No Texas cases have directly addressed the provision quoted in the immediately preceding sentence.

     Our opinions are limited to the specific issues addressed herein and are limited in all respects to laws and facts existing on the date hereof by rendering our opinions, we do not undertake to advise you of any changes in such laws or facts which may occur after the date hereof.

     Further, consistent with the policy of this Firm with regard to legal opinions, if you reasonably believe this opinion or any assurance contained herein is inaccurate in any material respect, then you shall notify us regarding such inaccuracy and provide us, prior to your acceptance of this opinion, with an opportunity to cure or correct such item to your satisfaction.

     This letter is furnished to you pursuant to the Stock Purchase Agreement and is not to be used, circulated, quoted or otherwise relied upon by any other person or entity or for any other purpose without our prior written consent.

                                    Very truly yours,

                                    COX & SMITH INCORPORATED


                                    By ________________________________________
                                                    For the Firm

                                                                      EXHIBIT J

                                 PROMISSORY NOTE
                                 ---------------


$__________                                                   San Antonio, Texas
                                                              ____________, 19__


     FOR VALUE RECEIVED, the undersigned __________ (herein called "Maker"), promises to pay to the order of __________ (herein together with all subsequent holders hereof called "Holder") at __________, San Antonio, Texas 782__, in lawful money of the United States of America, the principal sum of __________ ($__________), together with interest on the principal balance at the rate hereinafter provided.

     1. From the date of this Promissory Note (this "Note") until the Maturity Date (as may be extended as provided herein) interest on the principal balance hereof from time to time remaining unpaid prior to maturity shall accrue at the lower of (i) a fixed rate per annum equal to __________ percent (__%) [Insert rate as determined pursuant to the Stock Purchase Agreement] or (ii) the Maximum Rate, calculated on the basis of actual days elapsed over a year composed of three hundred sixty-five (365) days, provided, however, that if at any time the rate of interest specified shall exceed the Maximum Rate, the interest rate hereunder is automatically limited to the Maximum Rate. As used herein, the term "Maximum Rate" means the greatest of the rates of interest from time to time permitted under applicable federal or Texas law. To the extent of the applicability of Article 5069-1.04, Texas Revised Civil Statutes, as amended, the Maximum Rate shall be the highest permitted rate based upon the "indicated (weekly) rate ceiling," but to the extent now or hereafter permitted by Texas law, Holder may from time to time implement, withdraw and reinstate any ceiling as an alternative to the indicated rate ceiling, including the right to reinstate the indicated rate ceiling. Interest on past-due principal and, to the extent permitted by law, on past-due interest, shall accrue at the lower of the rates referenced in clauses (i) and (ii) above.

     2. Principal and interest on the unpaid principal balance hereof from time to time outstanding shall be due and payable as follows:

     Principal and accrued interest shall be due and payable in full on __________ ("Maturity Date") [Insert Maturity Date = 6 Months from the date of this Note].

     Automatic Extension of Maturity Date. In the event Maker fails to pay this
     ------------------------------------
     Note in full on the Maturity Date and after using reasonable and good faith efforts to do so as provided in Section 2.10 of the Stock

     Purchase Agreement (as hereinafter defined), Maker shall, on or before the Maturity Date, provide Holder with written notice of its inability to pay, and upon delivery of such notice, the Maturity Date shall be automatically extended for one (1) successive six (6) month period (such new Maturity Date being __________) [Insert date which is twelve (12) months from the date of this Note]; provided, however, that for such extension of the Maturity Date to be effective, Maker shall pay, on the Maturity Date, all accrued and unpaid interest then outstanding and payable under this Note. If the Maturity Date is extended as provided for in this paragraph, all principal, and accrued and unpaid interest shall be due and payable in full on __________ [Insert date which is twelve (12) months from the date of this Note]. If on __________ [Insert date which is twelve (12) months from the date of this Note], Maker fails to pay this Note, after using reasonable and good faith efforts to do so as provided in Section 2.10 of the Stock Purchase Agreement, Maker shall, on or before ______________ [Insert date which is twelve (12) months from the date of this Note], provide Holder with written notice of its inability to pay, and upon delivery of such notice, the Maturity Date shall be automatically extended for successive six (6) month periods until the earlier to occur of (i) the date that Holder makes written demand to Maker for payment in full of this Note or (ii) an Acceleration Notice is delivered pursuant to Section 5(a) hereof, or (iii) if no demand is made under subsection (i) or (ii) immediately above, on __________ ("Final Maturity Date"); [Insert date which is 4 years from the date of this Note] provided, however, that for each such automatic extension of the Maturity Date to be effective, Maker shall pay, on each applicable extended Maturity Date, all accrued and unpaid interest then outstanding and payable under this Note. Unless earlier written demand is made as set forth above or this Note becomes due and payable prior to the Final Maturity Date pursuant to Section 5(a) hereof, all principal, and accrued but unpaid interest due on this Note, shall be due and payable in full on the Final Maturity Date.

     Payment of this Note is secured by the terms, conditions and obligations contained in that certain Stock Purchase Agreement (the "Stock Purchase Agreement") dated June __, 1997, executed by and among Maker, Holder, Star Management Services, Inc. and _____________.

     3. Subject to Section 9 hereof, this Note shall be governed by and construed in accordance with Texas law and applicable federal law. The parties hereto intend to conform strictly to the applicable usury laws. In no event, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money hereunder or otherwise exceed the maximum amount permissible under applicable law. If fulfillment of any provision hereof or of any other document pertaining to the indebtedness evidenced hereby, at the time performance of such provision shall be due, would involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced automatically to the limit of such validity. If Holder shall ever receive anything of value deemed interest under applicable law which would exceed interest at the highest lawful rate, an amount equal to any amount which would have been excessive interest shall be applied to the reduction of the principal amount owing hereunder in the inverse order of its maturity and not to the payment of interest, or if such amount which would have been excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Maker. All sums paid or agreed to be paid to Holder for the use, forbearance or detention of the indebtedness of Maker to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum permitted by applicable law. The provisions of this paragraph shall control all existing and future agreements between Maker and Holder.

     4. Right and Obligation to Prepay. Maker may at any time prepay the
        ------------------------------
principal sum of this Note, or any part thereof, together with accrued and unpaid interest thereon, without premium or penalty. In the event that Maker at any time obtains sufficient working capital or is able to obtain alternative financing (after using reasonable and good faith efforts to do so as provided in Section 2.10 of the Stock Purchase Agreement) to so repay all or part of this Note, Maker shall be obligated to prepay such portion of the principal sum outstanding under this Note, together with accrued and unpaid interest thereon, as is reasonably possible under the circumstances.

     5. (a) If default is made in the payment of either principal or interest and such default is not cured within the applicable cure period provided in
Section 2.8(c), (d) or (e) of the Stock Purchase Agreement, then Holder shall have the right and option, without notice or demand, to declare the unpaid balance of principal and accrued interest, and all other sums owing on this Note, at once due and payable. If Holder is entitled to deliver an Acceleration Notice (as defined in the Stock Purchase Agreement) to Maker pursuant to Section 2.8(a) of the Stock Purchase Agreement, Holder shall have the right and option, without notice or demand (other than delivery of the Acceleration Notice), to declare the unpaid balance of principal and accrued interest, and all other sums owing on this Note, at once due and payable, such amounts to be paid in accordance with Section 2.8(a) of the Stock Purchase Agreement; provided, however, such acceleration by Holder shall not relieve Maker of its obligations to make timely payments of amounts which are due and owing hereunder prior to the payment period set forth in
Section 2.8(a) of the Stock Purchase Agreement. Notwithstanding any provision in this Agreement to the contrary, upon a Change in Control (as defined in the Stock Purchase Agreement), Holder shall have the right and option, without notice or demand, to declare the unpaid balance of principal and accrued interest, and all other sums owing on this Note, at once due and payable.

     (b) Subject to the notice and cure provisions set forth in Section 2.8 of the Stock Purchase Agreement, Maker hereby (i) waives demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice, filing of suit and diligence in collecting this Note or enforcing any of its remedies, (ii) agrees that Holder shall not be required first to institute suit or exhaust its remedies hereon against Maker or others liable or to become liable hereon or to enforce its rights against them and (iii) consents to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to Maker.

     If Maker defaults in the payment of any principal or interest due hereunder, to the extent not prohibited by law, Maker will pay, or reimburse Holder for, all reasonable costs and expenses, of every character, incurred or expended thereafter (including, but not limited to, the reasonable fees and expenses of counsel for Holder) in connection with the collection of the debt represented hereby; and all reasonable costs of negotiation, preparation, execution and delivery of any and all amendments, modifications, supplements, consents, waivers or other documents or writings relating to this Note. In addition, if Maker defaults on any payment of principal or interest due hereunder, Maker will pay, or reimburse Holder for, all reasonable costs and expenses, of every character incurred or expended thereafter in connection with the proper exercise by Holder of any of its rights and remedies hereunder or at law.

     If Holder erroneously declares that Maker has defaulted on its obligations hereunder, Holder will pay, or reimburse Maker for, all reasonable costs and expenses of every character incurred or expended thereafter in connection with the defense by Maker of any of any claims made by Holder hereunder.

     6. The Maker warrants and represents to the Holder, and to all other holders of any debt evidenced by this Note, that each loan, whether one or more, evidenced by this Note is and shall be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of Title 79, Texas Revised Civil Statutes, 1925, as amended.

     7. At any time after the date of this Note, Holder shall have the right to sell, transfer or assign his interest in all or part of this Note, or the debt evidenced by this Note, to any relative or spouse of Holder (such relative being related to the Holder in the second degree), or to a trust, corporation, partnership or other entity in which all of the beneficial interest is held by or for such person, persons or the Holder. Except as set forth in the preceding or following sentence, this Note and the Holder's interest hereunder are not transferable or assignable other than by will or pursuant to the laws of descent and distribution. After the expiration of one (1) year after the date of this Note, Holder shall have the right, exercisable in Holder's sole discretion and without notice to Maker or any other person, to sell, assign or transfer his interest in all or part of this Note, or the debt evidenced by this Note. It shall be a condition to any such transfer that the assignee agree to be bound by the provisions of this Note, including, without limitation, Sections 5(a), 8, 9 and 10 hereof.

     8. Holder acknowledges and agrees that notwithstanding anything to the contrary contained in this Note or any other agreement or arrangement now existing or hereafter existing between Holder and Maker, Holder's rights relating to the repayment of the obligation represented by this Note are expressly made subject and subordinate to the rights of the following individuals, corporations, partnerships, trusts, associations or other entities or organizations, including any government, political subdivision, agency or instrumentality thereof (the "Senior Creditors") which have loaned or are expected to lend money or otherwise extend credit to Maker:

          (i) IBM Credit Corp, any successor or assign thereof, and/or any person or entity which enters into one or more working capital lines of credit with Maker that replaces or is used to repay, in whole or in part, the working capital line of credit extended by IBM Credit Corp or any subsequent replacement lines of credit; and

          (ii) any financing raised primarily to finance the transactions contemplated in the Stock Purchase Agreement or obtained in replacement, or to repay any part of such financing or any subsequent replacement financing.

Collectively, the loans and other financings referenced in clauses (i) and (ii) of this Section 8 are referred to herein as the "Senior Debt".

     In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to Maker or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of Maker, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of Maker, then and in any such event the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt in cash before Holder is entitled to receive any payment on account of principal or interest on this Note from Maker, and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of this Note in any case, proceeding, dissolution, liquidation or other winding up or event.

     In the event that, notwithstanding the provisions of the foregoing paragraph, Holder shall have received any payment or distribution of assets of Maker of any kind or character (other than such payment or distribution duly authorized by the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of the assets of Maker) upon or after the occurrence of an event described in item (a),
(b) or (c) of the immediately preceding paragraph, whether in cash, property or securities before all Senior Debt is paid in full or payment therefor provided for, then, and in such event, such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of Maker for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     In the event and during the continuation of any event of default or any event which, with the giving of notice or the lapse of time, or both, would constitute an event of default on any Senior Debt, unless and until such event of default or event which, with the giving of notice or the lapse of time, or both, would constitute such event of default shall have been cured or waived or shall have ceased to exist, or in the event any judicial proceeding shall be pending with respect to any such default, and the holder of such Senior Debt has given written notice of such default or event of default to Holder, then in each case no payment shall be made by Maker on account of principal of or interest on this Note.

     In the event that Maker shall make any payment to Holder prohibited by the provisions of the foregoing paragraph and Holder receives such payment after receipt by Holder of written notice from the holder of Senior Debt of such event, then and in such event, such payment shall be paid over and delivered forthwith to Maker.

     The provisions of this and the immediately five preceding paragraphs are, and are intended, solely for the purpose of defining the relative rights of Holder on the one hand and the holders of Senior Debt on the other. Nothing in this and the immediately five preceding paragraphs or elsewhere in this Agreement or in this Note is intended to or shall (a) impair, as among Maker, its creditors other than the holders of Senior Debt and Holder, the obligation of Maker, which is absolute and unconditional, to pay to Holder the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms; or (b) affect the relative rights against Maker of Holder and creditors of Maker other than the holders of Senior Debt; or (c) prevent Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this and the immediately five preceding paragraphs of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to Holder. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Maker or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Holder or Maker with the terms and provisions of this and the immediately five preceding paragraphs, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     Any payee of Senior Debt shall have the right to rely on the subordination contained in this Section 8, and Holder agrees to execute and deliver such further documents and instruments as Maker may reasonably request to effect the intent of this subordination.

     9. Arbitration. Subject to the procedures set forth in Section 2.8 of the
        -----------
Stock Purchase Agreement, any dispute which is not first resolved by Maker and Holder arising out of or relating to this Note shall be determined by binding arbitration in accordance with certain aspects of the then-current Commercial Arbitration Rules of the American Arbitration Association. If the amount in controversy in the arbitration exceeds Two Hundred Fifty Thousand Dollars ($250,000), exclusive of interest, attorneys' fees and costs, the arbitration shall be conducted by a panel of three (3) neutral arbitrators. Otherwise, the arbitration shall be conducted by a single neutral arbitrator. The Maker and Holder shall endeavor to select neutral arbitrators by mutual agreement. If such agreement cannot be reached within thirty (30) calendar days after a dispute has arisen which is to be decided by arbitration, the Maker or Holder, jointly or severally, shall request the American Arbitration Association to submit to each party an identical panel of fifteen (15) persons. Alternate strikes shall be made to the panel, commencing with the person bringing the claim, until the name of three (3) persons remain, or one (1) person if the case is to be heard by a single arbitrator. Maker and Holder may, however, by mutual agreement request the American Arbitration Association to submit additional panels of possible arbitrators. The person(s) thus remaining shall be the arbitrator(s) for such arbitration. If three (3) arbitrators are selected, the arbitrators shall elect a chairperson to preside at all meetings and hearings. If a dispute is to be resolved by a sole arbitrator in accordance with the terms hereof, or if the dispute is to be resolved by a panel of three (3) arbitrators as provided hereinabove, then such sole arbitrator or the chairperson of such panel, as the case may be, shall be a member of a state bar engaged in the practice of law in the United States or a retired member of a state or the federal judiciary in the United States. The award of the arbitrator(s) shall require a majority of the arbitrators in the case of a panel of arbitrators, shall be in writing and reasoned, shall be based on the evidence admitted and the substantive law of the State of Delaware (with respect to all issues other than the enforceability of and the calculation of interest due on this Note) and shall contain an award for each issue and counterclaim. The award shall be made within thirty (30) days following the close of the final hearing and the filing of any post-hearing briefs authorized by the arbitrator(s). The award of the arbitrator(s) shall be final and binding on the Maker and Holder and the successors and assigns thereof. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1-16, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The place of arbitration shall be Denver, Colorado. Maker and Holder shall be entitled to inspect and obtain a copy of relevant documents in the possession or control of the other and to take depositions of the other's employees, agents, representatives and witnesses (including expert witnesses). All such discovery shall be in accordance with procedures approved by the arbitrator(s). Unless otherwise provided in the award, each party shall bear its own costs of discovery. No party shall be entitled to submit interrogatories to the other parties. All discovery shall be expedited, consistent with the nature and complexity of the claim or dispute and consistent with fairness and justice. The arbitrator(s) shall have the power to compel any party to comply with discovery requests of the other parties and to issue binding orders relating to any discovery dispute which shall be enforceable in the same manner as awards. The arbitrator(s) also shall have the power to impose sanctions for abuse or frustration of the arbitration process, including without limitation, the refusal to comply with orders of the arbitrator(s) relating to discovery and compliance with subpoenas. The arbitrator(s) are not empowered to award damages in excess of actual damages and the Maker and Holder hereby irrevocably waive any right to recover such damages with respect to any dispute resolved by arbitration and is empowered to award attorneys fees and costs to the prevailing party.

     10. Offset Rights. Maker shall have the right to offset against principal
         -------------
otherwise due under this Note any amounts which it is permitted to so offset pursuant to Section 9.3 of the Stock Purchase Agreement. Such rights shall be unaffected by assignment of this Note.

     UNLESS EXTENDED AS PROVIDED FOR HEREIN, THIS NOTE IS PAYABLE IN FULL ON __________, 19__. ON __________, 19__, YOU MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST THEN DUE. EXCEPT AS SET FORTH HEREIN, HOLDER IS UNDER NO OBLIGATION TO REFINANCE THIS NOTE AT MATURITY.

     THIS PROMISSORY NOTE AND THE OTHER DOCUMENTS EXECUTED IN CONNECTION WITH THE STOCK PURCHASE AGREEMENT REPRESENT THE FINAL AGREEMENT OF THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.

                                        MAKER
                                        -----



                                        _______________________________________

                                                                      EXHIBIT K

THIS WARRANT IS NOT TRANSFERABLE EXCEPT AS SET FORTH IN SECTION 2.1 HEREOF. ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR QUALIFICATION OBTAINED UNDER SUCH STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR QUALIFICATION UNDER SUCH STATE SECURITIES LAWS.


                         WESTERN MICRO TECHNOLOGY, INC.

                          COMMON STOCK PURCHASE WARRANT


         This certifies that, for good and valuable consideration, WESTERN MICRO TECHNOLOGY, INC., a California corporation (the "Company"), grants to ________________, (the "Warrantholder"), the right to subscribe for and purchase from the Company _______ validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, without par value (the "Common Stock"), at the purchase price per share of $___ (the "Exercise Price"), exercisable at any time and from time to time during the period (the "Exercise Period") commencing on the date hereof and ending on the fifth anniversary of the date hereof, all subject to the terms, conditions and adjustments herein set forth.

         1. Duration and Exercise of Warrant; Limitation on Exercise; Payment of
            --------------------------------------------------------------------
Taxes.
-----

         1.1 Duration and Exercise of Warrant.
             --------------------------------

         (a) Cash Exercise. This Warrant may be exercised (in whole or in part)
             -------------
by the Warrantholder by (i) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day during the Exercise Period and (ii) the delivery of payment to the Company, for the account of the Company, (A) by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier's check, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America or (B) the authorization by, and direction of, Warrantholder to set-off such amount (the Exercise Price for the number of Warrant Shares specified in the Exercise Form) against the amounts owed by the Company to the Warrantholder under Section 2.2(C), (D) and
(E) or Section 2.6 of the Stock Purchase Agreement, dated June __, 1997 (the "Stock Purchase Agreement") by and among the Company, Star Management Services, Inc., Harvey E. Najim and Carlton Joseph Mertens II or the outstanding principal and interest under the promissory notes payable by the Company to Warrantholder delivered pursuant to Section 2.7 of the Stock Purchase Agreement. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder as promptly as practicable, and in any event within 10 days, thereafter. The stock certificate or certificates so delivered shall be in denominations of 100 shares each or such lesser or greater denominations as may be reasonably specified by the Warrantholder in the Exercise Form. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

         (b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to
             ------------------
Section 1.1(a), this Warrant may be exercised by the Warrantholder (in whole or in part) by the surrender of this Warrant to the Company, with a duly executed Exercise Form marked to reflect Net Issue Exercise pursuant to the terms of this
Section 1.1(b) and specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day during the Exercise Period. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. Upon such exercise, the Warrantholder shall be entitled to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant to the Company together with notice of such election in which event the Company shall issue to Warrantholder a number of shares of the Company's Common Stock computed as of the date of surrender of this Warrant to the Company using the following formula:

                                   X = Y(A-B)
                                       ------
                                        A

         Where

         X = the number of shares of Common Stock to be issued to Warrantholder under this Section 1.1(b);

         Y = the number of shares of Common Stock purchasable under this Warrant (at the date of such calculation);

         A  =  the Fair Market Value of one share of the Company's Common
               Stock (at the date of such calculation); and

         B = the Exercise Price (as adjusted to the date of such calculation).

         If this Warrant shall have been exercised only in part, the Company shall at the time of delivery of the stock certificate or certificates, deliver a new Warrant evidencing the right to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

         (c) Fair Market Value. For purposes of Sections 1.1(b) and 6, Fair
             -----------------
Market Value of one share of Common Stock shall mean the average for the ten
(10) trading days immediately preceding the day such value is to be determined of the following:

              (i) the closing price per share of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or

              (ii) if not listed or traded on any such exchange, the last reported sales price per share on the Nasdaq National Market ("Nasdaq"), or

              (iii) if not listed or traded on any such exchange or Nasdaq, the average of the bid and asked prices per share as reported in the "pink sheets" published by the National Quotation Bureau, Inc. (the "pink sheets").

         If such quotations are not available, the fair market value per share of the Company's Common Stock on the date such notice was received by the Company as reasonably determined by the Board of Directors of the Company acting in good faith. If, during such period of calculation of the Fair Market Value, there is effected a dividend, stock split, reverse stock split, distribution, recapitalization, reorganization or other similar action with respect to MSI Common, the Fair Market Value for the days prior thereto shall be adjusted as appropriate to give effect to such action as if such action had occurred prior to the commencement of such calculation period.

         1.2 Payment of Taxes. The issuance of certificates for Warrant Shares
             ----------------
shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder
                                       -----------------
shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

         1.3 Information. Upon receipt of a written request from a
             -----------
Warrantholder, the Company agrees to deliver promptly to such Warrantholder a copy of its current publicly available financial statements and to provide such other publicly available information concerning the business and operations of the Company as such Warrantholder may reasonably request in order to assist the Warrantholder in evaluating the merits and risks of exercising the Warrant and to make an informed investment decision in connection with such exercise.

         2. Restrictions on Transfer; Restrictive Legends.
            ---------------------------------------------

         2.1 Restrictions on Transfer; Compliance with Securities Laws. This
             ---------------------------------------------------------
Warrant is only assignable or transferable by the Warrantholder to any relative or spouse of such person (such relative being related to the person in question within the second degree), or to a trust, corporation, partnership, or other entity in which all of the beneficial interest is held by or for such person or persons (or the Warrantholder), and may not be transferred by any such transferee. Except as set forth in the preceding sentence, the Warrant is not transferable or assignable other than by will or pursuant to the laws of descent and distribution. In conjunction with such transfer or assignment, the Warrantholder and such transferee shall comply with all applicable federal and state securities laws (including the delivery of investment representation letters and legal opinions if such are requested by the Company. The Warrant Shares issued upon the exercise of the Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). The Warrantholder, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Warrantholder's own account and not as a nominee for any other party, and for investment, and that the Warrantholder will not offer, sell or otherwise dispose of any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws. Upon exercise of this Warrant, the Warrantholder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Warrantholder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

         2.2 Restrictive Legends. This Warrant shall (and each Warrant issued in
             -------------------
substitution for this Warrant issued pursuant to Section 4 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THIS WARRANT IS NOT TRANSFERABLE EXCEPT AS SET FORTH IN
         SECTION 2.1 HEREOF. ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR QUALIFICATION OBTAINED UNDER SUCH STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR QUALIFICATION UNDER SUCH STATE SECURITIES LAWS."

Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

         Notwithstanding the foregoing, the Warrantholder may require the Company to issue a new stock certificate for Warrant Shares without a legend if
(i) such Warrant or Warrant Shares, as the case may be, have been registered for resale under the Securities Act or sold pursuant to Rule 144 under the Securities Act (or a successor rule thereto) and qualified under any applicable blue-sky law or (ii) the Warrantholder has received an opinion of counsel reasonably satisfactory to the Company that such registration is not required with respect to such Warrant Shares and no qualification is required under any applicable state blue-sky law.

         3. Reservation and Registration of Shares, Etc. The Company covenants
            --------------------------------------------
and agrees that all Warrant Shares which are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue. The Company further covenants and agrees that, during the Exercise Period, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant and will, at its expense, upon each such reservation of shares, procure such listing of such shares of Common Stock (subject to issuance or notice of issuance) as then may be required on all stock exchanges on which the Common Stock is then listed or on Nasdaq.

         4. Exchange, Loss or Destruction of Warrant. Upon receipt by the
            ----------------------------------------
Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. The term "Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

         5. Ownership of Warrant; Transfer. The Company will keep at its
            ------------------------------
principal office a register that will provide for the register and transfer of the Warrant on the terms set forth in Section 2.1. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

         6. Certain Adjustments.
            -------------------

         6.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

         (a) Stock Dividends. If at any time prior to the exercise of this
             ---------------
Warrant in full (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of subdivision or split-up, as the case may be, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be increased so that the Warrantholder will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (i).

         (b) Combination of Stock. If at any time prior to the exercise of this
             --------------------
Warrant in full the number of shares of Common Stock outstanding shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (i).

         (c) Reorganization, etc. If at any time prior to the exercise of this
             --------------------
Warrant in full any capital reorganization of the Company, or any reclassification of the Common Stock, or any consolidation of the Company with or merger of the Company with or into any other person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.

         (d) Dividends Other than in Common Stock or Cash; Other Distributions.
             -----------------------------------------------------------------
If at any time while this Warrant is outstanding the Company shall declare or make for the benefit of all or substantially all of the holders of its Common Stock any dividend or distribution upon its Common Stock other than ordinary cash dividends, or distributions to which Section 6(a) or 6(b) apply (whether payable in stock of any class or classes other than its Common Stock or payable in evidences of indebtedness or assets or in rights, options, or warrants or convertible or exchangeable securities), then in each such case the number of shares of Common Stock that may be purchased hereunder shall be determined by multiplying the number of shares of Common Stock theretofore comprising the Warrant Shares by a fraction, the numerator of which shall be the Fair Market Value per share of the Common Stock as of the record date for such dividend or distribution and the denominator of which shall be the Fair Market Value per share, as so determined, less the fair value as of such date, as reasonably determined by the Board of Directors of the Company, of the portion of such dividend or distribution applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of share the Warrantholders entitled to receive the distribution. In the event the Company determines that the adjustment provided for above is unduly difficult or expensive to effect because of difficulties of valuation, the Company may, at its option and as an alternative to the adjustment, distribute and place in escrow for the Warrantholder that portion of such dividend or distribution which the Warrantholder would have received had it exercised this Warrant before the declaration of the dividend or the making of the distribution. Upon exercise of this Warrant, the Warrantholder shall receive its portion of the dividend, distribution, or rights.

         (e) Issuance of Options, Warrants or Rights. If at any time while this
             ---------------------------------------
Warrant is outstanding the Company shall grant to all or substantially all of the holders of its Common Stock for no additional consideration any rights, options, or warrants (referred to in this Section 6(e) as "Rights") entitling them to purchase shares of Common Stock at a price per share that is lower at the record date for such issuance than the Greater Price on such date, the number of shares of Common Stock that may be purchased hereunder shall be determined by multiplying the number of Shares of Common Stock theretofore purchasable upon exercise of each Warrant by a fraction of which the numerator shall be the number of shares of Common Stock outstanding or subject to issuance on such record date (the "Existing Stock") plus the number of shares subject to issuance pursuant to the Rights and of which the denominator shall be the number of shares of Existing Stock plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Greater Price. Such adjustment shall be made whenever such rights, options, or warrants are issued and shall become effective retroactively immediately after the record date for the determination of share Warrantholders entitled to receive such rights options or warrants. In the event the Company determines that the adjustment provided for above in this Section is unduly difficult or expensive to effect because of difficulties of valuation, the Company may, at its option and as an alternative to the adjustment, grant and convey to the Warrantholder the Rights which the Warrantholder would have received had it exercised this Warrant before issuance of the Rights.

         (f) Fractional Shares. No fractional shares of Common Stock or scrip
             -----------------
shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Fair Market Value per share of Common Stock.

         (g) Carryover. Notwithstanding any other provision of this Section 6,
             ---------
no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

         (h) Exercise Price Adjustment. Whenever the number of Warrant Shares
             -------------------------
purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

         (i) No Duplicate Adjustments. Notwithstanding anything else to the
             ------------------------
contrary contained herein, in no event will an adjustment be made under the provisions of this Section 6 to the number of Warrant Shares issuable upon exercise of this Warrant or the Exercise Price for any event if an adjustment having substantially the same effect to the Warrantholder as any adjustment that otherwise would be made under the provisions of this Section 6 is made by the Company for any such event to the number of shares of Common Stock (or other securities) issuable upon exercise of this Warrant.

         6.2 No Adjustment for Cash Dividends. No adjustment in respect of any
             --------------------------------
cash dividends shall be made during the term of the Warrant or upon the exercise of this Warrant.

         6.3 Notice of Adjustment. Whenever the number of Warrant Shares or the
             --------------------
Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to the Warrantholder, notice of such adjustment or adjustments and a certificate of the chief financial officer of the Company setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

         7. Notices of Corporate Action. In the event of:
            ---------------------------

         (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

         (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any Change of Control (as hereinafter defined), or

         (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to the Warrantholder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, Change of Control, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, Change of Control, dissolution, liquidation or winding-up and (iii) that in the event of a Change of Control, the Warrants are exercisable immediately prior to the consummation of such Change of Control. Such notice shall be mailed at least 20 days prior to the date therein specified, in the case of any date referred to in the foregoing subdivision (i), and at least 20 days prior to the date therein specified, in the case of the date referred to in the foregoing subdivision (ii).

         8. Definitions. As used herein, unless the context otherwise requires,
            -----------
the following terms have the following respective meanings:

         Business Day: any day other than a Saturday, Sunday or a day on which
         ------------
national banks are authorized by law to close in the City of New York, State of New York.

         Change of Control: shall mean (i) the acquisition of the Company
         -----------------
pursuant to a consolidation of the Company with or merger of the Company with or into any other person in which the Company is not the surviving corporation (other than a reincorporation), or the Company is the surviving corporation and the shareholders of the Company immediately prior to such merger or consolidation own less than 50% of the combined voting power of the surviving corporation, (ii) the sale of all or substantially all of the assets of the Company to any other person or (iii) any sale or transfer of any capital stock of the Company after the date of this Agreement, following which 50% of the combined voting power of the Company becomes beneficially owned by one person or group acting together. For purposes of this definition, "group" shall have the meaning as such term is used in Section 13(d)(1) under the Exchange Act.

         Company:  Midrange Solutions, Inc., a California corporation.
         -------

         Exchange Act: the Securities Exchange Act of 1934, as amended, or any
         ------------
successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of

1934, as amended, shall include a reference to a comparable section, if any, of any successor federal statute.

         Exercise Form: an Exercise Form in the form annexed hereto as Exhibit
         -------------
A.

         Exercise Price: the meaning specified on the cover of this Warrant, as
         --------------
such price may be adjusted pursuant to Section 6 hereof.

         Nasdaq:  the meaning specified in Section 1.1(c)(ii).
         ------

         SEC: the Securities and Exchange Commission or any other federal agency
         ---
at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

         Securities Act: the Securities Act of 1933, as amended, or any
         --------------
successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any successor federal statute.

         Warrantholder: the meaning specified on the cover of this Warrant.
         -------------

         Warrant Shares: the meaning specified on the cover of this Warrant,
         --------------
subject to the provisions of Section 6.

         9. Miscellaneous.
            -------------

         9.1 Entire Agreement. This Warrant constitutes the entire agreement
             ----------------
between the Company and the Warrantholder with respect to this Warrant.

         9.2 Binding Effect; Benefits. This Warrant shall inure to the benefit
             ------------------------
of and shall be binding upon the Company and the Warrantholder and their respective successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

         9.3 Amendments and Waivers. This Warrant may not be modified or amended
             ----------------------
except by an instrument or instruments in writing signed by the Company and the Warrantholder. Either the Company or the Warrantholder may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

         9.4 Section and Other Headings. The section and other headings
             --------------------------
contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

         9.5 Further Assurances. Each of the Company and the Warrantholder shall
             ------------------
do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Agreement.

         9.6 Notices. All notices and other communications required or permitted
             -------
to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

         (a)      if to the Company, addressed to:

                  Western Micro Technology, Inc.
                  254 E. Hacienda Avenue
                  Campbell, CA  95008
                  Attention: P. Scott Munro
                  Telecopier: (408) 370-4597

                  with a copy to its counsel:

                  Pillsbury Madison & Sutro LLP
                  2700 Sand Hill Road
                  Menlo Park, California  94027
                  Attention:  Jorge del Calvo, Esq.
                  Telecopier:  415/233-4545

         (b)      if to the Warrantholder, addressed to:

                  [Name of Holder]
                  [Address]
                  Attention: [Name]
                  Telecopier: [Number]

                  with a copy to its counsel:

                  Cox & Smith Incorporated
                  112 E. Pecan Street, Suite 1800
                  San Antonio, Texas  78205
                  Attention:  Kerry T. Benedict
                              Steven A. Elder
                  Telecopier:  210/226-8395

Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally, or on the third Business Day after the mailing thereof.

         9.7 Separability. Any term or provision of this Warrant which is
             ------------
invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

         9.8 Governing Law. This Warrant shall be deemed to be a contract made
             -------------
under the laws of the State of Delaware.

         9.9 No Rights or Liabilities as Shareholder. Nothing contained in this
             ---------------------------------------
Warrant shall be deemed to confer upon the Warrantholder any rights as a shareholder of the Company or to impose any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or shareholders of the Company or otherwise.

         10. Arbitration.
             -----------

         10.1 Arbitration. Any dispute arising out of or relating to this
              -----------
Warrant shall be determined by binding arbitration in accordance with certain aspects of the then-current Commercial Arbitration Rules of the American Arbitration Association. If the amount in controversy in the arbitration exceeds Two Hundred Fifty Thousand Dollars ($250,000), exclusive of interest, attorneys' fees and costs, the arbitration shall be conducted by a panel of three (3) neutral arbitrators. Otherwise, the arbitration shall be conducted by a single neutral arbitrator. The Company and Warrantholder shall endeavor to select neutral arbitrators by mutual agreement. If such agreement cannot be reached within thirty (30) calendar days after a dispute has arisen which is to be decided by arbitration, the Company or Warrantholder, jointly or severally, shall request the American Arbitration Association to submit to each party an identical panel of fifteen (15) persons. Alternate strikes shall be made to the panel, commencing with the person bringing the claim, until the name of three
(3) persons remain, or one (1) person if the case is to be heard by a single arbitrator. The Company and Warrantholder may, however, by mutual agreement request the American Arbitration Association to submit additional panels of possible arbitrators. The person(s) thus remaining shall be the arbitrator(s) for such arbitration. If three (3) arbitrators are selected, the arbitrators shall elect a chairperson to preside at all meetings and hearings. If a dispute is to be resolved by a sole arbitrator in accordance with the terms hereof, or if the dispute is to be resolved by a panel of three (3) arbitrators as provided hereinabove, then such sole arbitrator or the chairperson of such panel, as the case may be, shall be a member of a state bar engaged in the practice of law in the United States or a retired member of a state or the federal judiciary in the United States. The award of the arbitrator(s) shall require a majority of the arbitrators in the case of a panel of arbitrators, shall be in writing and reasoned, shall be based on the evidence admitted and the substantive law of the State of Delaware (with respect to all issues other than the enforceability of this Warrant) and shall contain an award for each issue and counterclaim. The award shall be made within thirty (30) days following the close of the final hearing and the filing of any post-hearing briefs authorized by the arbitrator(s). The award of the arbitrator(s) shall be final and binding on the Company and Warrantholder and the successors and assigns thereof. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1-16, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The place of arbitration shall be Denver, Colorado. The Company and Warrantholder shall be entitled to inspect and obtain a copy of relevant documents in the possession or control of the other and to take depositions of the other's employees, agents, representatives and witnesses (including expert witnesses). All such discovery shall be in accordance with procedures approved by the arbitrator(s). Unless otherwise provided in the award, each party shall bear its own costs of discovery. No party shall be entitled to submit interrogatories to the other parties. All discovery shall be expedited, consistent with the nature and complexity of the claim or dispute and consistent with fairness and justice. The arbitrator(s) shall have the power to compel any party to comply with discovery requests of the other parties and to issue binding orders relating to any discovery dispute which shall be enforceable in the same manner as awards. The arbitrator(s) also shall have the power to impose sanctions for abuse or frustration of the arbitration process, including without limitation, the refusal to comply with orders of the arbitrator(s) relating to discovery and compliance with subpoenas. The arbitrator(s) are not empowered to award damages in excess of actual damages and the Company and Warrantholder hereby irrevocably waive any right to recover such damages with respect to any dispute resolved by arbitration.

         10.2 Stay During Arbitration or Other Proceeding; Cure Period. During
              --------------------------------------------------------
the pendency of any such arbitration (or other proceeding in the event Section 9 is found to be unenforceable), the Company's obligations to issue any Warrant Shares hereunder (other than any amounts not in dispute) shall be stayed and if, in a final determination pursuant to such arbitration or proceeding, the Company is found to be in breach of the terms hereof, Company shall have ten (10) business days after such final determination to cure such breach.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

         Dated:  ________, 199__.

                                       WESTERN MICRO TECHNOLOGY, INC.



                                       By: ____________________________________

                                       Title: _________________________________

                                    EXHIBIT A
                                    ---------

                                  EXERCISE FORM
                                  -------------

         (To be executed upon exercise of this Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase Warrant Shares and (check one):

         _ herewith tenders payment for _______ of the Warrant Shares to the order of WESTERN MICRO TECHNOLOGY, INC. in the amount of $_________ in accordance with the terms of this Warrant;

         _ herewith authorizes and instructs Western Micro Technology, Inc. to set off $_____ against the [specify Installment Payment or promissory note] for _________ of the Warrant Shares in accordance with the terms of this Warrant; or

         _ herewith tenders this Warrant for _______ Warrant Shares pursuant to the Net Issue Exercise provisions of Section 1.1(b) of this Warrant.

The undersigned requests that a certificate (or certificates) for such Warrant Shares be registered in the name of the undersigned and that such certificate (or certificates) be delivered to the undersigned's address below.

         In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Warrant Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Warrant Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

         Dated:  ___________________.


                                           ____________________________________
                                                         Signature

                                           ____________________________________
                                                       (Print Name)

                                           ____________________________________
                                                     (Street Address)

                                           ____________________________________
                                                (City)  (State)  (Zip Code)

         If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.

                                                                      EXHIBIT L

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), entered into as of ______________, 199__ by and between WESTERN MICRO TECHNOLOGY, INC., a
                                        ------------------------------
California corporation (the "Company"), and _______________________ ("Noteholder"),

                              W I T N E S S E T H:

         WHEREAS, the parties hereto have entered into that certain Stock Purchase Agreement, dated as of June __, 1997, by and among the Company, Star Management Services, Inc., a Delaware corporation ("Star"), Harvey E. Najim and Carlton Joseph Mertens II (the "Stock Purchase Agreement"); and

         WHEREAS, pursuant to Section 2.7 of the Stock Purchase Agreement, the Company has issued a subordinated promissory note to Noteholder and, in connection therewith, has issued Noteholder one or more warrants (each, a "Warrant") to purchase unregistered shares of Common Stock, without par value, of the Company (the "Common Stock"); and

         WHEREAS, the parties hereto wish to enter into this Agreement to provide for the registration of such shares of Common Stock upon exercise of any Warrant,

         NOW, THEREFORE, in consideration for the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Noteholder hereby agree as follows:

         Article 1. Registration.
         ---------  ------------

         1.1 Certain Definitions. As used in this Agreement, the following terms
             -------------------
shall have the following meanings:

         (a) "Advice": See the last paragraph of Section 1.4 hereof.
              ------

         (b) "Commission" shall mean the Securities and Exchange Commission or
              ----------
any other federal agency at the time administering the Securities Act.

         (c) "Common Stock" shall mean unregistered shares of Common Stock,
              ------------
without par value, of the Company.

         (d) "Effectiveness Period": See paragraph 1.2(a) hereof.
              --------------------

         (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as
              ------------
amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

         (f) "Holder" shall mean Noteholder or any other holder of the
              ------
Registrable Securities with respect to whom registration rights have been properly assigned pursuant to the terms hereof.

         (g) "Prospectus" shall mean the prospectus included in any Registration
              ----------
Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, including, without limitation, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

         (h) "Register," "registered" and "registration" shall refer to a
              --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         (i) "Registrable Securities" shall mean shares of Common Stock issued
              ----------------------
to Noteholder upon the exercise of any Warrant; provided, however, that Registrable Securities shall not include any such shares of Common Stock which have previously been registered or which have been sold by Noteholder.

         (j) "Registration Expenses": See Section 1.5 hereof.
              ---------------------

         (k) "Registration Statement" shall mean any registration statement of
              ----------------------
the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         (l) "Rule 144" shall mean Rule 144 as promulgated by the Commission
              --------
under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

         (m) "Rule 145" shall mean Rule 145 as promulgated by the Commission
              --------
under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

         (n) "Rule 415" shall mean Rule 415 as promulgated by the Commission
              --------
under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

         (o) "Securities Act" shall mean the Securities Act of 1933, as amended,
              --------------
or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

         (p) "Selling Expenses" shall mean all underwriting discounts and
              ----------------
selling commissions applicable to the sale of the Registrable Securities.

         (q) "Shelf Registration" shall mean either the Initial Shelf
              ------------------
Registration or a Subsequent Shelf Registration, as appropriate.

         1.2 Demand Registration.
             -------------------

         (a) If the Company shall receive from the Holder at any time a written request that the Company effect a registration with respect to all or any part of the Registrable Securities, the Company will, as soon as practicable thereafter, use all reasonable efforts to prepare and file with the Commission a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering the resale from time to time by the Holder of all of the Registrable Securities (the "Initial Shelf Registration"). The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by the Holder. The Company shall use all reasonable efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act, and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date that is two years (or for such other time period as shall be specified in Rule 144(k) as the holding period required for termination of certain restrictions on sales of restricted securities by persons other than affiliates) from the date the Noteholder acquired the Registrable Securities, or such shorter period ending when (i) all Registrable Securities covered by the Initial Shelf Registration have been sold, or (ii) a subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act or
(iii) there cease to be outstanding any Registrable Securities (the "Effectiveness Period").

         The Company shall file a registration statement as soon as practicable after receipt of the request of the Holder under this Section 1.2, but in any event within ninety (90) days of receipt of such request; provided, however, that if the Company shall furnish to the Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company that (i) such offering would materially interfere with, or adversely affect, a pending or contemplated financing, merger, sale of assets, recapitalization, corporate reorganization or other significant transaction or
(ii) the disclosures required in connection with such registration could reasonably be expected to materially adversely affect the business or prospects of the Company, and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing to a date not later than one hundred eighty (180) days after receipt of such request; provided, further that the Company may not defer more than one such filing in any twelve (12) month period.

         (b) If the Initial Shelf Registration or any subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall use all reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use all reasonable efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period. The Effectiveness Period shall be extended by the period of time which elapsed between such cessation of effectiveness and the withdrawal of the order suspending the effectiveness, or the effective date of the Subsequent Shelf Registration, as the case may be.

         (c) The Company shall supplement and amend the Shelf Registration or Subsequent Shelf Registration, as the case may be, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the holders of a majority of the securities included in such Registration Statement.

         (d) Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.2:

              (i) if the Company has initiated a registration pursuant to
         Section 1.3 hereof and the Holder has distributed his Registrable Securities pursuant to such registration (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold and registrations which have been withdrawn by the Holder unless the Holder has elected to bear all

         Registration Expenses incurred by the Company pursuant to Section 1.5 hereof and related to the Holder and its withdrawal, and which expenses would, absent such election, have been borne by the Company); or

              (ii) if the Company shall have previously initiated any registration pursuant to this Section 1.2 (counting for these purposes only a registration which has been declared or ordered effective and pursuant to which securities have been sold and any registration which has been withdrawn by the Holder unless the Holder has elected to bear all Registration Expenses incurred by the Company pursuant to Section
         1.5 hereof and related to the Holder and its withdrawal, and which expenses would, absent such election, have been borne by the Company).

         (e) The registration statement filed in accordance with Section 1.2 pursuant to the request of the Holder may include other securities of the Company with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

         1.3 Piggyback Registration.
             ----------------------

         (a) If the Company shall determine to register any of its securities either for its own account for cash or for the account of a securityholder or holders exercising their respective demand registration rights (other than (1) pursuant to Section 1.2 hereof, (2) a registration relating solely to employee benefit plans on Form S-1, Form S-8, or similar forms which may be promulgated in the future, or (3) a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar form which may be promulgated in the future), the Company will:

              (i) promptly give to the Holder written notice of the proposed registration; and

              (ii) include in such registration (and in any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, the Registrable Securities (which may be all or part of the Registrable Securities) specified for inclusion in such registration in a written request made by the Holder within thirty
         (30) days after the Holder receives such written notice from the Company, except as set forth in paragraph 1.3(b).

         (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to paragraph 1.3(a)(i). In such event the right of the Holder to registration pursuant to this Section 1.3 shall be conditioned upon the Holder's participation in such underwriting and the inclusion of the Holder's Registrable Securities in the underwriting to the extent provided herein. The Holder shall (together with the Company and the other securityholders, if any, distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

         Notwithstanding any other provision of this Section 1.3, if the underwriters determine that marketing factors require a limitation of the number of securities to be underwritten and that the number of securities requested to be included by the Company and holders of securities entitled to be included in the registration exceeds the amount of securities compatible with the success of the offering, and so advise the Company in writing, the Company may limit, to the extent so advised by the underwriters, the amount of securities to be included in the registration by the Company's securityholders (including the Holder). The Company shall advise the Holder of such limitation, and the number of Registrable Securities and other securities held by other securityholders of the Company that may be included in the registration shall be allocated among the Holder and other securityholders requesting inclusion, in accordance with paragraph 1.3(c) hereof.

         If the Holder disapproves of the terms of any such underwriting, including any reduction by the underwriter for market reasons, he may elect not to be included in the registration by delivering written notice to the Company at least three (3) days prior to the effective date of the registration statement (unless otherwise mutually agreed by the Company and the Holder).

         (c) In any circumstance in which all of the Registrable Securities and other securities (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the "Other Securities") requested to be included in a registration on behalf of the Holder or other selling securityholders cannot be so included as a result of limitations imposed by the underwriters on the aggregate number of shares of Registrable Securities and Other Securities which may be so included, the number of Registrable Securities and Other Securities which may be so included shall be allocated among the Holder and other selling securityholders requesting inclusion of securities pro rata on the basis of the number of Registrable Securities and Other Securities which would be held by such Holder and other selling securityholders, assuming conversion; provided, however, that, so that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Securities to be included in such registration, if the Holder or other selling securityholder does not request inclusion of the maximum number of Registrable Securities and Other Securities allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those other selling securityholders whose allocations did not satisfy their requests pro rata on the basis of the number of Other Securities which would be held by such other selling securityholders, assuming conversion, and this procedure shall be repeated until all of the Other Securities which may be included in the registration on behalf of the Holder and other selling securityholders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include securities held by securityholders with no registration rights.

         (d) The Company shall use all reasonable efforts to keep such registration pursuant to this Section 1.3, and any qualification or compliance under state securities laws which the Company determines to obtain, effective for a period of one hundred eighty (180) days from the date of effectiveness or for such shorter period that will terminate when all the Registrable Securities covered by the registration statement have been sold pursuant thereto or may be sold pursuant to Rule 144 or there cease to outstanding any Registrable Securities, whichever first occurs, provided that the Company shall be deemed not to have used all reasonable efforts to keep such registration, qualification or compliance effective during the requisite period if it voluntarily takes any action that would result in the Holder not being able to offer and sell his Registrable Securities during that period unless such action is required by applicable law.

         1.4 Registration Procedures. In connection with the Company's
             -----------------------
registration obligations under Sections 1.2 and 1.3 hereof, the Company shall effect such registrations to permit the sale of the Registrable Securities in accordance with the method or methods of disposition thereof intended by the Holder (except that the Company shall not be required to effect any registration pursuant to Section 1.2 involving an underwriting), and pursuant thereto the Company shall as expeditiously as practicable:

         (a) Prepare and file with the Commission a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof, and cause each such Registration Statement to become effective and remain effective as provided herein; provided, that before filing any such Registration Statement or Prospectus or any amendments or supplements thereto (other than documents that would be incorporated or deemed to be incorporated therein by reference and that the Company is required by applicable securities laws or stock exchange requirements to file) the

Company shall furnish to the Holder copies of all such documents proposed to be filed, which documents will be subject to the review of the Holder and its counsel, if any, and the Company shall not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (other than such documents which, upon filing, would be incorporated or deemed to be incorporated by reference therein and that the Company is required by applicable securities laws or stock exchange requirements to file) to which the holders of a majority of the securities covered by such Registration Statement shall reasonably object on a timely basis.

         (b) Prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Sections 1.2 and 1.3; cause the related Prospectus to be amended or supplemented by any required Prospectus amendment or supplement, and as so amended or supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the methods of disposition intended by the holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

         (c) Notify the Holder promptly, and (if requested by the Holder) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the existence of any fact or the happening of any event which makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

         (d) Use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

         (e) If reasonably requested by the holders of a majority of the securities being sold, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the Company or the holders of a majority of such securities agree should be included therein as required by applicable law, (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to any Registration Statement consistent with clause (i) or (ii) above; provided, that the Company shall not be required to take any actions under this paragraph 1.4(e) that are not, in the opinion of outside counsel for the Company, in compliance with applicable law.

         (f) Furnish to the Holder and its counsel, if any, upon request and without charge, at least one conformed copy of the Registration Statement or Statements and any post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, unless requested in writing by such holder or counsel).

         (g) Deliver to the Holder and its counsel, if any, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by the Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

         (h) Prior to any public offering of Registrable Securities, to register or qualify or cooperate with the Holder and its counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Holder reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

         (i) Cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of the Holder, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the Holder to consummate the disposition of such Registrable Securities.

         (j) Upon the occurrence of any event contemplated by paragraphs 1.4(c)(v) or 1.4(c)(vi) above, prepare a supplement or post-effective amendment to each Registration Statement or an amendment or supplement to the related Prospectus or any document incorporated therein by reference or file any other required document (such as Current Report on Form 8-K) so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (k) If necessary in connection with a disposition of Registrable Securities, make available for inspection, at the offices where normally kept during reasonable business hours, by a representative of the Holder and any attorney or accountant retained by the Holder, financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as they may reasonably request, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, attorney or accountant in connection with such disposition; provided, that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such records, information or documents shall be kept confidential by such Persons, and such Persons shall so agree in writing, unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities or (iii) disclosure of such records, information or documents is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act).

         (l) Comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company, after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

         (m) Enter into such agreements and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities.

         (n) Unless any Registrable Securities shall be in book-entry only form, cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Holder may request.

         (o) Provide the transfer agent for the Common Stock with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company.

         (p) Cause the Common Stock to be listed on each securities exchange or quotation system on which the Company's Common Stock is then listed no later than the date the Registration Statement is declared effective and, in connection therewith, to the extent applicable, to make such filings under the Exchange Act and to have such filings declared effective thereunder.

         The Company may require the Holder, and the Holder agrees, to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities if the Holder unreasonably fails to furnish such information within a reasonable time after receiving such request. The Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by the Holder not misleading. Any sale of any Registrable Securities by the Holder shall constitute a representation and warranty by the Holder that the information relating to the Holder and its plan of distribution is as set forth in the Prospectus delivered by the Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to the Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to the Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

         The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraphs 1.4(c)(ii), 1.4(c)(iii), 1.4(c)(iv), 1.4(c)(v) or 1.4(c)(vi) hereof, the Holder will forthwith discontinue disposition of such Registrable Securities covered by the applicable Registration Statement or Prospectus until the Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by paragraph 1.4(j) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. The Company agrees to give the Advice promptly after it determines that the use of the applicable Prospectus may be resumed.

         1.5 Registration Expenses. All fees and expenses incident to the
             ---------------------
performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any of the Registration Statements become effective and whether or not any of the Registrable Securities are transferred pursuant to the Registration Statement. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to designation of the Registrable Securities as eligible for trading on The Nasdaq Stock Market's National Market, and (B) of compliance with securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and the counsel for the Holder in connection with the Shelf Registration (provided that the Company shall not be liable for the reasonable fees and expenses of more than one separate firm for all parties other than the Company participating in any transaction hereunder), (v) reasonable fees and disbursements of all independent certified public accountants, (vi) Securities Act liability insurance if the Company so desires such insurance, and (vii) fees and expenses of all other Persons retained by the Company. In addition, the Company will, in any event, bear its own internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities issued by the Company are then listed and the fees and expenses of any Person, including special experts, retained by the Company.

         1.6 Delay of Registration. The Holder shall not have any right to take
             ---------------------
any action to restrain, enjoin or otherwise delay any registration as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement, unless such registration pertains solely to Registrable Securities.

         1.7 Indemnification.
             ---------------

         (a) The Company will indemnify the Holder, his legal counsel and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions or proceedings in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Holder and each person controlling the Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable to indemnify the Holder or underwriter in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of the Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this paragraph 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

         (b) The Holder will, if Registrable Securities held by the Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, his legal counsel and each person controlling the Company within the meaning of Section 15 of the Securities Act, and each underwriter, if any, of the Company's securities covered by such a registration statement, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act against all claims, losses, damages and liabilities (or actions or proceedings in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or arising out of or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Company, such directors, officers, partners, legal counsel, accountants, persons, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating, preparing, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that it is judicially determined that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of the Holder and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this paragraph 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent has not been unreasonably withheld) and the obligations of Holder hereunder shall not apply to amounts paid in settlement of any such loss, claim, damage or liability (or actions or proceedings in respect thereof) if such settlement is effected without the consent of Holder (which consent shall not be unreasonably withheld). The Holder's liability under this Paragraph 1.7(b) shall not exceed the proceeds received by the Holder from the sale of Registrable Securities held by the Holder included in such registration, qualification or compliance.

         (c) Each party entitled to indemnification under this Section 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). Without limiting the generality of the foregoing, the Indemnified Party may withhold its consent to any such counsel who also acts as counsel to the Indemnifying Party (with respect to such claim or otherwise) and the Indemnified Party reasonably believes that there exists a conflict of interest between the Indemnified Party and the Indemnifying Party, with respect to such claim or litigation. In such event, the Indemnifying Party shall bear the expense of another counsel who shall represent the Indemnified Party and any other persons or entities who have indemnification rights from the Indemnifying Party hereunder, with respect to such claim or litigation, and shall be selected as provided in the first sentence of this paragraph 1.7(c). The Indemnified Party may participate in such defense at such party's expense (except to the extent that the Indemnifying Party is required to pay the expense of such counsel pursuant to this paragraph 1.7(c)), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

         (d) If the indemnification provided for in this Section 1.7 is held to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         1.8 Lockup Agreement. In consideration for the Company agreeing to its
             ----------------
obligations under this Article 1, the Holder agrees, upon the request of the underwriters managing an underwritten offering of the Company's securities, not to publicly (including pursuant to Rule 144(k) promulgated under the Securities
Act) sell, make any short sale of, pledge, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed ninety (90) days) as the underwriters may specify from the effective date of the registration statement pertaining to such offering.

         The obligation of the Holder to enter into the agreement described herein shall terminate when the Holder's registration rights have terminated pursuant to paragraph 1.2(a) or Section 1.3 hereof. The obligations described in this Section 1.8 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

         1.9 Information Requirements
             ------------------------

         (a) The Company shall file in a timely manner the reports required to be filed by it under the Securities Act and the Exchange Act, and if at any time the Company is not required to file such reports, it will, upon the request of the Holder, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act. The Company further covenants that it will cooperate with the Holder and take such further action as the Holder may reasonably request (including without limitation making such representations as any such holder may reasonably request), all to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act. Upon the request of the Holder, the Company shall deliver to the Holder a written statement as to whether it has complied with such filing requirements.

         (b) The Company shall file in a timely manner the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to Form S-3 in order to allow the Company to be eligible to file registration statements on Form S-3.

         Article 2. Miscellaneous.
         ---------  -------------

         2.1 No Inconsistent Agreements. The Company has not entered, as of the
             --------------------------
date hereof, and shall not enter, on or after the date of this Agreement, any agreement with respect to its securities which is inconsistent with the rights granted to the Holder in this Agreement.

         2.2 Amendments and Waivers. The provisions of this Agreement, including
             ----------------------
the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holder.

         2.3 Notices. All notices and other communications provided for or
             -------
permitted hereunder shall be made in writing and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telefax or
(iii) one business day after being deposited with a reputable next-day courier, charges prepaid, to the parties as follows:

                   (x) if to the Holder, at the most current address given by the Holder to the Company in accordance with the provisions of this
         Section 2.3, with a copy to Cox & Smith Incorporated, Suite 1800, 112
         E. Pecan Street, San Antonio, Texas 78205-1521; and

                   (y) if to the Company, to Western Micro Technology, Inc., 254 East Hacienda Avenue, Campbell, California 95008, Attention: Chief Financial Officer, with a copy to Pillsbury Madison & Sutro LLP, 2700 Sand Hill Road, Menlo Park, California 94027, Attention: Jorge del Calvo, Esq.,

or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

         2.4 Successors and Assigns. This Agreement shall inure to the benefit
             ----------------------
of and be binding upon the successors and permitted assigns of each of the parties. The registration rights of the Holder under this Agreement are personal to the Holder and may not be transferred or assigned; provided, however, Holder may assign his registration rights hereunder to any relative or spouse of Holder (such relative being related to the Holder in the second degree), or to a trust, corporation, partnership or other entity in which all of the beneficial interest is held by or for such person, persons or the Holder. Except as set forth in the preceding sentence, the Holder's registration rights hereunder are not transferable or assignable other than by will or pursuant to the laws of descent and distribution. The

Company may not assign its rights or obligations hereunder without the prior written consent of the Holder.

         2.5 Counterparts. This Agreement may be executed in any number of
             ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         2.6 Headings. The headings in this Agreement are for convenience of
             --------
reference only and shall not limit or otherwise affect the meaning hereof.

         2.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
             -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         2.8 Severability. If any term, provision, covenant or restriction of
             ------------
this Agreement is held to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

         2.9 Entire Agreement. This Agreement is intended by the parties as a
             ----------------
final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Common Stock issued to Noteholder pursuant to the Stock Purchase Agreement. Except as provided in the Stock Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Common Stock. This Agreement supersedes all prior agreements and understandings among the parties with respect to such registration rights.

         2.10 Arbitration. Any dispute arising out of or relating to this
              -----------
Agreement shall be determined by binding arbitration in accordance with certain aspects of the then-current Commercial Arbitration Rules of the American Arbitration Association. If the amount in controversy in the arbitration exceeds Two Hundred Fifty Thousand Dollars ($250,000), exclusive of interest, attorneys' fees and costs, the arbitration shall be conducted by a panel of three (3) neutral arbitrators. Otherwise, the arbitration shall be conducted by a single neutral arbitrator. The parties shall endeavor to select neutral arbitrators by mutual agreement. If such agreement cannot be reached within thirty (30) calendar days after a dispute has arisen which is to be decided by arbitration, any party or the parties jointly shall request the American Arbitration Association to submit to each party an identical panel of fifteen
(15) persons. Alternate strikes shall be made to the panel, commencing with the party bringing the claim, until the names of three (3) persons remain, or one
(1) person if the case is to be heard by a single arbitrator. The parties may, however, by mutual agreement request the American Arbitration Association to submit additional panels of possible arbitrators. The person(s) thus remaining shall be the arbitrator(s) for such arbitration. If three (3) arbitrators are selected, the arbitrators shall elect a chairperson to preside at all meetings and hearings. If a dispute is to be resolved by a sole arbitrator in accordance with the terms hereof, or if the dispute is to be resolved by a panel of three
(3) arbitrators as provided hereinabove, then such sole arbitrator or the chairperson of such panel, as the case may be, shall be a member of a state bar engaged in the practice of law in the United States or a retired member of a state or the federal judiciary in the United States. The award of the arbitrator(s) shall require a majority of the arbitrators in the case of a panel of arbitrators, shall be in writing and reasoned, shall be based on the evidence admitted and the substantive law of the State of Delaware and shall contain an award for each issue and counterclaim. The award shall be made within thirty
(30) days following the close of the final hearing and the filing of any post-hearing briefs authorized by the arbitrator(s). The award of the arbitrator(s) shall be final and binding on the parties hereto and the subject matter. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1-16, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The place of arbitration shall be Denver, Colorado. Each party shall be entitled to inspect and obtain a copy of relevant documents in the possession or control of the other party and to take depositions of the other party's employees, agents, representatives and witnesses (including expert witnesses). All such discovery shall be in accordance with procedures approved by the arbitrator(s). Unless otherwise provided in the award, each party shall bear its own costs of discovery. No party shall be entitled to submit interrogatories to the other parties. All discovery shall be expedited, consistent with the nature and complexity of the claim or dispute and consistent with fairness and justice. The arbitrator(s) shall have the power to compel any party to comply with discovery requests of the other parties and to issue binding orders relating to any discovery dispute which shall be enforceable in the same manner as awards. The arbitrator(s) also shall have the power to impose sanctions for abuse or frustration of the arbi-tration process including, without limitation, the refusal to comply with orders of the arbitrator(s) relating to discovery and compliance with subpoenas. The arbitrator(s) are not empowered to award damages in excess of actual damages and the Holder and the Company, for themselves and on behalf of each Indemnified Party, hereby irrevocably waive any right to recover such damages with respect to any dispute resolved by arbitration.

         2.11 Attorneys' Fees. In any action or proceeding brought to enforce
              ---------------
any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the arbitrator(s) in accordance with Section 2.10 above, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

         2.12 Further Assurances. Each of the parties hereto shall use all
              ------------------
reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby.

         2.13 Termination. This Agreement and the obligations of the parties
              -----------
hereunder shall terminate at the end of the Effectiveness Period, except for any liabilities or obligations under Sections 1.5 or 1.7 or the proviso of paragraph 1.4(k) above, which shall remain in effect in accordance with their terms.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                          WESTERN MICRO TECHNOLOGY, INC.



                                          By __________________________________
                                                     President and
                                                 Chief Executive Officer


                                          NOTEHOLDER



                                          _____________________________________